                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

                      CONVERSION VALUATION APPRAISAL REPORT

                                  Prepared for:

                    GREENVILLE FEDERAL FINANCIAL CORPORATION

                                GREENVILLE, OHIO

--------------------------------------------------------------------------------

                                     As Of:
                               September 14, 2005

                                  Prepared By:

                             KELLER & COMPANY, INC.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426

                                KELLER & COMPANY

--------------------------------------------------------------------------------

                      CONVERSION VALUATION APPRAISAL REPORT

                                  Prepared for:

                    GREENVILLE FEDERAL FINANCIAL CORPORATION

                                GREENVILLE, OHIO

--------------------------------------------------------------------------------

                                     As Of:
                               September 14, 2005

                             KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX

September 20, 2005

Board of Directors
Greenville Federal Savings & Loan
 Association
690 Wagner Avenue
Greenville, OH 45331-2649

To the Board:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Greenville Federal Financial Corporation ("Corporation"), which is the mid-tier holding company of Greenville Federal Savings and Loan Association, Greenville, Ohio ("Greenville Federal" or the "Association"). The Corporation is a subsidiary of Greenville Federal, MHC. Such stock is to be issued in connection with the application to complete a minority stock offering by the Corporation with Greenville Federal, MHC, to own 55.0 percent of the Corporation. This appraisal was prepared and provided to the Association in accordance with the appraisal requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks throughout the U.S. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Greenville Federal and the material provided by the independent auditors, Grant Thornton LLP, Cincinnati, Ohio, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Association's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Greenville Federal, with the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio, the Association's conversion counsel, and with Grant Thornton. Further, we viewed the Association's local economy and primary market area and also reviewed the Association's most recent Business Plan as part of our review process.

Board of Directors
Greenville Federal Savings and Loan Association
September 20, 2005

Page 2

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments related to the Association that will affect its operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in an appraisal update.

It is our opinion that as of September 14, 2005, the pro forma market value or appraised value of the Corporation is $27,000,000 at the midpoint, with a minority offering of $12,150,000 or 1,215,000 shares at $10 per share, representing 45.0 percent of the total valuation. The pro forma valuation range of the Corporation is from a minimum of $22,950,000 to a maximum of $31,050,000, with a maximum, as adjusted, of $35,707,500, representing offering amounts of $10,327,500 at the minimum to a maximum of $13,972,500, with a maximum, as adjusted, of $16,068,370, representing 1,032,750 shares, 1,397,250 shares and 1,606,837 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of Greenville Federal Financial Corporation, as of September 14, 2005, is $27,000,000, at the midpoint with a midpoint offering of $12,150,000.

Very truly yours,

KELLER & COMPANY, INC.

(KELLER & COMPANY, INC.)

                                TABLE OF CONTENTS

                                                                                PAGE
INTRODUCTION                                                                      1

I.     DESCRIPTION OF GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
       General                                                                    4
       Performance Overview                                                       8
       Income and Expense                                                        10
       Yields and Costs                                                          15
       Interest Rate Sensitivity                                                 16
       Lending Activities                                                        18
       Nonperforming Assets                                                      23
       Investments                                                               25
       Deposit Activities                                                        27
       Borrowings                                                                28
       Subsidiaries                                                              28
       Office Properties                                                         28
       Management                                                                29

II.    DESCRIPTION OF PRIMARY MARKET AREA                                        30

III.   COMPARABLE GROUP SELECTION
       Introduction                                                              35
       General Parameters
        Merger/ Acquisition                                                      36
        Mutual Holding Companies                                                 36
        Trading Exchange                                                         38
        IPO Date                                                                 38
        Geographic Location                                                      38
        Asset Size                                                               39
       Balance Sheet Parameters
        Introduction                                                             40
        Cash and Investments to Assets                                           41
        Mortgage-Backed Securities to Assets                                     42
        One- to Four-Family Loans to Assets                                      42
        Total Net Loans to Assets                                                42
        Total Net Loans and Mortgage-Backed Securities to Assets                 43
        Borrowed Funds to Assets                                                 43
        Equity to Assets                                                         44
       Performance Parameters
        Introduction                                                             44

                                                                                PAGE
III.   COMPARABLE GROUP SELECTION (CONT.)
       Performance Parameters (cont.)
        Return on Average Assets                                                 45
        Return on Average Equity                                                 45
        Net Interest Margin                                                      46
        Operating Expenses to Assets                                             46
        Noninterest Income to Assets                                             46
       Asset Quality Parameters
        Introduction                                                             47
        Nonperforming Assets to Assets                                           47
        Repossessed Assets to Assets                                             48
        Loan Loss Reserve to Assets                                              48
       The Comparable Group                                                      48

IV.    ANALYSIS OF FINANCIAL PERFORMANCE                                         50

V.     MARKET VALUE ADJUSTMENTS
       Earnings Performance                                                      53
       Market Area                                                               57
       Financial Condition                                                       59
       Asset, Loan and Deposit Growth                                            61
       Dividend Payments                                                         63
       Subscription Interest                                                     63
       Liquidity of Stock                                                        64
       Management                                                                65
       Marketing of the Issue                                                    66

VI.    VALUATION METHODS                                                         68
       Price to Book Value Method                                                69
       Price to Earnings Method                                                  71
       Price to Assets Method                                                    72
       Valuation Conclusion                                                      73

                                LIST OF EXHIBITS

NUMERICAL
EXHIBITS                                                                        PAGE
   1           Statements of Financial Condition -
                At June 30, 2005                                                  75
   2           Statements of Financial Condition -
                At June 30, 2001 through 2004                                     76
   3           Statements of Operations for the Years
                Ended June 30, 2004 and 2005                                      77
   4           Statements of Operations - For the Years Ended
                June 30, 2000 through 2003                                        78
   5           Selected Financial Information                                     79
   6           Income and Expense Trends                                          80
   7           Normalized Earnings Trend                                          81
   8           Performance Indicators                                             82
   9           Volume/Rate Analysis                                               83
  10           Yield and Cost Trends                                              84
  11           Net Portfolio Value                                                85
  12           Loan Portfolio Composition                                         86
  13           Loan Maturity Schedule                                             87
  14           Loan Originations and Purchases                                    88
  15           Delinquent Loans                                                   89
  16           Nonperforming Assets                                               90
  17           Classified Assets                                                  91
  18           Allowance for Loan Losses                                          92
  19           Investment Portfolio Composition                                   93
  20           Mix of Deposits                                                    94
  21           Certificates of Deposit by Rate and Maturity                       95
  22           Deposit Activity                                                   96
  23           Borrowed Funds                                                     97
  24           Offices of Greenville Federal Savings and Loan Association         98
  25           Management of the Association                                      99
  26           Key Demographic Data and Trends                                   100
  27           Key Housing Data                                                  101
  28           Major Sources of Employment                                       102
  29           Unemployment Rates                                                103
  30           Market Share of Deposits                                          104
  31           National Interest Rates by Quarter                                105
  32           Thrift Stock Prices and Pricing Ratios                            106
  33           Key Financial Data and Ratios                                     114
  34           Recently Converted Thrift Institutions                            122

NUMERICAL
EXHIBITS                                                                        PAGE
  35           Acquisitions and Pending Acquisitions                             124

  36           Thrift Stock Prices and Pricing Ratios -
                  Mutual Holding Companies                                       125
  37           Key Financial Data and Ratios -
                  Mutual Holding Companies                                       127
  38           Balance Sheets Parameters -
                  Comparable Group Selection                                     129
  39           Operating Performance and Asset Quality Parameters -
                Comparable Group Selection                                       132
  40           Balance Sheet Ratios
                Final Comparable Group                                           136
  41           Operating Performance and Asset Quality Ratios
                     Final Comparable Group                                      137
  42           Balance Sheet Totals - Final Comparable Group                     138
  43           Balance Sheet - Asset Composition
                Most Recent Quarter                                              139
  44           Balance Sheet - Liability and Equity
                     Most Recent Quarter                                         140
  45           Income and Expense Comparison
                     Trailing Four Quarters                                      141
  46           Income and Expense Comparison as a Percent of
                     Average Assets - Trailing Four Quarters                     142
  47           Yields, Costs and Earnings Ratios
                     Trailing Four Quarters                                      143
  48           Dividends, Reserves and Supplemental Data                         144
  49           Valuation Analysis and Conclusions                                145
  50           Market Pricings and Financial Ratios - Stock Prices
                     Comparable Group                                            146
  51           Pro Forma Minimum Valuation                                       147
  52           Pro Forma Mid-Point Valuation                                     148
  53           Pro Forma Maximum Valuation                                       149
  54           Pro Forma Superrange Valuation                                    150
  55           Summary of Valuation Premium or Discount                          151

ALPHABETICAL EXHIBITS                                                           PAGE
 A             Background and Qualifications                                     152
 B             RB 20 Certification                                               155
 C             Affidavit of Independence                                         156

INTRODUCTION

      Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Greenville Federal Financial Corporation, an Ohio corporation, formed as a mid-tier holding company to own all of the common stock of Greenville Federal Savings and Loan Association ("Greenville Federal" or the "Association"), Greenville, Ohio. The Corporation will be majority owned by Greenville Federal, MHC, a federally-chartered mutual holding company. Under the Plan of Conversion, the Corporation will be majority owned by Greenville Federal, MHC, which will own 55.0 percent of the Corporation. The Corporation will sell 45.0 percent of the appraised value of the Corporation as determined in this Report in a minority stock offering.

      The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Association's management and the Association's conversion counsel, Vorys, Sater, Seymour and Pease, LLP, Columbus, Ohio.

      This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation Section 563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

      We define the pro forma market value as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Association is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

      As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended June 30, 2001 through 2005, and discussed them with Greenville Federal's management and with Greenville Federal's independent auditors, Grant Thornton, LLP, Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form SB-2 and the Association's preliminary Form MHC and discussed them with management and with the Association's conversion counsel.

      To gain insight into the Association's local market condition, we have visited Greenville Federal's main office and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Association's primary market area relative to Ohio and the United States. We have also examined the competitive market within which Greenville Federal operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

      We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Greenville Federal to those selected institutions.

      Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in the minority stock offering in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.    DESCRIPTION OF GREENVILLE FEDERAL

GENERAL

      Greenville Federal was organized in 1883 as a state-chartered mutual savings and loan with the name Greenville Building Company. The Association converted to a federal thrift in 1942 after operating for over fifty-eight years as a state chartered savings and loan and changed its name to Greenville Federal Savings and Loan Association. The Association plans to convert to a federally chartered stock savings bank as part of its formation of a mutual holding company, changing its name to Greenville Federal. The Association has also filed for approval to form a mid-tier stock holding company with the name Greenville Federal Financial Corporation, which will own all of the stock of the Association. The Association's planned mutual holding company, Greenville Federal, MHC, will own 55.0 percent of Greenville Federal Financial Corporation.

      Greenville Federal conducts its business from its main office and a branch in Greenville, Ohio. The Association's primary market area is focused on Darke County, with Greenville representing the county seat.

      Greenville Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Association is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Greenville Federal is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS and by the FDIC. As of June 30, 2005, Greenville Federal had assets of $126,048,000, deposits of $78,898,000 and equity of $13,659,000.

      Greenville Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Greenville Federal has been involved in the origination of residential mortgage loans secured by one- to four-family dwellings, including construction loans, which represented 71.7 percent of its loan originations during the fiscal year ended June

30, 2004. One- to four-family loan originations, including construction loans represented a lesser 61.5 percent of loan originations during the year ended June 30, 2005. At June 30, 2005, 81.6 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, excluding construction and home equity loans, compared to a larger 84.3 percent at June 30, 2004, with the primary sources of funds being retail deposits from residents in its local communities. The Association is also an originator of multi-family and commercial real estate loans, construction loans, consumer loans, and home equity lines of credit. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

      The Association had cash and investments of $39.2 million, or a strong
31.1 percent of its assets, excluding FHLB stock which totaled $1.8 million or
1.4 percent of assets at June 30, 2005. The Association had $1.7 million of its investments in mortgage-backed and related securities representing 1.4 percent of assets. Deposits, FHLB advances and equity have been the primary sources of funds for the Association's lending and investment activities.

      The total amount of stock to be sold by the Corporation in the minority stock offering will be $12.15 million or 1,215,000 shares at $10 per share based on the midpoint of the appraised value of $27.0 million, representing 45.0 percent of the total value. The net conversion proceeds will be $11.2 million, reflecting conversion expenses of approximately $938,000. The actual cash proceeds to the Association of $5.6 million will represent 50 percent of the net conversion proceeds. The ESOP will represent 8.71 percent of the gross shares issued in the minority offering, or 105,840 shares at $10 per share, representing $1,058,400 or 3.92 percent of the total value. The Association's net proceeds will be used to fund new loans, to open a new branch and to invest in securities following their initial deployment to short term investments. The Association may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP, to purchase short- and intermediate-term government or federal agency securities or to invest in short-term deposits and can use the proceeds to pay dividends and buy back shares of common stock in the future.

      The Association has experienced a moderate deposit increase over the past four fiscal years with deposits increasing 14.1 percent from June 30, 2000 to June 30, 2004, or an average of 3.5 percent per year. From June 30, 2004, to June 30, 2005, deposits then decreased by 6.0 percent compared to a decrease of
6.6 percent decrease in fiscal 2004.

      The Association has focused on increasing its loan activity during the past two years following strong refinancing activity, on monitoring its net interest margin and earnings and on maintaining an above average equity to assets ratio. Equity to assets decreased from 11.49 percent of assets at June 30, 2000, to 10.82 percent at June 30, 2004, due to the Association's moderate growth combined with a loss in 2004 and then increased to 10.84 percent at June 30, 2005, due to a $329,000 one-time gain reduced by a $312,000 charge to compensation expenses, which will be discussed in the Income and Expense section.

      The primary lending strategy of Greenville Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family loans, the origination of multi-family loans, the origination of commercial business loans, and the origination of consumer and home equity loans.

      The Association's share of one- to four-family mortgage loans has decreased modestly, from 84.3 percent of gross loans at June 30, 2004, to 81.6 percent as of June 30, 2005. Multi-family loans increased from 4.4 percent of loans to 4.9 percent from June 30, 2004, to June 30, 2005, while construction loans decreased from 2.6 percent to 1.7 percent during the same time period. Commercial real estate loans increased from 3.2 percent to 4.8 percent from June 30, 2004, to June 30, 2005. All types of real estate loans as a group decreased modestly from 94.5 percent of gross loans at June 30, 2004, to 93.0 percent at June 30, 2005. The decrease in real estate loans was offset by the Association's increase in consumer loans including home equity loans, and commercial loans. The Association's share of consumer and commercial loans witnessed an increase in their share of loans from 5.5 percent at June 30, 2004, to 7.0 percent at June 30, 2005, and the dollar level of consumer and commercial loans increased from $4.1 million to $5.6 million.

      Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Association's rising balance of higher risk loans and higher charge-offs. At June 30, 2003, Greenville Federal had $441,000 in its loan loss allowance or 0.66 percent of gross loans, and 31.7 percent of nonperforming assets with the allowance increasing to $590,000 and represented a higher 0.74 percent of gross loans and a higher 150.5 percent of nonperforming assets at June 30, 2005.

      The basis of earnings for the Association has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with a rising emphasis on noninterest income. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Association's net interest margin without undertaking excessive credit risk combined with controlling the Association's interest risk position and striving to increase noninterest income.

PERFORMANCE OVERVIEW

      The financial position of Greenville Federal at year end June 30, 2000 through June 30, 2004, and at June 30, 2005, is shown in Exhibits 1 and 2, and the earnings performance of Greenville Federal for the fiscal years 2000 through 2004 and for the year ended June 30, 2005, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at June 30, 2004 and 2005. Greenville Federal has focused on growing its asset base, increasing its investment securities, and growing retail deposits from 2000 through 2004. The most recent impact of these trends, recognizing the change in interest rates, was a decrease in assets, investments and deposits from June 30, 2004, through June 30, 2005.

      With regard to the Association's recent financial condition, Greenville Federal has experienced a moderate decrease in assets from June 30, 2003, through June 30, 2004, with a similar decrease in deposits and a slight decrease in its dollar amount of equity over the past year, due to much lower gains on the sale of loans.

      The Association witnessed a decrease in assets of $10.9 million or 7.9 percent for the period of June 30, 2003, to June 30, 2004. For the year ended June 30, 2005, assets decreased $274,000 or 0.2 percent. Over the past four fiscal periods, the Association experienced its largest dollar rise in assets of $19.4 million in fiscal year 2001, which represented a strong 19.1 percent increase in assets funded primarily by a rise in deposits of $ 10.6 million. This increase in assets was succeeded by a $7.3 million or 6.0 percent increase in assets in fiscal year 2002 and a $9.1 million increase or 7.1 percent in 2003.

      Greenville Federal's loan portfolio, which includes mortgage loans and non-mortgage loans, decreased from $92.8 million at June 30, 2000, to $72.6 million at June 30, 2004, and represented a total decrease of $16.2 million, or
17.5 percent. The average annual decrease during that period was 4.4 percent. For the year ended June 30, 2005, loans increased $5.6 million or 7.7 percent.

      Greenville Federal has obtained funds through deposits and through the use of FHLB advances. The Association's competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for attracting retail deposits. Deposits increased $10.4 million or 14.1 percent from 2000 to 2004, with an average annual rate of increase of 3.5 percent. For the year ended June 30, 2005, deposits decreased by $5.1 million or 6.0 percent. The Association's largest fiscal year deposit growth was in 2001, when deposits increased $ 10.6 million or a relatively strong 11.5 percent.

      The Association witnessed an increase in its equity each year from 2000 through 2003 and then experienced a decrease in equity in 2004 due to a decrease in gains on loan sales and a decrease in net interest margin. Equity continued to decrease slightly in the year ended June 30, 2005, due to higher compensation expenses related to a one-time defined benefit plan expense. At June 30, 2000, the Association had equity of $11.7 million, representing a 11.48 percent equity to assets ratio and then increased to $13.7 million at June 30, 2004, representing a lower 10.82 percent equity to assets ratio due to the Association's growth in assets and lower gain on loan sales in 2004. At June 30, 2005, equity was $13.1 million and 10.84 percent of assets due to the Association's one-time compensation costs related to the Association's defined benefit plan.

      The overall increase in the equity to assets ratio from June 2000 to 2003 was the result of the Association's combination of an overall earnings performance impacted by the Association's growth in assets. The dollar level of equity increased 17.3 percent from June 30, 2000, to June 30, 2003, representing an average annual increase of 5.8 percent and then decreased 2.1 percent through June 30, 2005.

INCOME AND EXPENSE

      Exhibit 6 presents selected operating data for Greenville Federal. This table provides key income and expense figures in dollars for the fiscal years of 2004 and 2005.

      Greenville Federal witnessed a moderate decrease in its interest income from fiscal 2003 to fiscal 2004. Interest income was $7.20 million in 2003 and a lesser $6.13 million in 2004. Interest income then increased slightly in the year ended June 30, 2005, to $6.25 million.

      The Association's interest expense experienced a decrease from fiscal year 2003 to 2004. Interest expense decreased from $4.14 million in 2003 to $3.35 million in 2004, representing a decrease of $790,000 or 19.6 percent. Interest income decreased a greater $1,069,000. Such decrease in interest income in 2004 notwithstanding the lesser decrease in interest expense, resulted in a dollar decrease in annual net interest income of $279,000 or 9.1 percent for the fiscal year ended June 30, 2004, and a modest decrease in net interest margin. In the year ended June 30, 2005, interest expense decreased $374,000 and interest income increased $115,000, resulting in an increase in net interest income of $489,000 and an increase in net interest margin.

      The Association has made provisions for loan losses in each of the past two fiscal years of 2004 and 2005. The amounts of those provisions were determined in recognition of the Association's levels of nonperforming assets, charge-offs, repossessed assets, and industry norms. The loan loss provisions were $29,000 in 2004, and $216,000 in 2005. The impact of these loan loss provisions has been to provide Greenville Federal with a general valuation allowance of $590,000 at June 30, 2005, or 0.74 percent of gross loans and 150.5 percent of nonperforming assets.

      Total other income or noninterest income indicated an increase from fiscal year 2004 to 2005. Noninterest income was $659,000 in fiscal year 2004 or 0.52 percent of assets.

In the year ended June 30, 2005, noninterest income was $1,092,000 or 0.87 percent of assets, including a gain on sale of investment of $329,000. Noninterest income consists primarily of service charges and loan fees, other income and gains on the sale of loans and investments.

      The Association's general and administrative expenses or noninterest expenses increased from $3.62 million for the fiscal year of 2004 to $4.14 million for the fiscal year ended June 30, 2005, representing an increase of
14.4 percent. The increase in 2005 included a one-time compensation cost of $312,000. On a percent of average assets basis, operating expenses increased from 2.78 percent of average assets for the fiscal year ended June 30, 2004, to
3.30 percent for the fiscal year ended June 30, 2005.

      The net earnings position of Greenville Federal has indicated volatility in 2004 and 2005. The annual net income figures for the fiscal years of 2004 and 2005 were a negative $81,000 and $71,000, respectively, representing returns on average assets of (0.06) percent and 0.06 percent for fiscal years 2004 and 2005, respectively.

      Exhibit 7 provides the Association's normalized earnings or core earnings for the twelve months ended June 30, 2005. The Association's normalized earnings eliminate any nonrecurring income and expense items. There were three adjustments comprised of a $170,000 adjustment to reduce the Association's provision for loan losses, a $329,000 adjustment to reduce noninterest income, and a $312,000 downward adjustment to compensation related to the one time cost of freezing the Association's deferred compensation plan, reducing noninterest expenses. These adjustments resulted in a core income of $224,000, representing a 0.18 percent core return on assets.

      The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Association's return on assets increased from (0.06) percent in 2004, to 0.06 percent in fiscal year 2005, with the increase due to the Association's increase in noninterest income.

      The Association's net interest rate spread increased from 2.03 percent in 2004 to 2.59 percent in 2005. The Association's net interest margin indicated a similar trend, increasing from 2.28 percent in 2004 to 2.82 percent in 2005. Greenville Federal's net interest rate spread decreased 13 basis points from 2003 to 2004 and then increased 56 basis points in the year ended June 30, 2005. The Association's net interest margin followed a similar change, decreasing 17 basis points from 2003 to 2004 and then increased 54 basis points for the year ended June 30, 2005.

      The Association's return on average equity decreased from 2003 to 2004. The return on average equity decreased from 4.29 percent in 2003 to (0.60) percent in fiscal year 2004, and then increased to 0.53 percent for the year ended June 30, 2005.

      Greenville Federal's ratio of interest-earning assets to interest-bearing liabilities decreased modestly from 111.11 percent at June 30, 2003, to 109.14 percent at June 30, 2004, and continued to decrease to 109.06 percent at June 30, 2005. The Association's decrease in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Association's decrease in its equity.

      The Association's ratio of noninterest expenses to average assets increased from 2.49 percent in fiscal year 2003 to 2.78 percent in fiscal year 2004 and then to 3.30 percent for the year ended June 30, 2005. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 58.5 percent with the lower the ratio indicating higher efficiency. The Association has been characterized with a lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 104.8 percent in 2004 to 94.2 percent in 2005, due to a rise in noninterest expenses.

      Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total assets is a key indicator of asset quality. Greenville Federal witnessed a decrease in its nonperforming loans ratio from 2003 to 2004, which continued to decrease in the year ended June 30, 2005, and the ratio is below the industry norm. Nonperforming loans consist of loans delinquent 90 days or more and nonaccruing loans. Greenville Federal's nonperforming assets consisted of nonaccrual loans and loans 90 days or more past due. The ratio of nonperforming loans to total assets was 0.25 percent at June 30, 2005, decreasing from 0.63 percent at June 30, 2004, and from 1.00 percent at June 30, 2003.

      Two other indicators of asset quality are the Association's ratios of allowance for loan losses to total loans and also to nonperforming assets. The Association's allowance for loan losses was 0.66 percent of loans at June 30, 2003, and decreased to 0.61 percent at June 30, 2004, then increased to 0.74 percent of loans at June 30, 2005. As a percentage of nonperforming assets, Greenville Federal's allowance for loan losses to nonperforming assets was 31.43 percent at June 30, 2003, and a higher 52.66 percent at June 30, 2004, and was a much higher 150.51 percent at June 30, 2005.

      Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year of 2004 and for the year ended June 30, 2005. In fiscal year 2004, net interest income decreased $279,000, due to a decrease in interest income of $1,069,000 reduced by a $790,000 decrease in interest expense. The decrease in interest income was due to a decrease due to volume of $398,000, accented by a decrease due to rate of $671,000. The decrease in interest expense was due to a $675,000 decrease due to rate, accented by a $115,000 decrease due to volume.

      For the year ended June 30, 2005, net interest income increased $489,000 due to a decrease in interest expense of $374,000, accented by an increase in interest income of $115,000. The increase in interest income was due to a $121,000 increase due to volume reduced by a $6,000 decrease due to rate. The decrease in interest expense was the result of a decrease due to rate of $201,000 accented by a decrease due to volume of $173,000.

YIELDS AND COSTS

      The overview of yield and cost trends for the years ended June 30, 2004, and 2005 and at June 30, 2005, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

      Greenville Federal's weighted average yield on its loan portfolio decreased 33 basis points from fiscal year 2004 to 2005, from 6.94 percent to
6.61 percent and then decreased 15 basis points to 6.46 percent at June 30, 2005. The yield on investment securities increased 39 basis points from 2.70 percent in 2004 to 3.09 percent in fiscal year 2005, and continued to increase to 3.35 percent at June 30, 2005. The yield on mortgage-backed securities decreased 20 basis points from fiscal year 2004 to 2005, from 4.29 percent to
4.00 percent, and then increased 29 basis points to 4.38 percent at June 30, 2005. The yield on interest-bearing deposits increased 122 basis points from 2004 to 2005, from 1.84 percent in 2004 to 3.06 percent in 2005, and then decreased 13 basis points to 2.93 percent at June 30, 2005. The combined weighted average yield on all interest-earning assets increased 37 basis points to 5.40 percent from fiscal year 2004 to 2005, then increased 4 basis points to
5.44 percent at June 30, 2005.

      Greenville Federal's weighted average cost of interest-bearing liabilities decreased 19 basis points to 2.81 percent from fiscal year 2004 to 2005, which was less than the Association's 37 basis point increase in yield, resulting in an increase in the Association's net interest rate spread of 56 basis points from 2.03 percent to 2.59 percent from 2004 to 2005. Then the Association's interest rate spread increased 3 basis points to 2.62 percent at June 30, 2005. The Association's net interest margin increased from 2.28 percent in fiscal year 2004 to 2.82 percent in fiscal year 2005, representing an increase of 54 basis points.

INTEREST RATE SENSITIVITY

      Greenville Federal has monitored its interest rate sensitivity position and focused on maintaining a minimal level of interest rate risk exposure by maintaining a moderate share of adjustable-rate residential mortgage loans, short term construction loans and adjustable-rate home equity loans, commercial real estate and multi family loans to offset its moderate share of fixed-rate residential mortgage loans. Greenville Federal recognizes the thrift industry's historically higher interest rate risk exposure, which caused a negative impact on earnings and net portfolio value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution's "gap." The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in net portfolio value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance. Greenville Federal has responded to the interest rate sensitivity issue by increasing its share of adjustable-rate loans.

      The Association measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NPV for the Association is calculated on a quarterly basis, by the OTS, showing the Association's NPV to asset ratio, the dollar change in NPV, and the change in the NPV ratio for the Association under rising and falling interest rates. Such changes in NPV ratio under changing rates are reflective of the Association's interest rate risk exposure.

      There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

      Exhibit 11 provides the Association's NPV levels and ratios as of June 30, 2005, based on the OTS's calculations and the changes in the Association's NPV levels under rising and declining interest rates. The focus on this exposure table is a 200 basis point change in interest rates either up or down.

      The Association's change in its NPV level at June 30, 2005, based on a rise in interest rates of 100 basis points was a 4.0 percent decrease, representing a dollar decrease in equity value of $700,000. In contrast, based on a decline in interest rates of 100 basis points, the Association's NPV level was estimated to decrease 3.0 percent or $556,000 at June 30, 2005. The Association's exposure increases to a 11.0 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,031,000. The Association's exposure is an 8.0 percent decrease based on a 200 basis point decrease in interest rates, representing a dollar decrease of $1,566,000.

      The Association's post shock NPV ratio based on a 200 basis point rise in interest rates is 13.23 percent and indicates a 110 basis point decrease from its 14.33 percent based on no change in interest rates.

      The Association is aware of its minimal interest rate risk exposure under rapidly rising rates and falling rates. Due to Greenville Federal's recognition of the need to control its interest rates exposure, the Association has been a more active originator of adjustable-rate residential mortgage and home equity loans and adjustable-rate commercial real estate and multi-family loans and plans to continue this lending strategy but with a continued activity in fixed-rate residential mortgage loans. The Association will also continue to focus on maintaining its stronger NPV ratio, recognizing the planned minority stock offering will strengthen the Association's NPV ratio, based on any change in interest rates.

LENDING ACTIVITIES

      Greenville Federal has focused its lending activity on the origination of conventional mortgage loans secured by one-to four-family dwellings, commercial real estate loans, including land loans, construction loans, home equity loans, multi-family loans, commercial loans and consumer loans. Exhibit 12 provides a summary of Greenville Federal's loan portfolio, by loan type, at June 30, 2004 through 2005.

      The primary loan type for Greenville Federal has been residential loans secured by one-to four-family dwellings, representing a strong 81.6 percent of the Association's gross loans as of June 30, 2005. This share of loans has seen a modest decrease from 84.3 percent at June 30, 2004. The second largest real estate loan type as of June 30, 2005, was multi-family loans, which comprised a modest 4.9 percent of gross loans compared to 4.4 percent as of June 30, 2004. The third key real estate loan type was commercial real estate loans, which represented 4.8 percent of gross loans as of June 30, 2005, compared to a lower
3.2 percent at June 30, 2004. The fourth key real estate loan type was construction loans, which represented 1.7 percent of gross loans as of June 30, 2005, compared to a higher 2.6 percent at June 30, 2004. These four real estate loan categories represented a strong 93.0 percent of gross loans at June 30, 2005, compared to a larger 94.5 percent of gross loans at June 30, 2004.

      Commercial business loans represent a smaller size loan category for Greenville Federal. Commercial business loans totaled $3.1 million and represented 3.9 percent of gross loans at June 30, 2005, compared to a lesser
2.1 percent at June 30, 2004.

      The consumer loan category was the other loan category at June 30, 2005, and represented a modest 3.2 percent of gross loans compared to 3.4 percent at June 30, 2004. Consumer loans were the fifth largest overall loan type at June 30, 2005, and were the third largest loan category at June 30, 2004. The Association's consumer loans include automobile loans, savings account loans, home equity loans and secured and unsecured personal loans. The overall mix of loans has witnessed modest changes from fiscal year-end 2004 to June 30, 2005, with the Association having increased its shares of multi-family loans, consumer loans, commercial business loans and commercial real estate loans to offset its decrease in one- to four-family loans and construction loans.

      The emphasis of Greenville Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Greenville Federal's primary market area of Darke County. At June 30, 2005, 81.6 percent of Greenville Federal's gross loans consisted of loans secured by one- to four-family residential properties.

      The Association offers several types of adjustable-rate mortgage loans, ("ARMs") with adjustment periods of one year, three years and five years. The interest rates on ARMs are generally indexed to the monthly average yield on the U.S. Treasury constant maturities index. ARMs have a maximum rate adjustment of normally 2.0 percent at each adjustment period but dependent on the loan type, and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury constant maturities index. The Association retains ail ARMs which it originates. The majority of ARMs have terms of 30 years, the maximum term offered, with some having terms of 15 and 20 years.

      The Association's one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain "due on sale" clauses which permit the Association to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

      The Association's other key mortgage loan product is a fixed-rate mortgage loan with a share of Greenville Federal's new fixed-rate mortgage loans normally sold in the secondary market. The Association has recently retained most of its fixed-rate mortgage loans.

Fixed-rate mortgage loans have a maximum term of 30 years. The Association's fixed-rate mortgage loans conform to FHLMC underwriting standards.

      The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Greenville Federal, even though the Association is permitted to make loans up to a 97.0 percent loan-to-value ratio. While the Association does make loans up to 97.0 percent of loan-to-value, the Association requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio. Mortgage loans originated by the Association include due-on-sale clauses enabling the Association to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Association also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 80.0 percent.

      Greenville Federal has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Association had a total of $7.7 million in commercial real estate and multi-family combined loans at June 30, 2005, or 9.6 percent of gross loans, compared to a lesser $5.6 million or 7.5 percent of gross loans at June 30, 2004.

      The major portion of commercial real estate and multi-family loans are secured by apartment buildings, a funeral home, churches, farm land, small retail establishments and office buildings and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 30 years for adjustable-rate loans with one-year, three-year and five-year adjustment periods. These loans have a maximum rate adjustment of 2.0 percent per adjustment period and 6.0 percent for the life of the loan. The maximum loan-to-value ratio is normally 80.0 percent.

      The Association also originates construction loans to individuals and to a lesser extent to builders for the construction of residential projects. The Association had $1.3 million or 1.7 percent of gross loans in construction loans at June 30, 2005. Construction loans normally have a term of twelve months for the construction period with a fixed interest rate for the term of the loan and a loan-to-value ratio of no more than 97.0 percent for single-family construction loans, 80.0 percent for two-family construction loans and all other construction loans. The construction loan is written to convert to a permanent loan at the end of the construction period. The Association will originate commercial construction loans for a loan-to-value ratio of up to 80.0 percent.

      Greenville Federal is an originator of consumer loans, including home equity loans, with these loans totaling $2.5 million at June 30, 2005, and representing 3.2 percent of gross loans. Home equity lines of credit have adjustable rates tied to the prime rate as published in the Wall Street Journal. These loans have a maximum loan-to-value ratio of 90.0 percent of the personal property and have terms of up to 15 years. Consumer loans also included automobile and recreational vehicle loans, share loans, and secured and unsecured personal loans.

      Exhibit 13 provides a loan maturity schedule and breakdown and summary of Greenville Federal's fixed-and adjustable-rate loans, indicating a majority of fixed-rate loans. At June 30, 2005, 33.3 percent of the Association's loans due after June 30, 2005, were adjustable-rate and 66.7 percent were fixed-rate. At June 30, 2005, the Association had a moderate 5.4 percent of its loans due on or before June 30, 2006, in one year or less, with 22.9 percent due by June 30, 2010.

      As indicated in Exhibit 14, Greenville Federal experienced a significant decrease in its one-to four-family loan originations and total loan originations from fiscal year 2004 to 2005. Total loan originations in fiscal year 2004 were $34.8 million compared to a lesser $25.6 million in fiscal year 2005, reflective of a lower balance of one- to four-family loans originated, decreasing from $24.9 million to $15.7 million. The decrease in one- to four-family real estate loan originations from 2004 to 2005 of $9.2 million represented 100.0 percent of the $9.2 million aggregate decrease in total loan originations from 2004 to 2005, with multi-family loans decreasing $1.2 million and representing 13.0 percent of the total decrease in loan originations. Commercial real estate loans increased $134,000 from 2004 to 2005, and commercial loans originated increased $1.7 million. Consumer loans decreased $668,000 from 2004 to 2005.

      Overall, loan originations exceeded principal payments, loans sales, loan repayments and other deductions in 2004 and 2005. In fiscal 2004, loan originations and purchases exceeded reductions by $6.0 million, then exceeded reductions by $5.6 million in 2005.

NONPERFORMING ASSETS

      Greenville Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances.

      A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased commercial real estate loans and multi-family loans. Greenville Federal has experienced a decrease in nonperforming assets in 2004 and further decreased in the year ended June 30, 2005.

      Exhibit 15 provides a summary of Greenville Federal's delinquent loans at June 30, 2004 and 2005, indicating an overall decrease in delinquent loans from June 30, 2004, to June 30, 2005. The Association had $392,000 in loans delinquent 60 to 89 days at June 30, 2005. Loans delinquent 90 days or more totaled $311,000 at June 30, 2005, with these two categories representing 0.88 percent of gross loans with most of them one- to four-family real estate loans. At June 30, 2004, delinquent loans of 60 to 89 days totaled $787,000 or 1.06 percent of gross loans and loan delinquent 90 days or more totaled $800,000 or
1.07 percent of gross loans for a combined share of 2.13 percent of gross loans, compared to a much lower $703,000 or 0.88 percent of gross loans at June 30, 2005.

      It is normal procedure for Greenville Federal's board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. When a loan is delinquent 5 to 15 days, the Association sends a notice to the borrower, possibly accompanied by a phone call, and after 15 days delinquency, a second notice is sent. The Association then initiates both written and oral communication with the borrower if the loan remains delinquent and sends additional notices after 15 days and 45 days of delinquency. When the loan becomes delinquent at least 90 days, the Association will send a letter to the borrower declaring acceleration of payment and providing the borrower 30 days to make arrangement for payments. Under certain circumstances, the Association may arrange for an alternative payment structure through a workout agreement. A decision as to whether and when to initiate foreclosure proceeding is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower's ability and willingness to cooperate in curing the delinquency. The Association generally initiates foreclosure when a loan has been delinquent 120 days and no workout agreement has been reached.

      Exhibit 16 provides a summary of Greenville Federal's nonperforming assets at June 30, 2004 and 2005. Nonperforming assets include loans 90 days or more past due, nonaccruing loans and repossessed assets. The Association carried a higher level of nonperforming assets in 2004 and 2005, but a lower level in 2005. Greenville Federal's nonperforming assets were $866,000 at June 30,2004, and a lesser $392,000 at June 30, 2005, which represented 0.69 percent of assets in 2004 and 0.31 percent in 2005. The Association's nonperforming assets included $257,000 in nonaccrual loans, $543,000 in loans 90 days or more past due and $66,000 in real estate owned for a total of $866,000 in 2004 and $81,000 in real estate owned, $111,000 in loans 90 days or more past due, and $200,000 in nonaccrual loans in 2005 for a total of $392,000.

      Greenville Federal's nonperforming assets were lower than its classified assets. The Association's classified assets were 1.21 percent of assets at June 30, 2003, 1.35 percent at June 30, 2004, and 0.64 percent at June 30, 2005
(reference Exhibit 17). The Association's classified assets consisted of $809,000 in substandard assets, with no assets classified as doubtful and $4,000 classified as loss at June 30, 2005. The Association had $32,000 classified as loss in 2003 and $17,000 classified as loss in 2004 with the remaining balances classified as substandard.

      Exhibit 18 shows Greenville Federal's allowance for loan losses at June 30, 2004 and 2005, indicating the activity and the resultant balances. Greenville Federal has witnessed a moderate increase in its balance of allowance for loan losses from $456,000 at June 30, 2004, to $590,000 at June 30, 2005.
The Association had provisions for loan losses of $29,000 in fiscal 2004, and $216,000 in the year ended June 30, 2005.

      The Association had total charge-offs of $36,000 in fiscal 2004, and $102,000 in 2005 recoveries of $17,000 in 2004 and $20,000 in 2005. The
Association's ratio of allowance for loan losses to gross loans was 0.61 percent at June 30, 2004, and a higher 0.74 percent at June 30, 2005, due to higher provisions. Allowance for loan losses to nonperforming assets was 52.66 percent at June 30, 2004, and 150.51 percent at June 30, 2005.

INVESTMENTS

      The investment and securities portfolio, excluding interest-bearing deposits, has been comprised of U.S. government and federal agency obligations, other investments and mortgage-backed securities. Exhibit 19 provides a summary of Greenville Federal's investment portfolio at June 30, 2003, 2004, and 2005, excluding FHLB stock. The exhibit also includes the Association's mortgage-backed securities at June 30, 2003, 2004 and 2005. Investment securities totaled $33.8 million at June 30, 2005, compared to $42.2 million at June 30, 2003. In addition, the Association had $3.2 million in mortgage-backed securities at June 30, 2003, and a lesser $1.7 million at June 30, 2005.

      The primary component of investment securities at June 30, 2005, was U.S. government and federal agency securities, representing 53.3 percent of total investments, excluding FHLB stock, compared to a smaller 52.1 percent at June 30, 2003. The Association also had cash and interest-bearing deposits totaling $3.7 million at June 30, 2005, and a larger $12.4 million at June 30, 2003. The Association had $1,769,000 in FHLB stock at June 30, 2005. The weighted average yield on investment securities was 3.09 percent for the year ended June 30, 2005, and a higher 4.09 percent yield on mortgage-backed securities for the year ended June 30, 2005.

DEPOSIT ACTIVITIES

      The mix of deposits by amount at June 30, 2004, and 2005 is provided in
Exhibit 20. There has been a moderate change in total deposits and a modest change in the deposit mix during this period. Total deposits have decreased from $84.0 million at June 30, 2004, to $78.9 million at June 30, 2005, representing a decrease of $5.1 million or 6.0 percent. Certificates of deposit have decreased from $50.1 million at June 30, 2004, to $46.8 million at June 30, 2005, representing a decrease of $3.3 million or 7.1 percent, while savings, NOW and MMDA accounts have decreased $1.7 million from $33.8 million at June 30, 2004, to $32.1 million at June 30, 2005 or 5.0 percent.

      The Association's share of certificates of deposit witnessed a decrease, declining from a normal 59.7 percent of deposits at June 30, 2004, to a modestly lower 59.3 percent of deposits at June 30, 2005. The major component of certificates at June 30, 2005, had rates between 0.76 percent and 2.00 percent and represented 33.3 percent of certificates. At June 30, 2004, the major component of certificates was also the 0.76 percent to 2.00 percent category with a greater 44.0 percent of certificates. The category witnessing the strongest growth in dollars from June 30, 2004, to June 30, 2005, was certificates with rates between 3.01 percent and 4.00 percent, which increased $6.6 million during this time period. The category witnessing the largest dollar decrease from June 30, 2004, to June 30, 2005, was certificates with rates between 0.76 percent and 2.00 percent, which declined $6.5 million.

      Exhibit 21 also provides a breakdown of certificates by maturity as of June 30, 2005. A strong 57.8 percent of the Association's certificates of deposit mature in one year or less. The second largest category of certificates based on maturity was certificates maturing in one to two years, which represented 19.6 percent of certificates. The largest category of certificates based on interest rate was certificates with rates from 1.01 percent to 2.00 percent, totaling $15.6 million, representing 33.3 percent of certificates.

      Exhibit 22 shows the Association's deposit activity for the three years ended June 30, 2003, 2004 and 2005. Including interest credited, Greenville Federal experienced net decreases in deposits in each fiscal year ended 2003, 2004 and 2005. In fiscal year 2003, there was a net decrease in deposits of $4.7 million, and $5.9 million in 2004. In the year ended June 30, 2005, there was a net decrease in deposits of $5.1 million, resulting in a 6.0 percent decrease in deposits.

BORROWINGS

      Greenville Federal has made regular use of FHLB advances in the years ended June 30, 2004 and 2005. The Association had total FHLB advances of $27.3 million at June 30, 2004, with a weighted cost of 5.13 percent and a lesser $32.2 million at June 30, 2005, with a weighted cost of 4.97 percent.

SUBSIDIARIES

      Greenville Federal had one wholly-owned subsidiary at June 30, 2005, Greenville Financial Service Corporation. Greenville Financial's primary purpose has been to hold the stock of Intrieve, Incorporated, the Association's data processor. In April 2005, Intrieve was acquired, entitling Greenville Financial to the payment for its Intrieve stock. Upon the payment of a dividend to Greenville Federal by Greenville Financial for the proceeds from the Intrieve transaction, the Association plans to dissolve Greenville Financial.

OFFICE PROPERTIES

      Greenville Federal had two offices at June 30, 2005, its home office located at 690 Wagner Avenue in Greenville, and a branch in the local Kroger Store at 200 Lease Avenue (reference Exhibit 24). Greenville Federal owns its home office. At June 30, 2005, the Association's net investment in its office premises, including real property acquired for a future branch office, totaled $1.9 million or 1.51 percent of assets and the Association's total investment in fixed assets, based on depreciated cost, was $2.1 million or 1.69 percent of assets.

MANAGEMENT

      The president and chief executive officer of Greenville Federal is David Kepler, who is also a director. Mr. Kepler joined the Association in 1973 as a management trainee. He then became assistant secretary in 1976, assistant vice president in 1980, vice president of operations in 1985 and executive vice president in 1988. Mr. Kepler then became president and chief executive officer in 1997. Mr. Kepler became a director in 1988. Susan Allread is vice president and chief financial officer of Greenville Federal. Ms. Allread joined the Association in 1995 as a part-time teller, became a management trainee in 1998, a staff accountant and compliance auditor in 1999, comptroller and compliance officer in 2001 and vice president and corporate secretary in 2004. Ms. Allread became chief financial officer in 2005.

II. DESCRIPTION OF PRIMARY MARKET AREA

      Greenville Federal Savings and Loan Association's market area encompasses all of Darke County, Ohio ("market area") where the Association's offices are located.

      Exhibit 25 provides a summary of key demographic data and trends for Darke County, Ohio and the United States. From 1990 to 2000, population decreased in the market area but increased in Ohio and the United States. The population decreased by 0.6 percent in Darke County and increased by 4.7 percent in Ohio and 13.2 percent in the United States. The population in 2004 again indicated a minimal decrease in population from 2000 to 2004 in the market area. The market area's population is estimated to have decreased 0.6 percent from 2000 to 2004, compared to a 1.1 percent increase in Ohio and 5.0 percent in the United States. Future population projections indicate that population will continue to decrease in the market area from 2004 through the year 2009. The market area's population is projected to decrease by 0.8 percent with the populations of Ohio and the United States projected to increase by 1.4 percent and 6.3 percent, respectively.

      The market area witnessed an increase in households (families) of 4.9 percent from 1990 to 2000. During that same time period, the number of households increased in Ohio by 8.7 percent and in the United States by 14.7 percent. The trend in household growth from 2000 to 2004 indicates a minimal increase in the market area of 1.8 percent. Ohio also indicated a modest increase of 2.9 percent, lower than the United States' increase of 5.8 percent. From 2004 through the year 2009, the market area's households are projected to continue to increase by 1.5 percent, while the number of households are expected to increase by 3.1 percent in Ohio and by 7.0 percent in the United States.

      In 1990, the per capita income in the market area was lower than the per capita income in Ohio and the United States. The market area had a 1990 per capita income of $11,059, while Ohio and the United States had 1990 per capita income of $13,461 and $14,420, respectively. From 1990 to 2000, per capita income increased in all areas. The market area's per capita income increased from 1990 to 2000 by 53.2 percent to $16,946. Per capita income increased by 56.0 percent in Ohio to $21,003 and by 50.4 percent to $21,684 in the United States. From 2000 to 2004, per capita income continued to increase by
31.0 percent to $22,191 in the market area, by 21.5 percent to $25,510 in Ohio and by 19.3 percent to $25,866 in the United States.

      The 1990 median household income of $27,640 in the market area was lower than the median household income in Ohio at $28,706 and the United States at $28,525. From 1990 to 2000, median household income increased in all areas, with the market area indicating a 42.2 percent increase to $39,307, compared to a
42.7 percent increase to $40,956 in Ohio and a 44.9 percent increase to $41,343 in the United States. From 2000 to 2004, median household income in the market area was estimated to have increased 12.4 percent to $44,177. Ohio's median household income grew 15.6 percent to $47,354, and the United States' increase was 16.4 percent to $48,125 from 2000 to 2004. From 2004 to 2009, median household income is projected to increase by 14.0 percent in the market area, by
18.6 percent in Ohio and 17.8 percent in the United States. Based on those rates of increase, by 2009, median household income is expected to be $50,345 in the market area, $56,168 in Ohio, and $56,710 in the United States.

      Exhibit 26 provides a summary of key housing data for the market area, Ohio and the United States. In 1990, the market area had a rate of owner-occupancy of 76.4 percent, higher than Ohio and the United States at 67.5 percent and 64.2 percent, respectively. As a result, the market area supported a lower rate of renter-occupied housing of 23.6 percent, compared to 32.5 percent for Ohio and 35.8 percent for the United States. In 2000, owner-occupied housing increased in all the areas to 76.6 percent, 69.1 percent and 66.2 percent in the market area, Ohio and the United States, respectively. Conversely, the renter-occupied rates decreased in all areas to 23.4 percent, 30.9 and 33.8 percent in the market area, Ohio and the United States, respectively.

      The market area's 1990 median housing value was $51,600, lower than Ohio's median housing value of $62,900 and the United States' median housing value of $79,098. The

1990 average median rent of the market area was $327, which was below the median rent of Ohio at $379 and the United States at $374. In 2000, median housing values had increased in the market area, Ohio and the United States. The market area had a 2000 median housing value of $91,100 still lower than Ohio at $103,700 and the United States at $119,600. The 2000 median rents were $447, $515 and $602 in the market area, Ohio and the United States, respectively.

      In 1990, the major source of employment for the market area by industry group, based on share of employment, was the manufacturing industry at 34.0 percent. However, the services industry was responsible for the majority of employment in Ohio and the United States with 35.8 percent of jobs in Ohio and
34.0 percent in the United States (reference Exhibit 27). The services industry was the second major employer in the market area at 25.3 percent, while the manufacturing group was the second leading employer at 23.1 percent in Ohio. The wholesale/retail trade group was the second major employer with 27.5 percent in the United States. The wholesale/retail trade group was the third major overall employer in the market area at 19.7 percent. In Ohio, the wholesale/retail industry was the third major employer, responsible for 22.1 percent of employment. The manufacturing group was the third major employer in the United States with 19.2 percent. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining groups combined to provide 21.0 percent of employment in the market area, 19.7 percent of employment in Ohio and 19.3 percent in the United States.

      In 2000, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest sectors of employment, respectively, for the market area and Ohio, but not in the United States where the services industry, wholesale/retail trade and manufacturing industries provided the first, second and third highest sectors of employment. The services industry accounted for 33.6 percent, 43.8 percent and
46.7 percent in the market area, Ohio and the United States, respectively. The manufacturing industry provided for 29.8 percent, 20.0 percent and 14.1 percent in the same respective areas. The wholesale/retail trade group provided 14.5 percent, 15.5 percent and 15.3 percent of employment in the market area, Ohio and the United States, respectively.

      Some of the largest employers in the area are listed below.

                                                                         Number of
Employer                              Business                           Employees
---------------------------------     --------------------------------   ---------
Whirlpool Corp./Greenville Div.       KitchenAid Small Appliances           1,000
Greenville Technology, Inc.           Auto Plastics                           600
Honeywell, CPG                        Fram Gas, Air & Oil filters             480
The Brethren's Home                   Health/Retirement Facility              400
J-Tec Inc.                            Telecommunication Systems               250
The Neff Company                      Recognition Awards/Sportswear           250
Hughes Supply Company                 Supply Distribution                     220
Beauty Systems Group
(Sally Beauty Supply)                 Beauty Supplies                         175
BASF Corporation                      Container Coatings-Resins               150
Wayne Industries, Inc.                Sub-contractor for assembly             135
TXI, Inc.                             Telecommunications Systems              120
Spartech Plastics                     Extruded Plastic Sheet                  100

      The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Darke County, Ohio and the United States in 2001 through April 2005. Darke County has been characterized by fluctuating unemployment rates compared to Ohio and the United States. In 2001, Darke County had an unemployment rate of 4.2 percent, compared to unemployment rates of 4.3 percent in Ohio and 4.8 percent in the United States. The market area's unemployment rate increased in 2002 to 6.2 percent, compared to 5.7 percent in Ohio and 5.8 percent in the United States. In 2003, the market area again increased its rate of unemployment slightly to 6.5 percent. Ohio also increased to 6.1 percent, and the United States increased to 6.0 percent. In 2004, the market area decreased its rate of unemployment to 5.3 percent compared to 6.1 percent in Ohio and 5.5 percent in the United States. Through April 2005, the market area had an increase in its unemployment rate. The market area's unemployment rate increased to 5.5 percent, and the unemployment rates in Ohio while the United States decreased to 5.9 percent and 4.9 percent, respectively.

      Exhibit 29 provides deposit data for banks and thrifts in Darke County. Greenville Federal Savings and Loan Association's deposit base in the market area was $84.8 million or a 65.3 percent share of the $129.9 million total thrift deposits but only a 9.5 percent share of the total deposits, which were $896.3 million as of June 30, 2004. It is evident from the size of the thrift deposits and bank deposits that the market area has a moderately strong deposit base, with Greenville Federal Savings and Loan Association having strong market penetration for thrift deposits but a moderate market penetration for total deposits.

      Exhibit 30 provides interest rate data for each quarter for the years 2001 through the first quarter of 2005. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a declining trend in 2001 and 2002 and then a basically flat trend in 2003. This trend indicates some increase in One-Year Treasury Bills and 30-Year Treasury Notes. Then rates have indicated constant increases in each quarter in 2004 and continuing at a stronger pace in 2005.

SUMMARY

      To summarize, the market area represents an area with stable population and household trends during the 1990s and early 2000s. Such a pattern is projected to continue from 2004 through 2009. The market area displayed a lower per capita income and lower household income than Ohio. In 1990, the median rent in the market area was lower than Ohio's median rent. By 2000, the median rent in the market area was still lower than Ohio's median rent. In 1990, the market area's median housing value was also lower than Ohio's as well as that of the United States, and in 2000, the market area's median housing value was again lower than Ohio' median housing value and the United States. The market area has had a slightly lower unemployment rate when compared to Ohio but is slightly higher than the United States'. Finally, the market area is a competitive financial institution market dominated by banks with a total market deposit base for banks and thrifts in the market area that is $896.3 million in deposits.

III. COMPARABLE GROUP SELECTION

INTRODUCTION

      Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured thrifts in the United States and all publicly-traded, FDIC-insured thrifts in the Midwest region and in Ohio.

      Exhibits 32 and 33 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 219 publicly-traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 32 and 33 also subclassify all thrifts by region, including the 94 publicly-traded Midwest thrifts ("Midwest thrifts") and the 21 publicly-traded thrifts in Ohio ("Ohio thrifts"), and by trading exchange. Exhibit 34 presents prices, pricing ratios and price trends for all FDIC-insured thrifts completing their conversions between January 1, 2004, and September 14, 2005.

      The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Greenville Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Greenville Federal's basic operation.

      Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

MERGER/ACQUISITION

      The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The following thrift institutions were potential comparable group candidates but had to be eliminated due to their involvement in a merger/acquisition.

      Institution                     State
-----------------------             --------
Progressive Bancorp, Inc.           Illinois
Rantoul First Bank                  Illinois
Vermilion Bancorp, Inc.             Illinois
PCB Holding Co.                     Indiana
PFS Bancorp, Inc.                   Indiana
Nittany Financial Corp.             Pennsylvania

      There are no pending merger/acquisition transactions involving thrift institutions in Greenville Federal's city, county or market area.

MUTUAL HOLDING COMPANIES

      The comparable group will not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain varying individual characteristics different among themselves and from conventional, publicly-traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly-traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of 55 publicly-traded mutual holding companies as well between those 55 entities and the larger universe of conventional, publicly-traded thrift institutions. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly-traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned.
Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for the 55 publicly-traded, FDIC-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

Institution                                      State
------------------------------------             ------------
AJS Bancorp Inc., MHC                            Illinois
Citizens Community Bancorp MHC                   Wisconsin
Eureka Financial Corp, MHC                       Pennsylvania
First Federal Financial Services MHC             Illinois
Greater Delaware Valley MHC                      Pennsylvania
Jacksonville Bancorp, MHC                        Ohio
Liberty Savings Bank, MHC                        Missouri
Mid-Southern Savings Bank, MHC                   Indiana

Minden Bancorp, Inc. MHC                         Louisiana
Webster City Federal Bancorp, MHC                Iowa

TRADING EXCHANGE

      It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ), or traded over the counter and listed on the OTC bulletin board. Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. It should be noted that a number of smaller to medium size publicly-traded thrift institutions and thrift institution holding companies, have elected to delist their stocks from the major exchanges. It is, in our opinion, prudent to include in the universe of comparable group candidates companies trading over the counter rather than to reduce the size of that universe. Of the 279 publicly-traded, FDIC-insured savings institutions, including the 60 mutual holding companies, 15 are traded on the New York Stock Exchange, 18 are traded on the American Stock Exchange, 149 are traded on NASDAQ and 97 are traded over the counter. There were an additional 31 institutions listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO DATE

      Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of September 14, 2005, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to March 31, 2004.

GEOGRAPHIC LOCATION

      The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to Greenville Federal, including the western, southwestern, New England and southeastern states.

      The geographic location parameter consists of Ohio and its surrounding states of Pennsylvania, West Virginia, Kentucky, Indiana and Michigan, as well as the states of Iowa, Illinois, Kansas, Minnesota, Missouri, Tennessee and Wisconsin for a total of thirteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

ASSET SIZE

      Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $350 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to Greenville Federal, with assets of approximately $126 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

      In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

      Exhibits 37 and 38 show the 65 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section. It should be noted that the comparable group candidates may be members of either the Bank Insurance Fund (BIF) or the Savings Association Insurance Fund (SAIF), since many members of each fund hold significant balances of deposits insured by the other fund.

BALANCE SHEET PARAMETERS

INTRODUCTION

      The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

            1.    Cash and investments to assets

            2.    Mortgage-backed securities to assets

            3.    One- to four-family loans to assets

            4.    Total net loans to assets

            5.    Total net loans and mortgage-backed securities to assets

            6.    Borrowed funds to assets

            7.    Equity to assets

      The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Greenville Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Greenville Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

CASH AND INVESTMENTS TO ASSETS

      The Association's ratio of cash and investments to asset, excluding mortgage-backed securities, was 29.7 percent at June 30, 2005, and reflects Greenville Federal's share of investments considerably higher than the national and regional averages of 14.0 percent and 14.2 percent, respectively. The Association's investments have consisted primarily of U.S. government and federal agency securities and interest-bearing deposits. For its three most recent fiscal years ended June 30, 2005, Greenville Federal's average ratio of cash and investments to assets was a higher 34.3 percent, ranging from a high of
44.4 percent in 2003 to a low of 24.8 percent in 2002, with a fairly volatile trend. It should be noted that, for the purposes of comparable group selection, Greenville Federal's $1.8 million balance of Federal Home Loan Bank stock at June 30, 2005, is included in the other assets category, rather than in cash and investments, in order to be consistent with reporting requirements and sources of statistical and comparative analysis related to the universe of comparable group candidates and the final comparable group.

      The parameter range for cash and investments is fairly broad, in spite of Greenville Federal's lower balance of cash and investments, related to the general volatility of this parameter and institutions' varying liquidity options and approaches, including the purchase of mortgage-backed and mortgage derivative securities. The range has been defined as 40.0 percent or less of assets, with a midpoint of 20.0 percent.

MORTGAGE-BACKED SECURITIES TO ASSETS

      At June 30, 2005, Greenville Federal's ratio of mortgage-backed securities to assets was 1.4 percent, much lower than to the national average of 11.4 percent and the regional average of 8.4 percent for publicly-traded thrifts. The Association's three most recent calendar year average is 2.8 percent, also lower than industry averages, with a mildly declining trend. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 15.0 percent or less of assets and a midpoint of 7.5 percent.

ONE- TO FOUR-FAMILY LOANS TO ASSETS

      Greenville Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 51.6 percent of the Association's assets at June 30, 2005, which is similar to the national average of 49.8 percent. The parameter for this characteristic requires any comparable group institution to have from 20.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 45.0 percent.

TOTAL NET LOANS TO ASSETS

      At June 30, 2005, Greenville Federal had a 62.0 percent ratio of total net loans to assets and a similar three calendar year average of 57.9 percent, both being lower than the national average of 70.1 percent and the regional average of 73.0 percent for publicly-traded thrifts. The Association's ratio of total net loans to assets has decreased moderately from 67.4 percent in 2002. The parameter for the selection of the comparable group is from 50.0 percent to 90.0 percent with a midpoint of 70.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to Greenville Federal.

TOTAL NET LOANS AND MORTGAGE-BACKED SECURITIES TO ASSETS

      As discussed previously, Greenville Federal's shares of mortgage-backed securities to assets and total net loans to assets were 1.4 percent and 62.0 percent, respectively, for a combined share of 63.4 percent. Recognizing the industry and regional ratios of 81.5 percent and 81.4 percent, respectively, of mortgage-backed securities and loans to assets, the parameter range for the comparable group in this category is 60.0 percent to 90.0 percent, with a midpoint of 75.0 percent.

BORROWED FUNDS TO ASSETS

      Greenville Federal had borrowed funds equal to 25.6 percent of assets at June 30, 2005, and had borrowed funds of 21.6 percent, 23.1 percent and 22.1 percent at June 30, 2004, 2003 and 2002, respectively. The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds increased overall from 1997 through 2003 and then subsided in early 2004. The rise was due to the greater competition for deposits and lower cost funds, resulting in an increase in borrowed funds by many institutions as an alternative to higher cost and/or longer term certificates. In 2002 and 2003, however, lower interest rates resulted in some moderation of borrowings by financial institutions, particularly among nonpublicly-traded institutions. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits. The parameter range of borrowed funds to assets is 40.0 percent or less with a midpoint of 20.0 percent.

EQUITY TO ASSETS

      Greenville Federal's equity to assets ratio was 10.8 percent at June
30, 2005, 10.6 percent at June 30, 2004, 10.1 percent at June 30, 2003, and 10.4 percent at June 30, 2002, averaging 10.4 percent for the three calendar years ended June 30, 2004. After conversion, based on the midpoint value of $27.0 million and a 45 percent minority public offering of $ 12.1 million, with 50.0 percent of the net proceeds of the public offering going to the Association, Greenville Federal's equity is projected to stabilize within the range of 13 percent to 14 percent of assets. Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 15.0 percent with a midpoint ratio of 11.0 percent.

PERFORMANCE PARAMETERS

INTRODUCTION

      Exhibit 38 presents five parameters identified as key indicators of Greenville Federal's earnings performance and the basis for such performance both historically and during the four quarters ended June 30, 2005. The primary performance indicator is the Association's core return on average assets (ROAA). The second performance indicator is the Association's core return on average equity (ROAE). To measure the Association's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Greenville Federal is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Association's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

RETURN ON AVERAGE ASSETS

      The key performance parameter is core ROAA. For the twelve months ended June 30, 2005, Greenville Federal's core ROAA was 0.06 percent based on adjusted core earnings after taxes of $72,000, as detailed in Item I and Exhibit 7 of this Report. The Association's ROAA in its most recent two fiscal years of 2003 and 2004, based on net earnings, was (0.06) percent and 0.44 percent, respectively.

      Considering the historical and current earnings performance of Greenville Federal, the range for the ROAA parameter based on core income has been defined as 0.30 percent to a high of 0.80 percent with a midpoint of 0.55 percent.

RETURN ON AVERAGE EQUITY

      The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Association's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

      Prior to conversion, Greenville Federal's core ROAE for the twelve months ended June 30, 2005, was 0.10 percent based on core income. In its most recent two fiscal years, the Association's average ROAE, based on net earnings, was
1.85 percent, from a low of (0.59) percent in 2004 to a high of 4.29 percent in 2003.

      The parameter range for ROAE for the comparable group, based on core income, is from 3.0 percent to 10.0 percent with a midpoint of 6.5 percent.

NET INTEREST MARGIN

      Greenville Federal had a net interest margin of 2.69 percent for the twelve months ended June 30, 2005, representing net interest income as a percentage of average interest-earning assets. The Association's net interest margin in the two fiscal years of 2003 and 2004 were 2.39 percent and 2.22 percent, respectively, averaging 2.31 percent and indicating a modest upward trend since June 30, 2004.

      The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 3.75 percent with a midpoint of 2.88 percent.

OPERATING EXPENSES TO ASSETS

      After the application of adjustments for a non-recurring compensation related expense, as indicated in Section I and Exhibit 7, for the twelve months ended June 30, 2005, Greenville Federal had a moderately higher than average
3.28 percent ratio of operating expense to average assets. In fiscal year 2004, the Association's expense ratio was 2.75 percent, representing an increase from
2.49 percent in fiscal 2003 and 2.34 percent in fiscal 2002, averaging 2.52 percent for those three most recent fiscal years.

      The operating expense to assets parameter for the selection of the comparable group is from a low of 2.00 percent to a high of 3.75 percent with a midpoint of 2.88 percent.

NONINTEREST INCOME TO ASSETS

      Compared to publicly-traded thrifts, Greenville Federal has historically experienced a lower than average dependence on noninterest income as a source of additional income, although its noninterest income was typically higher in fiscal year 2003 related to a greater volume of loans originated and sold. The Association's ratio of noninterest income to average assets was

0.87 percent for the twelve months ended June 30, 2005. For its five fiscal years ended June 30, 2000 through 2004, Greenville Federal's ratio of noninterest income to average assets was 0.28 percent, 0.28 percent, 0.63 percent, 0.88 percent and 0.50 percent, respectively.

      The range for this parameter for the selection of the comparable group is
1.50 percent of average assets or less, with a midpoint of 0.50 percent.

ASSET QUALITY PARAMETERS

INTRODUCTION

      The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Greenville Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

NONPERFORMING ASSETS TO TOTAL ASSETS

      Greenville Federal's ratio of nonperforming assets to assets was 0.36 percent at June 30, 2005, which was moderately lower than the national average of 0.66 percent for publicly-traded thrift and the higher average of 1.09 percent for Midwest thrifts. The Association's ratio of nonperforming assets to total assets was 0.63 percent, 1.00 percent and 0.51 percent at June 30, 2004, 2003 and 2002, respectively, averaging 0.71 for those three fiscal years and, with the exception of 2003, generally in line with industry averages.

      The comparable group parameter for nonperforming assets is 1.25 percent or less of total assets.

REPOSSESSED ASSETS TO ASSETS

      Greenville Federal had $81,000 in repossessed assets, representing 0.06 percent of assets at June 30, 2005. National and regional averages were 0.12 percent and 0.16 percent, respectively, for publicly-traded thrift institutions at June 30, 2005.

      The range for the repossessed assets to total assets parameter is 0.25 percent of assets or less with a midpoint of 0.13 percent.

LOANS LOSS RESERVES TO ASSETS

      Greenville Federal had an allowance for loan losses of $590,000, representing a loan loss allowance to total assets ratio of 0.47 percent at June 30, 2005, which was higher than its 0.35 percent ratio at June 30, 2004, and its
0.32 percent ratio at June 30, 2003.

      The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.30 percent of assets.

THE COMPARABLE GROUP

      With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $122.8 million to $428.7 million with an average asset size of $227.1 million and have an average of 5.6 offices per institution. Three of the comparable group institutions were converted in 1996, with one each in one in 1987, 1988, 1993, 1995, 1997, 1999 and 2001. All ten of the comparable group institutions are traded on NASDAQ. The comparable group institutions as a unit have a ratio of equity to assets of 10.7 percent, which is 4.6 percent higher than all publicly-traded thrift institutions in the United States and 30.9 percent higher than publicly-traded thrift institutions in Ohio; and for the most recent four quarters indicated a core return on average assets of 0.52 percent, lower than all publicly-traded thrifts at 1.02 percent and higher than publicly-traded Ohio thrifts at 0.68 percent.

IV. ANALYSIS OF FINANCIAL PERFORMANCE

      This section reviews and compares the financial performance of Greenville Federal to all publicly-traded thrifts, to publicly-traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting Greenville Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

      As presented in Exhibits 42 and 43, at June 30, 2005, Greenville Federal's total equity of 10.84 percent of assets was slightly higher than the 10.71 percent for the comparable group, and more notably higher than the 10.24 percent for all thrifts, the 10.29 percent for Midwest thrifts and the 8.18 percent ratio for Ohio thrifts. The Association had a 62.03 percent share of net loans in its asset mix, lower than the comparable group at 70.95 percent, all thrifts at 70.14 percent, Midwest thrifts at 73.04 percent and Ohio thrifts at 82.36 percent. Greenville Federal's share of net loans, lower than industry averages, is primarily the result of its higher 29.74 percent share of cash and investments and its higher 6.79 percent share of other assets, offset by its lower 1.38 percent share of mortgage-backed securities. The comparable group had a considerably lower 17.19 percent share of cash and investments and a modesty higher 6.64 percent share of mortgage-backed securities. All thrifts had 11.44 percent of assets in mortgage-backed securities and 13.52 percent in cash and investments. Greenville Federal's 62.59 percent share of deposits was much lower than the comparable group, higher than all thrifts and similar to Midwest thrifts and Ohio thrifts, reflecting the Association's 25.58 percent ratio of borrowed funds to assets. The comparable group had deposits of 71.10 percent and borrowings of 17.24 percent. All thrifts averaged a 55.63 percent share of deposits and 34.17 percent of borrowed funds, while Midwest thrifts had a 63.47 percent share of deposits and a 25.86 percent share of borrowed funds. Ohio thrifts averaged a 61.32 percent share of deposits and a 29.75 percent share of borrowed funds. Greenville Federal was absent intangible assets at June 30, 2005, compared to 0.12 percent for the comparable group, 0.79 percent for all thrifts, 0.52 percent for Midwest thrifts and 1.65 percent for Ohio thrifts.

      Operating performance indicators are summarized in Exhibits 44,45 and 46 and provide a synopsis of key sources of income and key expense items for Greenville Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

      As shown in Exhibit 46, for the twelve months ended June 30, 2005, Greenville Federal had a yield on average interest-earning assets moderately below the comparable group, all thrifts and Midwest thrifts and Ohio thrifts. The Association's yield on interest-earning assets was 5.14 percent compared to the comparable group at 5.43 percent, all thrifts at 5.42 percent, Midwest thrifts at 5.42 percent and Ohio thrifts at 5.41 percent.

      The Association's cost of funds for the twelve months ended June 30, 2005, was higher than the comparable group and all thrifts Midwest thrifts but lower than Ohio thrifts. Greenville Federal had an average cost of interest-bearing liabilities of 2.68 percent compared to 2.53 percent for the comparable group,
2.34 percent for all thrifts, 2.45 percent for Midwest thrifts and 2.74 percent for Ohio thrifts. The Association's similar yield on interest-earning assets and modestly higher interest cost resulted in a net interest spread of 2.46 percent, which was lower than the comparable group at 2.90 percent, all thrifts at 3.08 percent, Midwest thrifts at 2.97 percent and Ohio thrifts at 2.68 percent. Greenville Federal generated a net interest margin of 2.69 percent for the twelve months ended June 30, 2005, based on its ratio of net interest income to average interest-earning assets, which was substantially lower than the comparable group ratio of 3.16 percent. All thrifts averaged a higher 3.26 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.19 percent; and Ohio thrifts averaged 2.98 percent.

      Greenville Federal's major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 45. The Association made a larger than average provision for loan losses during the twelve months ended June 30, 2005, equal to 0.14 percent of average assets. The comparable group indicated a provision representing a similar 0.16 percent of assets, with all thrifts at 0.08 percent, Midwest thrifts at 0.15 percent and Ohio thrifts at
0.17 percent.

          The Association's noninterest income was $1,092,000 or 0.87 percent of average assets for the twelve months ended June 30,2005, including $39,000 in losses on the sale of assets and a one time gain of $329,000, representing a net gain of 0.28 percent of average assets. Such a ratio of noninterest income to average assets was significantly higher than the comparable group, which had a ratio of 0.62 percent, and similar to Ohio thrifts at 0.67 percent, but all thrifts and Midwest thrifts were higher at 1.24 percent and 0.90 percent, respectively. Absent the nonrecurring gain of $329,000 or 0.26 percent of average assets, Greenville Federal's ratio of noninterest income to average assets would have been 0.61 percent, very similar to the comparable group at
0.58 percent. For the twelve months ended June 30, 2005, Greenville Federal's operating expense ratio was 3.28 percent of average assets net of the adjustment for nonrecurring items as previously discussed, which was, nevertheless, higher than the comparable group at 2.67 percent, all thrifts at 2.13 percent, Midwest thrifts at 2.34 percent and Ohio thrifts at 2.36 percent.

         The overall impact of Greenville Federal's income and expense ratios is reflected in the Association's net income and return on assets. For the twelve months ended June 30,2005, the Association had a net ROAA of 0.06 percent and a core ROAA of 0.10 percent, based on the adjustments discussed in Section I. For its most recent four quarters, the comparable group had a higher net and core ROAA of 0.60 percent and 0.52 percent, respectively. All publicly-traded thrifts averaged a higher net ROAA of 1.04 percent and a similar 1.02 percent core ROAA, with Midwest thrifts indicating a 0.75 percent core ROAA.

V. MARKET VALUE ADJUSTMENTS

      This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Greenville Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Association, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

      In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, due to charge-offs, the balance of current and historical classified assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Association's core earnings in 2005 rather than net earnings.

      As discussed earlier, the Association has historically focused on increasing its assets, loans and deposits, strengthening net income, controlling operating expenses, maintaining a low balance of nonperforming assets; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any unforeseen charge-offs. The Association has closely monitored its net interest margin, which has been lower than average since 2002. During its past five fiscal years, Greenville Federal's ratio of noninterest expense to average assets has increased moderately from 2.48 percent in 2000, which was similar to industry averages, to 3.28 percent in 2005, compared to the current industry average of 2.13 percent for all publicly-traded thrifts. Following reorganization, the Association will endeavor to moderate its operating expenses, increase it net interest margin, increase its noninterest income, strengthen its net income and its lower return on assets, maintain its lower balance of nonperforming and classified assets, and closely monitor its interest rate risk.

      The Association was an active originator and purchaser of both mortgage and non-mortgage loans in fiscal years 2003 and 2004 and during the twelve months ended June 30,2005. Total loan originations and net loan originations decreased moderately in fiscal year 2004 compared to 2003, typical of the industry, and originations during the twelve months ended June 30, 2005, were also lower than in fiscal year 2004. Loan sales of $21.3 million in fiscal year 2003 resulted in a lower $65.3 million balance of net loans at June 30,2003, compared to $86.1 million at June 30,2002, but net loans increased to $74.4 million and $79.7 million at June 30, 2004, and June 30, 2005, respectively. Greenville Federal's volume of loan originations and purchases was $49.1 million in fiscal year 2003, $34.8 million in fiscal year 2004 and $25.6 million for the year ended June 30, 2005. In all three twelve month periods, the predominant component of the Association's loan originations was one-to four-family residential mortgage loans, and its balance of those loans indicated modest to moderate increases at the end of each such period. From June 30,2003, to June 30, 2005, all categories of loans, with the exception of construction loans, increased their balances, with commercial business loans indicating the greatest percentage increase and, after 1-4 family mortgage loans, the greatest dollar increase. Individual increases were 1-4 family mortgage loans at 17.6 percent or $9.7 million, multi-family loans at 125.8 percent or $2.1 million, nonresidential real estate loans at 70.1 percent or $1.6 million, commercial business loans at 230.0 percent or $2.2 million and consumer loans decreased
39.3 percent or $1.6 million. Construction loans decreased by 48.0 percent or $1.2 million. The Association's lending activities resulted in total loan growth of 19.0 percent or $12.8 million from June 30, 2003, to June 30, 2005, with loan growth of 11.0 percent or $7.4 million in fiscal year 2004.

      At June 30,2005, 1-4 family mortgage loans, commercial business loans and consumer loans represented 61.4 percent, 14.5 percent and 17.1 percent, respectively, of total loan originations. In comparison, during fiscal year 2004, 1 -4 family mortgage loans, commercial business loans and consumer loans represented 71.7 percent, 5.8 percent and 14.5 percent, respectively, of total loan originations indicating a decrease in 1-4 family mortgage loan originations and increases in the origination of commercial business loans and consumer loans.

      The impact of Greenville Federal's primary lending efforts has been to generate a yield on average interest-earning assets of 5.14 percent for the year ended June 30, 2005, compared to a higher 5.44 percent for the comparable group, a higher 5.42 percent for all thrifts and a higher 5.42 percent for Midwest thrifts. The Association's ratio of interest income to average assets was 4.95 percent for the twelve months ended June 30,2005, lower than the comparable group at 5.20 percent, higher than all thrifts at 4.68 percent and lower than Midwest thrifts at 5.04 percent, reflecting the Association's lower ratio of higher yielding loans.

      Greenville Federal's 2.68 percent cost of interest-bearing liabilities for the year ended June 30, 2005, was higher than the comparable group at 2.19 percent, all thrifts at 2.34 and Midwest thrifts at 2.45 percent, and lower than Ohio thrifts at 2.74 percent. The Association's resulting net interest spread of
2.46 percent for the year ended June 30,2005, was lower than the comparable group at 2.90 percent, all thrifts at 3.08 percent and Midwest thrifts at 2.97 percent. The Association's net interest margin of 2.69 percent, based on average interest-earning assets for the year ended June 30,2005, was lower than the comparable group at 3.16 percent, all thrifts at 3.26 percent, Midwest thrifts at 3.19 percent and Ohio thrifts at 2.98 percent.

      The Association's ratio of noninterest income to average assets was 0.87 percent, including gains equal to 0.28 percent of average assets, for the year ended June 30, 2005, which was higher than the comparable group at 0.62 percent, but lower than all thrifts at 1.24 percent and lower than Midwest thrifts at
0.90 percent.

      The Association's operating expenses were significantly higher than the comparable group, all thrifts and Midwest thrifts. For the year ended June 30,2005, Greenville Federal had an operating expenses to assets ratio of 3.28 percent, including nonrecurring items, compared to 2.67 percent for the comparable group, 2.13 percent for all thrifts and 2.34 percent for Midwest thrifts. Such higher operating expenses relate to the Association's smaller asset size and lower amount of assets per employee and a one time expense equal to 0.25 percent of assets. Greenville Federal had a much less favorable 94.15 percent efficiency ratio for the twelve months ended June 30,2005, compared to the comparable group with an efficiency ratio of 66.8 percent.

      For the year ended June 30, 2005, Greenville Federal generated a higher ratio of noninterest income, a higher ratio of noninterest expenses and lower net interest margin relative to its comparable group. The Association had a higher than normal 0.14 percent provision for loan losses during the year ended June 30, 2005, although that ratio was similar to the comparable group at 0.16 percent of assets and Midwest thrifts at 0.15 percent, but higher than all thrifts at 0.08 percent. The Association's higher provision for loan losses during the year ended June 30, 2005, contributed to the Association's lower earnings with minimal impact on the Association's ratio of allowance for loan losses to total loans, which was similar to the comparable group and lower than all thrifts. The Association's 130.5 percent ratio of reserves to nonperforming assets was moderately higher than the comparable group at 151.72 percent but lower than all thrifts ast 202.4 percent.

      As a result of its operations, the Association's net income and core income were lower than the comparable group for the year ended June 30, 2005. Based on net earnings, the Association had a return on average assets of 0.06 percent for the twelve months ended June 30, 2005 and a negative return on average assets of (0.06) in fiscal year 2004. For the twelve months ended June 30,2005, Greenville Federal had a core return on average assets of 0.10 percent. In fiscal year 2003, the Association had a positive 0.44 percent return on average assets. For the trailing twelve months, the comparable group had a higher net ROAA of 0.60 percent, while all thrifts indicated a higher ROAA of 1.04 percent. The Association's core or normalized earnings, as shown in Exhibit 7, were higher than its net earnings and resulted in a 0.10 percent core return on assets for the year ended June 30, 2005. That core ROAA was also much lower than the comparable group at 0.52 percent, all thrifts at 1.02 percent, Midwest thrifts at 0.75 percent and Ohio thrifts at 0.44 percent.

      Following its reorganization, Greenville Federal's earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income and overhead expenses, its asset quality, its future needs for provisions for loan losses and the continuation of lower charge-offs and nonperforming assets as experienced prior to fiscal year 2005. The Association's noninterest income increased modestly during the twelve months ended June 30, 2005, and overhead expenses indicate a moderate annual increase during the twelve months ended June 30, 2005, compared to fiscal year 2004. The Association's net interest margin, lower than the comparable group, has been the result of its lower yield on assets and its higher cost of funds. The impact of this trend has been a declining net interest margin since June 30, 2000, although the Association's margin has strengthened in 2005 and will continue due to the presence of new capital.

      In recognition of the foregoing earnings related factors, considering Greenville Federal's current performance measures, a significant downward adjustment has been made to the Corporation's pro forma market value for earnings performance.

MARKET AREA

      Greenville Federal's market area for both retail deposits and lending consists of Darke County, Ohio, where the Association's offices are located.

      As discussed in Section II, from 1990 to 2000, the population in the Association's market area decreased modestly by 0.6 percent, compared to increases in Ohio and the United States of 4.7 percent and 13.2 percent, respectively. From 2000 to 2004, the population in Darke County decreased by 0.6 percent and from 2004 to 2009 the population is projected to decrease by 0.8 percent. The market area displayed a lower per capita income and lower household income than both Ohio and the United States in 2000 and 2004. In 1990, the median rent in the market area was 13.7 percent lower than in Ohio and 12.6 percent lower than in the United States and the differences remained generally constant in 2000. In 1990, the market area's median housing value was 18.0 percent lower than in Ohio and 34.8 percent lower than in the United States. In 2000, the market area's median housing value was again lower than Ohio and the United States, but by modestly lower respective percentages of 12.2 and 23.8. Through April, 2005, the market area had a slightly lower unemployment rate of
5.5 percent, compared to Ohio at 5.9 percent a slightly higher rate than the United States at 4.0 percent.

      Greenville Federal's market area is a moderately competitive financial institution market dominated by banks with a total market deposit base for banks and thrifts of $896.3 million in 27 branches. The Association's market share is
65.3 percent of thrift deposits, but only 9.5 percent of total deposits.

      In the Association's primary market area of Darke County, the services sector represented the primary source of employment in 2000, followed closely by the manufacturing sector and more distantly by the wholesale/retail sector. Compared to state ratios, Darke County's manufacturing and services employment sectors were, respectively, higher and lower than state and national ratios, with the wholesale/retain sector indicating a similar ratio.

      In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Association's primary market area relative to the comparable group.

FINANCIAL CONDITION

      The financial condition of Greenville Federal is discussed in Section I and shown in Exhibits 1,2,5, and 12 through 23, and is compared to the comparable group in Exhibits 41,42 and 43. The Association's ratio of total equity to total assets was 10.84 percent at June 30,2005, which was slightly higher than the comparable group at 10.07 percent and moderately higher than all thrifts at 10.24 percent and Midwest thrifts at 10.29 percent. With the minority offering completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will increase to approximately 17.1 percent, and the Association's pro forma equity to assets ratio will increase to approximately 14.7 percent.

      The Association's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Greenville Federal had a moderately lower 62.0 percent ratio of net loans to total assets at June 30, 2005, compared to the comparable group at 71.0 percent. All thrifts indicated a higher 70.1 percent, as did Midwest thrifts at 73.0 percent. The Association's
29.7 percent share of cash and investments was higher than the comparable group at 17.2 percent, while all thrifts were at 13.5 percent and Midwest thrifts were at 13.5 percent. Greenville Federal's 1.4 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 6.6 percent and much lower than all thrifts at 11.4 percent. The Association's 62.6 percent ratio of deposits to total assets was lower than the comparable group at 71.1 percent, higher than all thrifts at 55.6 percent and similar to Midwest thrifts at 63.5 percent. Greenville Federal's borrowed funds ratio of 25.6 percent was higher than the comparable group at 17.2 percent, lower than all thrifts at 34.2 percent and similar to Midwest thrifts at 25.9 percent.

      Greenville Federal was absent intangible assets and had repossessed real estate of 0.06 percent of assets, compared to ratios of 0.12 percent and 0.06 percent of intangible assets and real estate owned, respectively, for the comparable group. All thrifts had intangible assets of 0.79 percent and real estate owned of 0.12 percent.

      The financial condition of Greenville Federal is affected by its $392,000 balance of nonperforming assets or 0.36 percent of assets at June 30, 2005, compared to a higher 0.82 percent for the comparable group, a higher 0.66 percent for all thrifts and a higher 1.09 percent for Midwest thrifts. Historically, the Association's ratio of nonperforming assets to total assets has been lower than industry averages, but increased modestly in both dollars and ratio in 2002 before returning to its general historical levels in fiscal years 2003 and 2004. The Association's ratio of nonperforming assets to total assets was 0.49 percent, 0.50 percent, 0.58 percent, 1.21 percent, 0.67 percent and 0.54 percent at June 30,2000 through 2004, respectively.

      The Association had a low 6.1 percent share of high risk real estate loans, compared to 19.0 percent for the comparable group and 23.0 percent for all thrifts. The regulatory definition of high risk real estate loans is all mortgage loans other than those secured by one-to four-family residential properties.

      At June 30, 2005, Greenville Federal had $590,000 of allowances for loan losses, which represented 0.47 percent of assets and 0.74 percent of total loans. The comparable group indicated allowances equal to 0.63 percent of assets and a higher 0.94 percent of total loans, while all thrifts had allowances that averaged a lower 0.62 percent of assets and a higher 0.90 percent of total loans. Also of importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Greenville Federal's $590,000 of allowances for loan losses, represented 130.5 percent of nonperforming assets at June 30, 2005, compared to the comparable group's higher 151.7 percent, with all thrifts at a higher 202.4 percent and Midwest thrifts at a higher 126.8 percent. Greenville Federal's ratio of net charge-offs to average total loans was 0.05 percent for the year ended June 30, 2005, compared to a lower (0.03) percent for the comparable group, 0.15 percent for all thrifts and 0.22 percent for Midwest thrifts. This ratio reflects the Association's maintenance of a lower than average ratio of reserves to loans, and a lower ratio of reserves to nonperforming assets. In 2003, the Association had net charge-offs of $1,989,000, representing 1.26 percent of assets. For the year ended June 30, 2005, the Association had net charge-offs of $82,000, representing 0.07 percent of assets and 0.10 percent of average loans; and a ratio of provisions for loan losses to net charges-offs 439.02 percent. Based on available information, the comparable group had a ratio of provision for loan losses to net charge-offs of 160.8 percent, with all thrifts at 169.24 percent and Midwest thrifts at 181.95 percent.

      Greenville Federal has a minimal level of interest rate risk, evidenced by its higher NPV ratio of 13.23 percent. The Association's change in its NPV ratio based on a 200 basis point rise in rates was a modest decrease of 110 basis points.

      Compared to the comparable group, we believe that no adjustment is warranted for Greenville Federal's current financial condition.

ASSET, LOAN AND DEPOSIT GROWTH

      During its most recent five calendar years, Greenville Federal has been characterized by similar rates of growth in assets and deposits and a lower rate of loan growth relative to its comparable group. The Association's average annual asset growth rate from 2000 to 2004, was 3.1 percent, compared to a similar 4.4 percent for the comparable group, a higher 11.9 percent for all thrifts, and a higher 8.4 percent for Midwest thrifts. The Association's similar asset growth rate is reflective primarily of its larger increase in deposits and investment during that five year period combined with a declining core earnings trend. The Association's loan portfolio indicates an average annual decrease of (2.4) percent from 2000 to 2004, compared to positive average growth rates of
4.3 percent for the comparable group, 11.9 percent for all thrifts and 8.1 percent for Midwest thrifts.

      Greenville Federal's deposits indicate an average annual increase of 3.7 percent from 2000 to 2004. Annual deposit growth was from a low of (7.4) percent in 2003 to a high of 10.2 percent in 2000, compared to average growth rates of
3.7 percent for the comparable group, 11.5 percent for all thrifts and 7.8 percent for Midwest thrifts. Consistent with its similar rate of deposit growth, the Association had a 25.0 percent ratio of borrowed funds to assets, compared to the comparable group at 18.8 percent. The Association's modest deposit growth reflects and confirms its smaller loan growth and funding needs

      Considering the demographics and competition in its market area, the Association's ability to increase its asset, loan and deposit bases in the future is, to a great extent, dependent on its being able to competitively price its loan and savings products, to maintain a high quality of service to its customers, to increase its market share and to strengthen its loan origination and participation activity. Greenville Federal's primary market area experienced a modest decrease in population and a modest increase in households between 1990 and 2004 and those trends are projected to continue through 2009. The Association's primary market area also indicates 2000 per capita income and median household income lower than Ohio and the United States. In 2000, housing values in Darke County were 18.0 percent lower than Ohio and 34.8 percent lower than the United States.

      Notwithstanding the proceeds of the contemplated minority offering, the Association's primary focus of its operations in Darke County could somewhat inhibit the Association's potential for increased rates of asset, loan and deposit growth as it competes in a market area with modest growth in population and households, which are projected to remain lower than state and national growth in the future.

      Based on the foregoing factors, we have concluded that no adjustment to the Association's pro forma value is warranted.

DIVIDEND PAYMENTS

      The Corporation has not committed to pay an initial cash dividend on its common stock. The future payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Each of the ten institutions in the comparable group paid cash dividends during the year ended June 30, 2005, for an average dividend yield of 2.67 percent and an average payout ratio of 58.43 percent. During that twelve month period, the average dividend yield was 2.76 percent and the average payout ratio was 53.32 percent for Ohio thrifts; and the average dividend was 2.00 percent and the average payout ratio was 53.70 percent for all thrifts.

      In our opinion, no adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

      In 2003 and 2004, investors' interest in new issues was generally positive and subscription levels were somewhat volatile but overall favorable, with a few issues having received a less than strong reaction from the marketplace. To date in 2005, however, subscription levels have indicated some weakness and certain thrift offerings have been extended to the community and/or broker/dealer wholesale and retail syndication, having not generated sufficient depositor subscription response to attain the minimum threshold. Such subscription weakness has occurred primarily in initial mutual holding company offerings and second stage conversions of both large and smaller institutions. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, general market conditions, aftermarket price trends and the anticipation of continuing merger/acquisition activity in the thrift industry.

      Greenville Federal will direct its offering primarily to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $1.2 million or 10.2 percent of the stock offered to the public based on the appraised midpoint valuation. The Association will form an ESOP, which plans to purchase 3.92 percent of the total shares issued in the current offering, including the shares issued to Greenville Federal Financial MHC. Additionally, the Prospectus restricts to 15,000 shares, based on the $
10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person.

      The Association has secured the services of Keefe, Bruyette & Woods, Inc. to assist in the marketing and sale of the conversion stock.

      Based on the size of the offering, recent market movement and current market conditions, local market interest, the terms of the offering and recent subscription levels for initial mutual holding company offerings, we believe that a downward adjustment is warranted for the Association's anticipated subscription interest.

LIQUIDITY OF THE STOCK

      The Corporation will offer its shares through a subscription offering and, if required, a subsequent community offering with the assistance of Keefe, Bruyette & Woods, Inc. The stock of the Corporation will not qualify for listing on any exchange or on the Nasdaq National Market System. Based on the number of shares sold to non-affiliates, the stock of the Corporation will be listed on the Nasdaq Small Cap Market or will be traded on the OTC Bulletin Board. The Corporation will pursue at least two market makers for its stock.

      The Association's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of

$26.7 million for the stock outstanding compared to a midpoint public offering of $12.2 million for the Corporation, less offering expenses, the ESOP and the estimated 105,000 shares to be purchased by officers and directors. The Corporation's public market capitalization will be approximately $9.2 million or half the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, five trade on Nasdaq and five trade on the OTC Bulletin Board, with those ten institutions indicating an average daily trading volume of 769 shares during the last four quarters.

      In further examining and analyzing the market for publicly-traded thrift stocks, we compared various characteristics of the 55 mutual holding companies with the 224 stock companies. Our findings indicate that both entity types have generally similar average market capitalization, with mutual holding companies at $398.9 million and stock companies at $587.1 million; and that both entity types have a generally similar average number of shares outstanding, with mutual holding companies averaging 15.2 million shares and stock companies averaging
21.0 million shares. We find it significant, however, notwithstanding the foregoing similarities, that the average daily trading volume of mutual holding companies was 16,673 during the past twelve months, while stock companies indicated a much higher average daily volume of 70,437 shares.

      Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, as well as the relative trading volume of publicly-traded mutual holding companies, we have concluded that a downward adjustment to the Corporation's pro forma market value is warranted relative to the anticipated liquidity of its stock.

MANAGEMENT

      David Kepler has been the president and chief executive officer of Greenville Federal since 1997 and a director since 1988, Mr. Kepler joined the Association in 1973 as a management trainee. Susan Allread, vice president and chief financial officer since early 2005, joined the Association in 1995 as a part-time teller, became a management trainee in 1998, a staff accountant and compliance auditor in 1999, comptroller and compliance officer in 2001 and vice president and corporate secretary in 2004.

      During its five most recent fiscal years, Greenville Federal has been able to maintain stable asset, deposit and loan bases and mix with only moderate fluctuation, within the context of its essentially stagnant market area. The Association experienced asset and deposit increases in fiscal years 2000 through 2003 prior to decreases in fiscal year 2004 and the year ended June 30, 2005. Total loans increased in 2000, 2001 and 2002, declined in 2003 and increased in fiscal year 2004 and at June 30, 2005. Dollar shrinkage has reflected planning and implementation of policies and strategies by management in recognition of limited lending opportunities in the Association's market area. Nevertheless, the Association has controlled nonperforming and classified assets, maintained a minimal interest rate risk position, and strengthened its market share in spite of strong competition. Although the Association's earnings and return on assets have been below comparable group and industry averages, and its net interest margin has been lower than such averages, management is confident that the Association is well positioned for reasonable growth and enhanced profitability following its public offering.

      Overall, we believe the Association to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

      The necessity to build a new issue discount into the stock price of a converting thrift institution continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's dependence on interest rate trends, recent volatility in the stock market and pending federal legislation related to the regulation of financial institutions. Increased merger/acquisition activity, as well as the presence of new competitors in the financial institution industry, such as de novo institutions, investment firms, insurance companies and mortgage companies, have resulted in increased pressure on an individual institution's ability to attract retail deposits at normal rates rather than premium rates and to deploy new funds in a timely and profitable manner.

      We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in some public offerings. In our opinion, various characteristics of the Corporation's reorganization transaction, the Association's market area and recent market trends cause us to conclude that a small new issue discount is warranted in the case of this particular offering. Consequently, at this time we have made a small downward adjustment to the Corporation's pro forma market value related to a new issue discount.

VI. VALUATION METHODS

INTRODUCTION

      Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry in the early to mid-1990s. As earnings in the thrift industry stabilized and improved in the late 1990s, more emphasis was placed on the price to earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as decreasing interest rates have had varying effects on individual institutions, depending on the nature of their operations, the price to book value method has again become pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of the Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to core earnings method.

      In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

      In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value". Inasmuch as the ownership of Greenville Federal will remain in the mutual holding company form, the public offering of the Corporation will be based on the sale of shares to the public aggregating 45.0 percent of the fully converted pro forma market value of the Corporation at each of the valuation ranges defined in this Report.

      It should be noted that the fewer number of shares offered to the public and the lower proceeds resulting from that offering will result in actual pricing ratios considerably higher than those determined in the fully converted valuation of the Corporation where higher proceeds are assumed; and it should be noted that such higher pricing ratios, presented in detail in the offering prospectus, are pertinent to the prospective minority shareholders and their evaluation of the offering.

      In applying each of the valuation methods, consideration was given to the adjustments to the Association's pro forma market value discussed in Section V. Downward adjustments were made for the Association's earnings performance, market area, subscription interest, liquidity of the stock and the marketing of the issue. No adjustments were made for financial condition, asset, loan and deposit growth, dividends and management.

PRICE TO BOOK VALUE METHOD

      In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution's performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

         It should be noted that the prescribed formulary computation of value using the pro forma price to book value method returns a price to book value ratio below market value on a fully converting institution. As noted previously, however, in the case of an initial mutual holding company minority offering where a majority of the shares will not be held by the public, the application of the prescribed formulary computation to the sale of all the shares based on the full valuation of the institution necessarily returns a higher book value per share and a lower price to book value ratio than is reflective of the actual number of shares to be owned by the public and the proceeds generated by such a smaller offering. In most instances, nevertheless, such a value remains below current comparable market values.

         Exhibit 49 shows the average and median price to book value ratios for the comparable group which were 111.26 percent and 113.33 percent, respectively. The full comparable group indicated a fairly narrow range, from a low of 100.06 percent (First Bancshares, Inc.) to a high of 119.07 percent (First Bancorp of Indiana, Inc.). The comparable group had a slightly higher average price to book value ratio of 112.62 percent and an identical median price to tangible book value ratio of 113.33 percent, with a range of 101.62 percent to 127.37 percent. Excluding the low and the high in the group, the comparable group's price to book value range narrowed modestly from a low of 104.16 percent to a high of
119.07 percent.

         Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 70.78 percent and a price to tangible book value ratio of 70.36 percent at the midpoint. The price to book value ratio increases from 66.75 percent at the minimum to 77.10 percent at the super maximum, while the price to tangible book value ratio increases from 66.35 percent at the minimum to 76.76 percent at the super maximum.

         The Corporation's pro forma price to book value and price to tangible book value ratios of 70.78 percent and 70.36 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 48, are influenced by the Association's equity ratio and local market, as well as subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 25.09 percent compared to 10.07 percent for the comparable group. Based on the price to book value ratio and the Association's total equity of $13,659,000 at March 31, 2005, the indicated fully converted pro forma market value of the Corporation using this approach is $27,052,501 at the midpoint (reference Exhibit 48).

PRICE TO EARNINGS METHOD

         The foundation of the price to earnings method is the determination of the earnings base to be used, followed by the determination of an appropriate price to earnings multiple. As indicated in Exhibit 3, Greenville Federal's after tax net earnings for the year ended June 30, 2005, were $71,000, and the Association's core earnings for that period were $127,000, based on the adjustments shown in Exhibit 7. Considering such earnings bases and trends, we have concluded that neither the price to net or core earnings method is not meaningful, although we have presented a derivative pro forma price to core earnings multiple for Greenville Federal based on the pro forma value of the Association as determined by the price to book value method.

         The average price to core earnings multiple for the comparable group was 26.15, while the median was 22.89. The average price to net earnings multiple was a lower 20.91 and the median multiple was 20.40. The comparable group's price to core earnings multiple was higher than the 21.95 average multiple for all publicly-traded, FDIC-insured thrifts, and lower than their median of 17.57. The range in the price to core earnings multiple for the comparable group was from a low of 17.35 (Community Investors Bancorp) to a high of 57.20 (First Franklin Corp.). The range in the price to core earnings multiple for the comparable group, excluding the high and

PRICE TO EARNINGS METHOD

low ranges, was from a low multiple of 19.41 to a high of 29.08 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

         Based on the value determined by the application of the price to book value method, the price to core earnings multiple returned at the midpoint of the valuation range is 42.85 times earnings. Considering the net and core earnings positions of Greenville Federal for the twelve months ended June
30, 2005, it is our opinion that the indicated pro forma price to core earnings multiple for the Association is a reasonable correlation to the applied pro forma price to book value ratio, indicating a value of $26,908,587 at the midpoint.

PRICE TO ASSETS METHOD

         The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion. Further, once again as previously noted, the prescribed formulary computation of fully converted pro forma value does not recognize the lower pro forma asset base resulting from small offering proceeds.

         Exhibit 49 indicates that the average price to assets ratio for the comparable group was 11.94 percent and the median was 12.28 percent. The range in the price to assets ratios for the comparable group varied from a low of 9.00 percent (Home City Financial Corp.) to a high of 14.91 percent (Peoples-Sidney Financial Corp.). The range narrows very modestly with the elimination of the two extremes in the group to a low of 10.01 percent and a high of 13.56 percent.

      Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 17.73 percent at the midpoint, which ranges from a low of 15.49 percent at the minimum to 22.21 percent at the super maximum.

      Based on the Association's June 30, 2005, asset base of $126,048,000, the indicated pro forma market value of the Corporation using the price to assets method is $26,965,177 at the midpoint (reference Exhibit 48).

VALUATION CONCLUSION

      Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the fully converted price to book value ratio of 70.78 percent for the Corporation represents a discount of 36.38 percent relative to the comparable group and decreases to 30.70 percent at the super maximum. As presented Exhibits 50 through 53 of this Report and as further detailed in the offering prospectus, however, recognizing the lower actual proceeds to be realized by the offering to the public of only 45.0 percent of the pro forma fully converted shares at the offering price of $10.00 per share, the Corporation's pro forma book value and pro forma book value per share will be lower and its corresponding price to book value ratio will be 105.74 percent, 116.01 percent, 125.00 percent and 134.05 percent at the minimum, midpoint, maximum and adjusted maximum of the actual offering range, respectively. Those ratios represent premiums at the minimum, midpoint, the maximum and adjusted maximum relative to the average of the comparable group of (5.0) percent, 4.3 percent, 12.3 percent and 20.5 percent for the premiums at the minimum, midpoint, maximum and adjusted maximum of the actual offering range, respectively.

      The price to assets ratio at the midpoint of 17.73 percent represents a premium of 48.53 percent, increasing to a premium of 86.06 percent at the super maximum.

      It is our opinion that as of September 14, 2005, the fully converted pro forma market value of the Corporation, is $27,000,000 at the midpoint, representing 2,700,000 shares at $ 10.00 per share. The fully converted pro forma valuation range of the Corporation is from a minimum of $22,950,000 or 2,295,000 shares at $10.00 per share to a maximum of $31,050,000 or 3,105,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The maximum, as adjusted, defined as 15 percent above the maximum of the range, is $35,707,500 or 3,570,000 shares at $10.00 per share (reference Exhibits 50 to 53).

      The fully converted pro forma appraised value of Greenville Federal Bancorp, MHC as of September 14, 2005, is $27,000.000 at the midpoint.

                                    EXHIBITS

                                    NUMERICAL

                                    EXHIBITS

                                   EXHIBIT 1

                GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                GREENVILLE, OHIO

                       STATEMENTS OF FINANCIAL CONDITION
                                AT JUNE 30, 2005
                                 (IN THOUSANDS)

                                                             June 30,
                                                               2005
                                                             ---------
ASSETS
Cash and due from banks                                      $   2,543
Interest-bearing deposits in other financial institutions        1,173
                                                             ---------
   Cash and cash equivalents                                     3,716
Certificates of deposits in other institutions                      --
Investment securities available-for-sale                        15,717
Investment securities held-to-maturity at
   approximate market value of $17,852                          18,050
Mortgage-backed securities held-to-maturity at approximate
   market value of $1,755 and $2,622 at June 30, 2005            1,737
Loans receivable - net                                          78,189
Stock in Federal Home Loan Bank - at cost                        1,769
Office premises and equipment                                    2,133
Foreclosed Real estate                                              81
Cash surrender value of life insurance                           3,571
Accrued interest                                                   418
Prepaid expenses and other assets                                  513
Other assets                                                       154
                                                             ---------

         Total assets                                        $ 126,048
                                                             =========

LIABILITIES AND RETAINED EARNINGS
   Deposits                                                  $  78,898
   Advances from the FHLB                                       32,243
   Advances by borrowers                                           333
   Accrued interest payable                                        205
   Other liabilities                                               589
   Accrued federal income taxes                                     98
   Deferred federal income taxes                                    23
                                                             ---------

         Total liabilities                                     112,389

   Retained earnings - substantially restricted                 13,866
   Accumulated comprehensive loss - unrealized losses on
      securities designated as available-for-sale
      net of related tax effects                                  (207)
                                                             ---------

         Total retained earnings                                13,659
                                                             ---------

         Total liabilities and retained earnings             $ 126,048
                                                             =========

Source: Greenville Federal Savings and Loan Association's audited financial statements

                                   EXHIBIT 2

                GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                GREENVILLE, OHIO

                       STATEMENTS OF FINANCIAL CONDITION
                     AT JUNE 30, 2001, 2002, 2003 AND 2004

                                                                         June 30,
                                               ----------------------------------------------------------------
                                                    2004             2003            2002              2001
                                               -------------    -------------    -------------    -------------
ASSETS
Cash and due from banks (including FRB)        $   2,249,000    $   2,473,835    $   2,449,154    $   2,353,407
Interest-bearing deposits in other
  financial institutions (including FHLB)          5,950,000        9,918,886        2,159,982        9,359,352
                                               -------------    -------------    -------------    -------------
   Cash and cash equivalents                       8,199,000       12,392,721        4,609,136       11,712,759
Investment securities available-for-sale          15,404,000       20,213,783       15,241,236               --
Investment securities held-to-maturity at
  approximate market value of $18,763,000,
  $28,398,000, 12,061,000 and $5,088,711
  at June 30, 2004, 2003, 2002,
  and 2001, respectively                          18,999,000       28,237,000       11,951,000               --
Mortgage-backed securities held-to-
  maturity at approximate market value of
  $1,900,000, 3,257,000, 5,089,000,
  and $1,627,757 at June 30,
  2004, 2003, 2002 and 2001, respectively          2,591,000        3,155,590        5,026,931        1,605,574
Loans receivable - net                            72,571,000       65,288,028       86,142,498      103,071,623
Loans held-for-sale - at lower of
  cost or market                                                    1,296,787          214,353               --
Stock in Federal Home Loan Bank - at cost          1,693,000        1,626,800        1,558,700        1,174,500
Office premises and equipment                      2,276,000        2,231,254        2,406,367        2,594,657
Foreclosed Real estate                                66,000           36,976           91,382               --
Cash surrender value of life insurance             3,435,000        1,656,881               --               --
Accrued interest                                     576,000          589,039          596,187          518,982
Prepaid expenses and other assets                    447,000          455,612          351,134          177,176
Prepaid federal income taxes                          78,000           54,580               --           40,372
                                               -------------    -------------    -------------    -------------
        Total assets                           $ 126,335,000    $ 137,235,051    $ 128,188,924    $ 120,895,643
                                               =============    =============    =============    =============

LIABILITIES AND RETAINED EARNINGS
    Deposits                                   $  83,970,000    $  89,882,891    $  85,213,673    $  84,233,132
    Advances from the FHLB                        27,347,000       31,690,034       28,380,638       23,089,395
    Advances by borrowers                            317,000          100,487          312,211          306,665
    Accrued interest payable                         161,000          224,714          197,918          278,985
    Other liabilities                                667,000        1,108,774          421,964          282,028
    Accrued federal income taxes                          --               --           32,983               --
    Deferred federal income taxes                    200,000          351,930          336,362          306,183
                                               -------------    -------------    -------------    -------------
        Total liabilities                        112,662,000      123,358,830      114,895,749      108,496,388

    Retained earnings - substantially
      restricted                                  13,795,000       13,876,244       13,293,120       12,399,255
    Accumulated comprehensive (loss) -
      unrealized gain (losses) on securities
      designated as available for sale,
      net of related tax effects                    (122,000)             (23)              55               --
                                               -------------    -------------    -------------    -------------

        Total retained earnings                   13,673,000       13,876,221       13,293,175       12,399,255

        Total liabilities and net worth        $ 126,335,000    $ 137,235,051    $ 128,188,924    $ 120,895,643
                                               =============    =============    =============    =============

Source: Greenville Federal Savings and Loan Association's audited financial statements

                                   EXHIBIT 3

                GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                GREENVILLE, OHIO

                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                                        For the Years
                                                        Ended June 30,
                                                       2005       2004
                                                      -------    -------
INTEREST INCOME
   Loans                                              $ 4,977    $ 4,718
   Mortgage-backed securities                              87         96
   Investments                                          1,055      1,146
   Interest-bearing deposits and other                    126        170
                                                      -------    -------
        Total interest income                           6,245      6,130

INTEREST EXPENSE:
   Deposits                                             1,572      1,856
   Borrowings                                           1,405      1,495
                                                      -------    -------
        Total interest expense                          2,977      3,351
                                                      -------    -------
Net interest income                                     3,268      2,779

Provision for loan losses                                 180         10
                                                      -------    -------

Net interest income after provision for loan losses     3,088      2,769

Other income
   Customer service charges                               492        503
   Gain on sale of loans                                   --         41
   Gain on sale of real estate acquired through
      foreclosure                                          24          8
   Gain on redemption of investment                       329         --
   Loss on sale of investment securities designated
      as available-for-sale                                --        (60)
   Other operating                                        247        168
                                                      -------    -------
        Total noninterest income                        1,092        660

Noninterest expense
   Employee compensation and benefits                   2,181      2,013
   Multi-employer pension plan withdrawal expense         312
   Occupancy and equipment                                466        503
   Franchise taxes                                        184        181
   Data processing                                        395        395
   Advertising                                             89        110
   Charitable contributions                                63          7
   Other operating                                        451        414
                                                      -------    -------
        Total noninterest expense                       4,141      3,623
                                                      -------    -------

Net (loss) income before income taxes (credits)            39       (194)
                                                      -------    -------

Federal income taxes (credits)
 Current                                                   27        (24)
 Deferred                                                 (59)       (89)
                                                      -------    -------
        Total federal income taxes (credits)              (32)      (113)

Net earnings (loss)                                   $    71    $   (81)
                                                      =======    =======

Source: Greenville Federal Savings and Loan Association's audited financial statements

                                   EXHIBIT 4

                GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                GREENVILLE, OHIO

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED JUNE 30, 2000, 2001, 2002 AND 2003

                                                                 Year Ended June 30,
                                               --------------------------------------------------------
                                                  2003           2002           2001           2000
                                               -----------    -----------    -----------    -----------
Interest income:
   Loans                                       $ 5,739,533    $ 7,417,223    $ 7,901,126    $ 7,051,424
   Mortgage-backed securities                      209,007        153,700        130,838        182,660
   Investments and interest-bearing
     deposits                                    1,250,801        726,343        241,853        211,496
                                               -----------    -----------    -----------    -----------
        Total interest income                    7,199,341      8,297,266      8,273,817      7,445,580

Interest expense:
   Deposits                                      2,548,027      3,226,930      3,634,407      3,098,830
   Borrowings                                    1,593,136      1,585,573      1,075,291        948,337
                                               -----------    -----------    -----------    -----------
        Total interest expense                   4,141,163      4,812,503      4,709,698      4,047,167
                                               -----------    -----------    -----------    -----------

Net interest income                              3,058,178      3,484,763      3,564,119      3,398,413
                                               -----------    -----------    -----------    -----------

Provision for loan losses                           40,000              -              -         24,000
                                               -----------    -----------    -----------    -----------

Net interest income after provision
  for loan losses                                3,018,178      3,484,763      3,564,119      3,374,413
                                               -----------    -----------    -----------    -----------

Other income
   Customer service charges                        424,128        300,193        285,230        265,319
   Gain on sale of loans                           705,833        419,686              -              -
   Gain on sale of real estate acquired
      through foreclosure                              948              -              -              -
   Other operating                                  40,489         61,902         21,160         23,733
                                               -----------    -----------    -----------    -----------
        Total other income                       1,171,398        781,781        306,390        289,052
                                               -----------    -----------    -----------    -----------

Other expenses
   Employee compensation and benefits            1,791,599      1,581,744      1,377,549      1,213,675
   Occupancy and equipment                         476,879        449,393        500,071        371,789
   Franchise taxes                                 183,955        178,183        157,176        158,115
   Data processing                                 349,160        305,317        298,735        248,678
   Advertising                                     108,446         90,729         92,982         73,913
   Other operating                                 394,986        305,807        320,292        298,454
                                               -----------    -----------    -----------    -----------
        Total other expenses                     3,305,025      2,911,173      2,746,805      2,364,624
                                               -----------    -----------    -----------    -----------

Income (loss) before income tax                    884,551      1,355,371      1,123,704      1,298,841

Federal income taxes (credits)
 Current                                           285,818        431,355        303,251        446,269
 Deferred                                           15,609         30,151         76,749         (4,364)
                                               -----------    -----------    -----------    -----------
        Total federal income taxes (credits)       301,427        461,506        380,000        441,905

Net Earnings (Loss)                            $   583,124    $   893,865    $   743,704    $   856,936
                                               ===========    ===========    ===========    ===========

Source: Greenville Federal Savings and Loan Association's audited financial statements

                                   EXHIBIT 5

                         SELECTED FINANCIAL INFORMATION
                           AT JUNE 30, 2004 AND 2005

                                                  At June 30,
                                              --------------------
                                                2005        2004
                                              --------    --------
                                                 (In thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets                                  $126,048    $126,322
Cash and cash equivalents                        3,716       7,902
Certificates of deposit                             --         297
Investment securities available-for-sale        15,717      15,404
Investment securities held-to-maturity          18,050      18,999
Mortgage-backed securities held-to-maturity      1,737       2,591
Loans receivable                                78,189      72,597
Deposits                                        78,898      83,957
Advances from the Federal Home Loan Bank        32,243      27,347
Retained earnings                               13,659      13,673
Allowance for loan losses                          590         456
Nonperforming loans                                371         800

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 6

                           INCOME AND EXPENSE TRENDS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                       For the Year Ended
                                            June 30,
                                       -------------------
                                        2005        2004
                                       -------    --------
                                         (In thousands)
OPERATING DATA:
   Total interest income               $ 6,245    $ 6,130
   Total interest expense                2,977      3,351
                                       -------    -------
   Net interest income                   3,268      2,779
   Provision for losses on loans           216         29
                                       -------    -------
   Net interest income after
    provision for losses on loans        3,052      2,750
   Total other income                    1,092        659
   Total general, administrative and
    other expense                        4,105      3,603
                                       -------    -------
   Earnings (loss) before
     income taxes                           39       (194)
   Federal income taxes (credits)          (32)      (113)
                                       -------    -------
   Net earnings (loss)                 $    71    $   (81)
                                       =======    =======

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 7

                           NORMALIZED EARNINGS TRENDS
                       TWELVE MONTHS ENDED JUNE 30, 2005

                                    Twelve Months
                                        Ended
                                       June 30,
                                         2005
                                    --------------
                                    (In thousands)
Net income before taxes                $    39

Provision adjustments                      170

Expense adjustments
    Compensation                           312

Income adjustments
    Gains                                 (329)

Normalized earnings before taxes           192

Taxes                                      (32)
                                       -------

Normalized earnings after taxes        $   224
                                       =======

Source: Greenville Federal Savings & Loan Association's audited financial statement

                                   EXHIBIT 8

                             PERFORMANCE INDICATORS
                AT OR FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                                              Years Ended
                                                                June 30,
                                                           ------------------
                                                            2005       2004
                                                           -------    -------
PERFORMANCE RATIOS:
   Return on average assets                                  0.06%     (0.06)%
   Return on average equity                                  0.53%     (0.60)%
   Average equity to average assets                         10.85%     10.48%
   Equity to assets at the end of the period                10.84%     10.82%
   Interest rate spread (1)                                  2.59%      2.03%
   Net interest margin (2)                                   2.82%      2.28%
   Average interest-earning assets to
    average interest-bearing liabilities                   109.06%    109.14%
   Total general, administrative and other expenses          3.30%      2.78%
   Efficiency ratio (3)                                     94.15%    104.80%

REGULATORY CAPITAL RATIOS:
   Tangible ratio                                           10.93%     10.91%
   Core capital                                             10.93%     10.91%
   Risk-based capital                                       21.61%     23.09%

ASSET QUALITY RATIOS:
   Nonperforming loans as a percent of total loans           0.39%      1.08%
   Nonperforming loans as a percent of total assets          0.25%      0.63%
   Allowance for loan losses as a percent of total loans     0.74%      0.61%
   Allowance for loan losses as a percent of
    nonperforming assets                                   150.51%     52.66%

(1) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.

(2) Net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents general, administrative and other expense as a percent of the total of net interest income and other income.

Source: Greenville Federal Financial Corporation's Prospectus

                                    EXHIBIT 9

                              VOLUME/RATE ANALYSIS
               FOR THE YEARS ENDED JUNE 30, 2004 AND JUNE 30, 2005

                                            Year Ended June 30,             Years ended June 30,
                                               2005 vs 2004                     2004 vs 2003
                                      -----------------------------      ---------------------------
                                      Increase (Decrease)                Increase (Decrease)
                                            Due to                             Due to
                                      ------------------                 ------------------
                                      Volume       Rate       Total      Volume      Rate     Total
                                      ------      ------      -----      -------    -------  -------
                                          (Dollars in thousands)           (Dollars in thousands)
INTEREST INCOME ATTRIBUTABLE TO:
   Loans receivable                   $ (233)     $  492      $ 259      $  (499)   $  (522) $(1,021)
   Mortgage-backed securities             (4)         (5)        (9)         (91)       (22)    (113)
   Investment securities                 152        (243)       (91)         239        (64)     175
   Interest-earning deposits              79        (123)       (44)         (47)       (63)    (110)
                                      ------      ------      -----      -------    -------  -------
     Total interest income            $   (6)     $  121      $ 115      $  (398)   $  (671) $(1,069)
                                      ======      ======      =====      =======    =======  =======

INTEREST EXPENSE ATTRIBUTABLE TO:
   Interest-bearing demand
    deposits                          $    4      $    3      $   7      $   (77)   $  (615) $  (692)
   Savings deposits                       (5)         (9)       (14)
   Time deposits                        (154)       (123)      (277)
   Federal Home Loan Bank advances       (46)        (44)       (90)         (38)       (60)     (98)
                                      ------      ------      -----      -------    -------  -------
     Total interest expense             (201)       (173)      (374)        (115)      (675)    (790)
                                      ------      ------      -----      -------    -------  -------
   Increase (decrease) in net
   interest income                    $  195      $  294      $ 489      $  (283)   $     4  $  (279)
                                      ======      ======      =====      =======    =======  =======

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 10

                              YIELD AND COST TRENDS
                              AT JUNE 30, 2005 AND
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                                                At                 Years Ended
                                                             June 30,                June 30,
                                                               2005               2005      2004
                                                             --------            ----------------
                                                              Yield/             Yield/    Yield/
                                                               Rate               Rate      Rate
                                                              ------             ------    ------
Weighted average yield on loan portfolio                       6.46%              6.61%     6.94%
Weighted average yield on mortgage-backed securities           4.38%              4.09%     4.29%
Weighted average yield on investment securities                3.35%              3.09%     2.70%
Weighted average yield on interest-bearing deposits            2.93%              3.06%     1.84%
Weighted average yield on all interest-earning assets          5.44%              5.40%     5.03%
Weighted average interest rate on deposits                     2.00%              2.02%     2.25%
Weighted average interest rate on FHLB advances                4.74%              4.97%     5.13%
Weighted average interest rate paid on all
  interest-bearing liabilities                                 2.82%              2.81%     3.00%
Interest rate spread (spread between weighted
  average interest rate on all interest-bearing
  assets and all interest-bearing liabilities                  2.62%              2.59%     2.03%
Net interest margin (net interest income as a
   percentage of average interest-earning assets)                --               2.82%     2.28%

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 11

                            NET PORTFOLIO VALUE (NPV)
                                AT JUNE 30, 2005

  Change in            Net Portfolio Value               NPV as % of Assets
Interest Rates  --------------------------------       ----------------------
(Basis Points)  $ Amount     $ Change   % Change       NPV Ratio    Change(1)
--------------  --------     --------   --------       ---------    ---------
                (Dollars in thousands)
     300        $ 15,324     $ (3,546)   (19.00)%         12.30%      (203)
     200          16,839       (2,031)   (11.00)%         13.23%      (110)
     100          18,170         (700)    (4.00)%         14.01%       (32)
      --          18,870           --        --           14.33%        --
    (100)         18,314         (556)    (3.00)%         13.83%       (50)
    (200)         17,304       (1,566)    (8.00)%         13.04%      (129)

(1) Expressed in basis points.

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 12

                           LOAN PORTFOLIO COMPOSITION
                            AT JUNE 30, 2004 AND 2005

                                                              At June 30,
                                                ---------------------------------------
                                                       2005                 2004
                                                -----------------    ------------------
                                                 Amount   Percent     Amount    Percent
                                                --------  -------    --------   -------
                                                          (Dollars in thousands)
Residential real estate loans:
 One-to four-family                             $ 65,060   81.62%    $ 62,714    84.32%
 Multi-family                                      3,872    4.86%       3,244     4.36%
 Construction                                      1,336    1.68%       1,939     2.61%
Nonresidential real estate                         3,818    4.79%       2,369     3.19%
Commercial                                         3,092    3.88%       1,581     2.13%
Consumer and other                                 2,524    3.17%       2,524     3.39%
                                                --------  ------     --------   ------

  Total loans, gross                              79,702  100.00%      74,371   100.00%

Less:
 Unearned interest                                    11                   10
 Deferred loan origination fees, net                 320                  326
 Allowance for loan losses                           590                  456
 Undisbursed portion of loans
  in process                                         592                  982
                                                --------             --------
Total loans, net                                $ 78,189             $ 72,597
                                                ========             ========

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 13

                             LOAN MATURITY SCHEDULE
                                AT JUNE 30, 2005

                                                                                                               Due More
                                       Due during the year ending     Due 4-5       Due 6-10      Due 11-20     Than 20
                                                June 30,            Years After    Years After   Years After  Years After
                                        2006      2007      2008     6/30/2005      6/30/2005     6/30/2005    6/30/2005    Total
                                       -------  --------  --------  -----------  --------------  -----------  -----------  --------
                                                                                 (In thousands)
Fixed-rate loans
Residential real estate loans:
 One- to four-family (first mortgage)  $ 1,345  $  1,429  $  1,516  $     3,317  $        9,958  $    16,845  $     9,584  $ 43,994
 Home equity (second mortgage)             210       227       243          543           1,761           --           --     2,984
 Multi-family and nonresidential
  real estate loans                         52        56        61          133             428          445           --     1,175
 Construction loans                         --        --        --           --              --           --           --         0
                                       -------  --------  --------  -----------  --------------  -----------  -----------  --------
          Total real estate loans        1,607     1,712     1,820        3,993          12,147       17,290        9,584    48,153
Commercial loans                           355       380       408          907              41           --           --     2,091
Consumer and other loans                   751       799       851          159             363           --           --     2,923
                                       -------  --------  --------  -----------  --------------  -----------  -----------  --------
          Total fixed-rate loans         2,713     2,891     3,079        5,059          12,551       17,290        9,584    53,167
Adjustable-rate loans
Residential real estate loans:
 One- to four-family (first mortgage)      270       288       305          672           2,101        6,805        5,312    15,753
 Home equity (second mortgage)             213       228       246          550           1,782          291           --     3,310
 Multi-family and nonresidential
  real estate loans                        175       188       201          225             724        2,480        2,523     6,516
 Construction loans                         --        --        --           --              --           --           --         0
                                       -------  --------  --------  -----------  --------------  -----------  -----------  --------
          Total real estate loans          658       704       752        1,447           4,607        9,576        7,835    25,579
Commercial loans                           956        --        --           --              --           --           --       956
Consumer and other loans                    --        --        --           --              --           --           --        --
                                       -------  --------  --------  -----------  --------------  -----------  -----------  --------
          Total adjustable-rate loans    1,614       704       752        1,447           4,607        9,576        7,835    26,535
                                       -------  --------  --------  -----------  --------------  -----------  -----------  --------

          Total loans                  $ 4,327  $  3,595  $  3,831  $     6,506  $       17,158  $    26,866  $    17,419  $ 79,702
                                       =======  ========  ========  ===========  ==============  ===========  ===========  ========

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 14

                         LOAN ORIGINATIONS AND PURCHASES
                   FOR THE YEARS ENDED JUNE 30, 2004, AND 2005

                                                         Years Ended
                                                           June 30,
                                                    ---------------------
                                                      2005         2004
                                                    ---------    --------
                                                       (In thousands)
Loans originated:
 One- to four-family residential                    $  15,716    $ 24,917
 Multifamily residential                                  942       2,120
 Nonresidential                                           801         667
 Land                                                      --          --
 Commercial                                             3,715       2,011
 Consumer                                               4,383       5,051
                                                    ---------    --------
      Total loans originated                           25,557      34,766

Loans purchased                                            --          --
Total loans originated and purchased                   25,557      34,766
                                                    ---------    --------
Principal payments                                    (19,466)    (27,233)

 Loan originations, net                                 6,091       7,533
 Loans sold                                                --      (1,514)
 Transfers form loans to real estate
   acquired through foreclosure                          (391)       (126)
 Increase (decrease) due to other items, net(1)          -108          93
                                                    ---------    --------

 Net increase (decrease) in net loan portfolio      $   5,592    $  5,986
                                                    =========    ========

(1) Consists of unearned and deferred fees, costs and the allowance for losses on loans.

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 15

                                DELINQUENT LOANS
                            AT JUNE 30, 2004 AND 2005

                                                     At June 30,
                                 ----------------------------------------------------
                                           2005                       2004
                                 -------------------------  -------------------------
                                                   Percent                    Percent
                                                  of Total                   of Total
                                 Number  Amount     Loans   Number  Amount     Loans
                                 ------  ------   --------  ------  ------   --------
Loans delinquent for:(1)
30 - 59 days                       21    $1,187     1.49%     18    $  646     0.87%
60 - 89 days                        8       392     0.49%     12       787     1.06%
90 days and over                    7       311     0.39%     17       800     1.07%
                                   --    ------     ----      --    ------     ----
Total delinquent loans             36    $1,890     2.37%     47    $2,233     3.00%
                                   ==    ======     ====      ==    ======     ====

(1) The number of days a loan is delinquent is measured from the day the payment was due under the terms of the loan agreement.

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 16

                              NONPERFORMING ASSETS
                            AT JUNE 30, 2004 AND 2005

                                                                    At June 30,
                                                                 -------------------
                                                                  2005        2004
                                                                 -------     -------
Accruing loans greater than 90 days delinquent:
  Real estate:
    Residential                                                  $   111     $   352
    Nonresidential                                                     -         191
  Consumer                                                             -           -
                                                                 -------     -------
  Nonaccrual loans
Total accruing loans greater than 90 days delinquent                 111         543

    Real estate:
     Residential                                                     196         252
     Nonresidential                                                    -           -
  Consumer                                                             4           5
                                                                 -------     -------

                                                                     200         257
                                                                 -------     -------

Total nonperforming loans                                            311         800

Real estate owned                                                     81          66
                                                                 -------     -------
    Total nonperforming assets                                   $   392     $   866
                                                                 =======     =======

Total nonperforming loans as a percentage of total net loans        0.39%       1.10%

Total nonperforming assets as a percentage of total assets          0.31%       0.69%

Allowance for loan losses as a percent of nonperforming loans     189.71%      56.50%

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 17

                                CLASSIFIED ASSETS
                           AT JUNE 30, 2004 AND 2005

                                                             At June 30,
                                                           ---------------
                                                            2005    2004
                                                           -----   -------
                                                            (In thousands)
Classified Assets:
   Substandard assets                                      $ 809     1,688
   Doubtful assets                                             0         0
   Loss assets                                                 4        17
                                                           -----   -------
      Total classified assets                              $ 813   $ 1,705
                                                           =====   =======

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 18

                            ALLOWANCE FOR LOAN LOSSES
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                                           Year Ended June 30,
                                                          ----------------------
                                                            2005          2004
                                                          ---------  -----------
                                                          (Dollars in thousands)
Total gross loans outstanding                             $  79,702  $    74,371
Average loans outstanding                                    75,323       67,996

Allowance for losses on loans
  Balance at beginning of period                                456          446

Charge-offs:
  Real estate:
    Residential                                                 (48)          --
    Nonresidential                                               --           --
  Consumer                                                      (54)         (36)
                                                          ---------  -----------
Total charge-offs                                              (102)         (36)
  Recoveries
    Residential                                                   6           --
    Nonresidential                                               --           --
  Consumer                                                       14           17
                                                          ---------  -----------
  Net (charge-offs) recoveries                                   20           17
                                                          ---------  -----------
                                                                (82)         (19)

Provision for losses on loans                                   216           29
                                                          ---------  -----------
Balance at end of period                                  $     590  $       456
                                                          =========  ===========
Ratio of allowance for losses on loans
 as a percent of total loans outstanding                       0.74%        0.61%
Ratio of net charge-offs (recoveries) to
 average net loans outstanding during the period               0.11%        0.03%

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 19

                        INVESTMENT PORTFOLIO COMPOSITION
                            AT JUNE 30, 2004 AND 2005

                                                                    At June 30,
                                   ------------------------------------------------------------------------------
                                                   2005                                       2004
                                   -----------------------------------       ------------------------------------
                                   Carrying   % of    Market     % of        Carrying    % of     Market    % of
                                    Value     Total   Value     Total         Value     Total     Value     Total
                                   --------   -----  -------    ------       ---------  ------   -------    -----
                                                             (Dollars in thousands)
U.S. government agency
 securities                        $ 18,000    53.3% $17,802      53.1%      $  18,999    55.2%  $18,763     54.9%
Municipal obligations                    50     0.1%      50       0.1%              0     0.0%        0      0.0%
                                   --------   -----  -------    ------       ---------  ------   -------    -----

Total securities held-to-maturity  $ 18,050    53.4% $17,852      53.2%      $  18,999   55.20%  $18,763    54.90%
                                   ========   =====  =======    ======       =========  ======   =======    =====

Available for sale:
Asset management fund                15,717    46.6%  15,717      46.8%         15,404    44.8%   15,404     45.1%
                                   --------   -----  -------    ------       ---------  ------   -------    -----

Total investment securities        $ 33,767   100.0% $33,569     100.0%      $  34,403   100.0%  $34,167    100.0%
                                   ========   =====  =======    ======       =========  ======   =======    =====

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 20

                                MIX OF DEPOSITS
                        AT JUNE 30, 2003, 2004 AND 2005

                                                                      At June 30,
                                        ---------------------------------------------------------------------------
                                               2005                      2004                         2003
                                        -------------------      ----------------------        --------------------
                                                                 (Dollars in thousands)
                                                    Percent                     Percent                     Percent
    Transaction accounts:                Amount    of Total       Amount       of Total         Amount     of Total
-----------------------------           -------    --------      --------      --------        --------    --------
Noninterest-bearing accounts            $ 3,553         4.5%     $  3,128           3.7%       $  3,074         3.4%
NOW accounts (1)                          5,172         6.6%        4,724           5.6%          4,631         5.2%
Money market accounts (2)                   958         1.2%          697           0.8%            776         0.9%
Passbook savings accounts (3)            22,435        38.4%       25,289          30.2%         25,722        28.6%
                                        -------    --------      --------      --------        --------    --------

           Total                        $32,118        50.7%     $ 33,838          40.3%       $ 34,203        38.1%
                                        =======    ========      ========      ========        ========    ========

(1) Greenville Federal's weighted average interest rate paid on NOW accounts fluctuates with the general movement of interest rates. At June 30, 2005, June 30, 2004, and June 30, 2003, the weighted average rates on NOW accounts were 0.56%, 0.53% and 0.59%, respectively.

(2) Greenville Federal's weighted average interest rate paid on money market accounts fluctuates with the general movement of interest rates. At June 30, 2005, June 30, 2004, and June 30, 2003, the weighted average rates on money market accounts were 0.60%, 0.60% and 0.75%, respectively.

(3) Greenville Federal's weighted average rate on passbook savings accounts fluctuates with the general movements of interest rates. The weighted average interest rate on passbook accounts was 0.73%, 0.74% and 0.85% at June 30, 2005, June 30, 2004, and June 30, 2003, respectively.

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 21

                  CERTIFICATES OF DEPOSIT BY RATE AND MATURITY
                                AT JUNE 30, 2005

                                                    Amount Due
                             ------------------------------------------------------------
                                               Over             Over
                               Up to         1 Year to       2 Years to           Over
                             One Year         2 Years          3 Years           3 Years       Total
                             --------        ---------       ----------         ---------    --------
                                                           (In thousands)
Interest rate:
1.01% - 2.00%                $ 14,779        $     804       $       --         $      --    $ 15,583
2.01% - 3.00%                   5,156            4,058            1,380               558      11,152
3.01% - 4.00%                   5,130              669            2,576             5,265      13,640
4.01% - 5.00%                     279            3,230              784                --       4,293
5.01% and greater               1,696              416               --                --       2,112
                             --------        ---------       ----------         ---------    --------

                             $ 27,040        $   9,177       $    4,740         $   5,823    $ 46,780
                             ========        =========       ==========         =========    ========

                                                                At June 30,
                                         2005                         2004                     2003
                                 ---------------------       -----------------------    -------------------
                                              Percent                       Percent                Percent
                                              of Total                      of Total               of Total
                                  Amount      Deposits        Amount        Deposits     Amount    Deposits
                                 --------     --------       --------       --------    --------   --------
Certificates of Deposit
0.76 - 2.00%                     $ 15,583         19.8%      $ 22,077           26.3%   $ 10,763       12.0%
2.01% - 3.00/5                     11,152         14.1%         8,207            9.8%     15,100       16.8%
3.01% - 4.00%                      13,640         17.3%         7,074            8.4%     10,803       12.0%
4.01% - 5.00%                       4,293          5.4%         4,967            5.9%      6,324        7.0%
Greater than 5.00%                  2,112          2.6%         7,794            9.3%     12,690       14.1%
                                 --------     --------       --------       --------    --------   --------

Total certificates of deposit    $ 46,780         59.2%      $ 50,119           59.7%   $ 55,680       61.9%
                                 --------     --------       --------       --------    --------   --------

Total deposits (1)               $ 78,898        100.0%      $ 83,957          100.0%   $ 89,883      100.0%
                                 ========     ========       ========       ========    ========   ========

(1) IRAs are included in the various certificates of deposit balances. IRAs totaled $7.4 million, $8.4 million and $8.7 million as of March 31, 2005 and June 30, 2004 and 2003, respectively.

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 22

                                DEPOSIT ACTIVITY
              AND FOR THE YEARS ENDED JUNE 30, 2003, 2004 AND 2005

                                                                Year Ended June 30,
                                                     ----------------------------------------
                                                        2005          2004           2003
                                                     ----------    -----------    -----------
                                                                  (In thousands)
Beginning balance                                    $   83,957    $    89,870    $    83,214

Deposits                                                144,755        137,258        137,108
Withdrawals                                            (151,171)      (145,817)      (134,987)
                                                     ----------    -----------    -----------
Net increases (decrease) before interest credited        77,541         82,311         87,335
Interest credited                                         1,359          1,646          2,548
                                                     ----------    -----------    -----------
Ending balance                                       $   78,900    $    83,957    $    89,883
                                                     ==========    ===========    ===========

Net increase (decrease)                              $   (5,059)   $    (5,913)   $    (4,669)
                                                     ==========    ===========    ===========

Percent increase (decrease)                                (6.0)%         (6.6)%          5.5%
                                                     ==========    ===========    ===========

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 23

                             BORROWED FUNDS ACTIVITY
                            AT JUNE 30, 2004 AND 2005
                             (DOLLARS IN THOUSANDS)

                                                             At June 30,
                                                        ---------------------
                                                          2005         2004
                                                        --------     --------
Average balance outstanding                             $ 28,290     $ 29,154
Maximum amount outstanding at any
 month end during the period                              32,789       31,650
Balance outstanding at end of period                      32,243       27,347
Weighted average interest rate
 during the period                                          4.97%        5.13%
Weighted average interest rate at
 end of period                                              4.74%        5.15%

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 24

           OFFICES OF GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                GREENVILLE, OHIO
                              AS OF JUNE 30, 2005

                                                                      Net Book
                                            Owned         Date       Value as of
                                              or       Acquired or     June 30,
      Location                              Leased       Leased         2005
--------------------                        ------     -----------   -----------
Main Office
690 Wagner Avenue
Greenville, Ohio                            Owned       4/11/1995    $ 1,728,000

Kroger Store                                Leased      8/00/2000    $    17,000
200 Lease Avenue
Greenville, Ohio

Vacant Land                                 Owned       6/18/2004    $   162,000
State Route Alt. 49N
Arcanum, Ohio

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 25

                   DIRECTORS AND MANAGEMENT OF THE ASSOCIATION
                                AT JUNE 30, 2005

                                                                            DIRECTOR     TERM
        NAME                 POSITION(s) HELD WITH THE BANK      AGE(1)       SINCE     EXPIRES
----------------------   ----------------------------------      ------     --------    -------
David Feltman            Director                                  70         1980       2007
David M. Kepler          Director, President, CEO                  54         1988       2007
George S. Luce, Jr.      Director                                  44         1992       2006
Richard J. O'Brien       Director                                  60         1996       2005
Eunice F. Steinbrecher   Director                                  65         1979       2005
James W. Ward            Director, Chairman of the Board           60         1981       2006

David R. Wolverton       Director                                  68         1985       2006
Susan J. Allread         CFO, Secretary, Vice President,           29          N/A        N/A
                          Compliance Officer

(1) At November 1, 2005

Source: Greenville Federal Financial Corporation's Prospectus

                                   EXHIBIT 26

                         KEY DEMOGRAPHIC DATA AND TRENDS
                  NAUGATUCK, FAIRFIELD AND NEW HAVEN COUNTIES,
                        CONNECTICUT AND THE UNITED STATES
                               1990, 2000 AND 2008

                                     1990           2000        % Change       2008       % Change
                                 ------------   ------------    --------   ------------   --------
Population
Naugatuck                              30,625         30,989        1.2%         32,136       3.7%
Fairfield County                      827,645        882,567        6.6%        920,391       4.3%
New Haven County                      804,219        824,008        2.5%        844,730       2.5%
Connecticut                         3,287,116      3,405,565        3.6%      3,528,871       3.6%
United States                     248,709,873    281,421,906       13.2%    309,302,654       9.9%

Households
Naugatuck                              11,328         11,829        4.4%         12,468       5.4%
Fairfield County                      305,167        324,232        6.2%        342,063       5.5%
New Haven County                      304,169        319,040        4.9%        333,928       4.7%
Connecticut                         1,230,243      1,301,670        5.8%      1,375,515       5.7%
United States                      91,993,582    105,480,101       14.7%    117,073,982      11.0%

Per Capita Income
Naugatuck                        $     16,691   $     22,757       36.3%             --        --
Fairfield County                       26,161         38,350       46.6%             --        --
New Haven County                       17,666         24,439       38.3%             --        --
Connecticut                            20,189         28,766       42.5%             --        --
United States                          14,420         21,587       49.7%             --        --

Median Household Income
Naugatuck                        $     39,902   $     51,247       28.4%   $     62,608      22.2%
Fairfield County                       49,891         65,249       30.8%         89,694      37.5%
New Haven County                       38,471         48,834       26.9%         61,659      26.3%
Connecticut                            41,721         53,935       29.3%         68,740      27.4%
United States                          30,056         41,994       39.7%         54,319      29.3%

Source: Census Bureau and ESRI

                                   EXHIBIT 27

                                KEY HOUSING DATA
                               DARKE COUNTY, OHIO
                              AND THE UNITED STATES
                                   1990 & 2000

 Occupied Housing Units                     1990                  2000
------------------------                -----------           ------------
Darke County                                 19,459                 20,419
Ohio                                      4,087,546              4,445,773
United States                            91,947,410            105,480,101

Occupancy Rate
Darke County
                   Owner-Occupied              76.4%                  76.6%
                   Renter-Occupied             23.6%                  23.4%
Ohio
                   Owner-Occupied              67.5%                  69.1%
                   Renter-Occupied             32.5%                  30.9%
United States
                   Owner-Occupied              64.2%                  66.2%
                   Renter-Occupied             35.8%                  33.8%

Median Housing Values
Darke County                            $    51,600           $     91,100
Ohio                                         62,900                103,700
United States                                79,098                119,600

Median Rent
Darke County                            $       327           $        447
Ohio                                            379                    515
United States                                   374                    602

Source: U.S. Census Bureau

                                   EXHIBIT 28

                  MAJOR SOURCES OF EMPLOYMENT BY INDUSTRY GROUP
                    DARKE COUNTY, OHIO AND THE UNITED STATES
                                  1990 AND 2000

                                                 1990
                                    -------------------------------
                                     Darke                   United
     Industry Group                 County       Ohio        States
------------------------            ------       -----       ------
Agriculture/Mining                   7.0%         2.3%        1.3%
Construction                         5.8%         5.2%        4.8%
Manufacturing                       34.0%        23.1%       19.2%
Transportation/Utilities             4.8%         6.4%        5.9%
Wholesale/Retail                    19.7%        22.1%       27.5%
Finance, Insurance & Real Estate     3.4%         5.8%        7.3%
Services                            25.3%        35.1%       34.0%

                                                 2000
                                    -------------------------------
                                     Darke                   United
                                    County       Ohio        States
                                    ------       -----       ------
Agriculture/Mining                    4.6%        1.1%        1.9%
Construction                          7.7%        6.0%        6.8%
Manufacturing                        29.8%       20.0%       14.1%
Wholesale/Retail                     14.5%       15.5%       15.3%
Transportation/Utilities              5.1%        4.9%        5.2%
Information                           1.4%        2.4%        3.1%
Finance, Insurance & Real Estate      3.4%        6.3%        6.9%
Services                             33.6%       43.8%       46.7%

Source: Bureau of the Census

                                   EXHIBIT 29

                               UNEMPLOYMENT RATES
                    DARKE COUNTY, OHIO AND THE UNITED STATES
               FOR YEARS 2001 THROUGH 2004 AND THROUGH APRIL 2005

                                                                          Through
                                                                           April
 Location              2001         2002         2003        2004          2005
-------------          ----         ----         ----        ----         -------
Darke County           4.2%         6.2%         6.5%        5.3%          5.5%

Ohio                   4.3%         5.7%         6.1%        6.1%          5.9%

United States          4.8%         5.8%         6.0%        5.5%          4.9%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor

                                   EXHIBIT 30

                            MARKET SHARE OF DEPOSITS
                                  DARKE COUNTY
                                 JUNE 30, 2004

                                                            Greenville             Greenville
                                Darke County                Federal's               Federal's
                                  Deposits                   Deposits                Share
                                   ($000)                    ($000)                   (%)
                                ------------                ----------             ----------
Banks                            $ 766,371                         --                   --
Thrifts                            129,935                   $ 84,829                 65.3%
                                 ---------                   --------                 ----
                                 $ 896,306                   $ 84,829                  9.5%
                                                             --------

Source: FDIC

                                   EXHIBIT 31

                       NATIONAL INTEREST RATES BY QUARTER
                           2001 - FIRST QUARTER 2005

                                        1st Qtr.        2nd Qtr.         3rd Qtr.         4th Qtr.
                                         2001            2001             2001             2001
                                         ----            ----             ----             ----
Prime Rate                               7.50%           6.75%            5.75%            4.75%
90-Day Treasury Bills                    4.75%           3.51%            2.95%            1.74%
1-Year Treasury Bills                    4.90%           3.70%            3.27%            2.35%
30-Year Treasury Notes                   5.92%           5.70%            5.65%            5.62%

                                        1st Qtr.        2nd Qtr.         3rd Qtr.         4th Qtr.
                                         2002            2002             2002             2002
                                         ----            ----             ----             ----
Prime Rate                               4.75%           4.75%            4.75%            4.25%
90-Day Treasury Bills                    1.72%           1.68%            1.20%            1.05%
1-Year Treasury Bills                    1.60%           1.59%            1.25%            1.14%
30-Year Treasury Notes                   4.95%           4.94%            4.69%            4.58%

                                        1st Qtr.        2nd Qtr.         3rd Qtr.         4th Qtr.
                                         2003            2003             2003             2003
                                         ----            ----             ----             ----
Prime Rate                               4.00%           4.00%            4.00%            4.00%
90-Day Treasury Bills                    1.02%           1.00%            1.98%            0.94%
1 -Year Treasury Bills                   1.13%           1.12%            1.10%            1.11%
30-Year Treasury Notes                   4.62%           4.70%            4.78%            4.85%


                                        1st Qtr.        2nd Qtr.         3rd Qtr.         4th Qtr.
                                         2004            2004             2004             2004
                                         ----            ----             ----             ----
Prime Rate                               4.00%           4.25%            4.50%            5.00%
90-Day Treasury Bills                    0.93%           1.33%            2.25%            2.72%
1-Year Treasury Bills                    1.44%           1.82%            2.13%            2.89%
30-Year Treasury Notes                   5.48%           6.13%            6.13%            6.25%

                                       1st Qtr.
                                        2005
                                        ----
Prime Rate                              5.75%
90-Day Treasury Bills                   3.12%
1-Year Treasury Bills                   3.37%
30-Year Treasury Notes                  6.25%

Source: The Wall Street Journal

                                   EXHIBIT 32

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                     PER SHARE
                                                       -----------------------------------------------------------------------------
                                                        Latest All Time   All Time   Monthly   Quarterly                    12 Month
                                                        Price    High      Low       Change      Change   Earnings   Assets   Div.
                                     State   Exchange    ($)     ($)       ($)        (%)         (%)        ($)      ($)     ($)
                                     -----   --------    ---     ---       ---        ---         ---        ---      ---     ---
AKPB  Alaska Pacific Bancshares Inc.  AK     OTC BB     20.500  22.250    18.500      3.80        3.80      0.98     264.48   0.29
SIYF  Security Federal Bancorp Inc.   AL    Pink Sheet  12.250  16.500    11.000      4.08       -5.04        NA         NA   0.10
SRNN  Southern Banc Co.               AL      OTC BB    16.850  18.200    15.000      0.60       11.59      0.58     119.41   0.35
SCBS  Southern Community Bancshares   AL    Pink Sheet   6.300  10.500     6.300    -10.00      -10.00        NA         NA   0.33
SZB   SouthFirst Bancshares Inc.      AL       AMEX     12.210  15.950    11.590     -3.48       -2.55     -0.14     198.26   0.55
FFBH  First Federal Bancshares of AR  AR      NASDAQ    23.000  28.000    19.940    -10.12       -5.31      1.61     159.38   0.46
PFSL  Pocahontas Bancorp Inc.         AR      NASDAQ    13.980  16.800    12.500      3.34       -5.22      0.48     155.39   0.32
BOFI  B of I Holding Inc.             CA      NASDAQ     9.500  12.000     8.000      8.57        1.60      0.43      73.44   0.00
BYFC  Broadway Financial Corp.        CA      NASDAQ    12.000  13.940    10.250      8.99       12.68      0.91     195.83   0.20
CCBI  Commercial Capital Bancorp      CA      NASDAQ    17.810  24.990    14.620     -1.22        6.39      1.48      93.52   0.22
DSL   Downey Financial Corp.          CA       NYSE     63.900  80.840    52.300     -4.73      -14.79      6.71     596.40   0.40
FPTB  First PacTrust Bancorp Inc.     CA      NASDAQ    26.250  27.970    23.900     -0.36        3.14      1.11     161.37   0.49
FED   FirstFed Financial Corp.        CA       NYSE     56.980  65.320    47.230     -4.19        3.98      4.52     560.89   0.00
GDW   Golden West Financial           CA       NYSE     61.720  69.490    53.350     -4.38        0.49      4.47     381.74   0.23
HWFG  Harrington West Finl Grp Inc    CA      NASDAQ    17.000  19.700    14.760     -0.99       12.51      1.58     206.80   0.42
NDE   IndyMac Bancorp Inc.            CA       NYSE     41.240  46.250    30.870     -1.72       -1.93      4.11     305.70   1.40
MLGF  Malaga Financial Corporation    CA     OTC BB     13.500  14.750    11.000     -8.47        1.12      0.93         NA   0.16
PPBI  Pacific Premier Bancorp         CA      NASDAQ    12.950  15.130     9.630     16.67       26.46      1.17     120.65   0.00
PFB   PFF Bancorp Inc.                CA       NYSE     29.870  32.410    25.067     -1.16        2.22      1.93     161.56   0.57
PROV  Provident Financial Holdings    CA      NASDAQ    28.060  30.960    25.600      3.05        0.39      2.84     234.61   0.52
SNLS  San Luis Trust Bank FSB         CA     OTC BB     16.750  22.250    14.000     -8.17      -18.29        NA         NA   0.15
WES   Westcorp                        CA       NYSE     60.820  65.000    37.250      8.47       23.44      4.54     317.22   0.58
HCBC  High Country Bancorp Inc.       CO    Pink Sheet  21.000  26.000    19.800      3.70        1.20        NA         NA     NA
MTXC  Matrix Bancorp Inc.             CO      NASDAQ    13.350  13.790    11.520      2.77        5.28      3.27     298.30   0.00
NAL   NewAlliance Bancshares Inc.     CT       NYSE     14.360  15.760    12.980     -2.31        1.27      0.46      57.76   0.18
NMIL  NewMil Bancorp Inc.             CT      NASDAQ    29.100  32.330    26.000     -4.15        0.17      2.10     196.31   0.74
IFSB  Independence Federal Svgs Bank  DC      NASDAQ    12.000  20.590     8.530      0.00        7.14     -0.36     107.06   0.00
WSFS  WSFS Financial Corp.            DE      NASDAQ    57.030  62.750    49.500      0.60        8.13      3.80     393.56   0.25
BBX   BankAtlantic Bancorp Inc.       FL       NYSE     16.500  20.120    16.060     -4.07       -6.88      1.28     110.77   0.14
BKUNA BankUnited Financial Corp.      FL      NASDAQ    23.310  32.950    22.880     -4.82       -6.57      0.90     328.52   0.02
BFCF  BFC Financial Corp.             FL      NASDAQ     7.390  11.344     6.810      2.35      -25.13      0.51     220.99   0.02
FDT   Federal Trust Corp.             FL       AMEX     11.800  12.550     8.150     -4.07        5.92      0.49      79.69   0.11
FFFL  Fidelity Bankshares Inc.        FL      NASDAQ    29.940  33.070    22.270     -3.04       19.05      1.16     151.28   0.31

                                                              PRICING RATIOS
                                           ------------------------------------------------------
                                               Price/         Price/       Price/      Price/Core
                                             Earnings       Bk. Value      Assets       Earnings
                                               (X)             (%)          (%)           (X)
                                               ---             ---          ---           ---
AKPB  Alaska Pacific Bancshares Inc.           21.81          79.43        7.75          21.81
SIYF  Security Federal Bancorp Inc.               NA             NA          NA             NA
SRNN  Southern Banc Co.                        30.09          88.92       14.11          31.45
SCBS  Southern Community Bancshares               NA             NA          NA             NA
SZB   SouthFirst Bancshares Inc.                  NM          82.67        6.16          20.89
FFBH  First Federal Bancshares of AR           15.13         153.03       14.43          15.13
PFSL  Pocahontas Bancorp Inc.                  31.07         123.39        9.00          37.71
BOFI  B of I Holding Inc.                      23.75         127.18       13.08          23.39
BYFC  Broadway Financial Corp.                 13.79         129.60        6.16          13.88
CCBI  Commercial Capital Bancorp               12.54         147.56       19.04          12.60
DSL   Downey Financial Corp.                    9.55         159.47       10.71           9.72
FPTB  First PacTrust Bancorp Inc.              24.31         137.65       14.84          24.54
FED   FirstFed Financial Corp.                 12.89         182.57       10.16          12.89
GDW   Golden West Financial                    13.96         239.32       16.17          14.01
HWFG  Harrington West Finl Grp Inc             11.41         162.52        8.22          11.58
NDE   IndyMac Bancorp Inc.                     10.52         186.44       13.49          10.45
MLGF  Malaga Financial Corporation             15.52             NA          NA          15.52
PPBI  Pacific Premier Bancorp                  14.08         170.39       12.78          16.26
PFB   PFF Bancorp Inc.                         16.06         214.58       18.49          16.76
PROV  Provident Financial Holdings             10.63         158.71       11.96          10.77
SNLS  San Luis Trust Bank FSB                     NA             NA          NA             NA
WES   Westcorp                                 13.55         212.51       18.78             NA
HCBC  High Country Bancorp Inc.                   NA             NA          NA             NA
MTXC  Matrix Bancorp Inc.                       4.16          90.94        4.48             NA
NAL   NewAlliance Bancshares Inc.              31.22         114.51       24.87          28.45
NMIL  NewMil Bancorp Inc.                      14.13         220.79       14.82          14.13
IFSB  Independence Federal Svgs Bank              NM         107.43       11.21             NA
WSFS  WSFS Financial Corp.                     15.84         202.52       14.49          16.13
BBX   BankAtlantic Bancorp Inc.                13.87         195.96       14.89          13.77
BKUNA BankUnited Financial Corp.               28.78         143.09        7.10          31.60
BFCF  BFC Financial Corp.                      17.19         156.38        3.35             NA
FDT   Federal Trust Corp.                      25.11         229.57       14.59          22.33
FFFL  Fidelity Bankshares Inc.                 26.50         273.18       19.77          24.93

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                     PER SHARE
                                                       -----------------------------------------------------------------------------
                                                        Latest All Time  All Time  Monthly   Quarterly                     12 Month
                                                        Price   High       Low      Change    Change   Earnings    Assets    Div.
                                     State  Exchange     ($)     {$)       ($)       (%)       (%)        ($)       ($)      ($)
                                     -----  --------    ------ --------  --------  -------   --------- --------    ------  ---------
FCFL  First Community Bank Corp.      FL     NASDAQ     25.500  30.400    19.524     -3.52     -0.23      1.04     124.65     0.00
HARB  Harbor Florida Bancshares Inc.  FL     NASDAQ     36.300  39.940    30.120     -1.49     -0.82      1.99     122.79     0.72
EBDC  ebank Financial Services Inc.   GA    OTC BB       1.500   1.550     0.550     41.51     42.86     -0.09      23.15     0.00
NTBK  NetBank Inc.                    GA     NASDAQ      8.410  11.200     7.950     -2.66      0.12     -0.28     107.02     0.08
FFSX  First Federal Bankshares Inc.   IA     NASDAQ     19.500  25.000    19.290     -1.27     -7.84      1.19     165.38     0.40
HZFS  Horizon Financial Svcs Corp.    IA     OTC BB     15.150  19.000    14.250      1.34     -2.26      0.65     141.09     0.27
CASH  Meta Financial Group Inc.       IA     NASDAQ     19.000  26.000    16.510      5.85     -7.50     -0.40     307.02     0.52
FFFD  North Central Bancshares Inc.   IA     NASDAQ     38.250  45.990    36.750      0.26      0.39      3.13     312.64     1.08
AFBA  Allied First Bancorp Inc.       IL     OTC BB     17.500  21.500    17.350     -2.78    -10.26      1.55     285.69     0.00
BFIN  BankFinancial Corp              IL     NASDAQ     14.450  14.550    13.020      0.07        NA        NA      73.03       NA
BPLS  BankPlus FSB                    IL   Pink Sheet   14.750  19.000    14.250     -1.67     -3.28        NA         NA       NA
ESDF  East Side Financial Inc.        IL   Pink Sheet   35.500  35.500    35.500      0.00      7.58      1.92     476.23     0.20
EFC   EFC Bancorp Inc.                IL      AMEX      33.660  35.240    24.600     -2.60     21.12      1.47     214.90     0.64
FBTC  First BancTrust Corp.           IL     NASDAQ     12.900  13.150    10.850      0.39      4.12      0.60      97.26     0.24
FFBI  First Federal Bancshares Inc.   IL     NASDAQ     20.500  26.989    19.830     -4.92      0.00      1.34     264.78     0.46
GTPS  Great American Bancorp          IL     OTC BB     33.900  34.500    25.500      0.89     -0.29        NA         NA     0.44
HMKF  Hemlock Federal Financial Corp  IL   Pink Sheet   26.500  30.000    23.500     -3.64     -3.64        NA         NA     0.68
MAFB  MAF Bancorp Inc.                IL     NASDAQ     41.570  47.250    38.380     -3.77     -4.96      3.05     314.59     0.88
MCPH  Midland Capital Holdings Corp.  IL     OTC BB     44.000  44.000    40.000      0.00      7.32      3.23     373.00     0.80
PFED  Park Bancorp Inc.               IL     NASDAQ     30.350  40.500    29.000      1.00     -1.46      1.86     228.92     0.72
PEKS  Progressive Bancorp Inc.        IL   Pink Sheet   96.000  96.000    37.500      0.00    156.00        NA         NA     1.00
RFBK  Rantoul First Bank SB           IL   Pink Sheet   21.500  22.000    14.000      0.00      1.65      1.13     154.50     0.00
RYFL  Royal Financial Inc.            IL     OTC BB     13.950  14.000    10.000      2.57     17.72        NA         NA       NA
UMBR  Umbrella Bancorp Inc.           IL   Pink Sheet    0.510   1.500     0.510      0.00      0.00        NA         NA     0.00
WFBS  Washington Fed Bank for Svgs    IL   Pink Sheet   19.000      NA        NA      0.00      0.00        NA         NA     0.00
WTWN  West Town Bancorp Inc.          IL   Pink Sheet   13.000  15.250    13.000    -13.33    -13.33        NA         NA       NA
AMFC  AMB Financial Corp.             IN     OTC BB     13.100  15.490    12.980     -1.13     -9.66      1.05     165.94     0.25
ASBI  Ameriana Bancorp                IN     NASDAQ     13.600  16.980    12.300     -2.05     -7.38      0.63     135.83     0.64
BRBI  Blue River Bancshares Inc.      IN     NASDAQ      5.100   5.950     4.510      0.79     -4.49     -0.06      60.14     0.00
CITZ  CFS Bancorp Inc.                IN     NASDAQ     13.690  14.990    12.900     -1.51      3.95     -0.53     103.92     0.46
CSFC  City Savings Financial Corp.    IN     OTC BB     20.250  24.250    17.700      0.75     -3.57        NA     285.40     0.30
DSFN  DSA Financial Corp.             IN     OTC BB     13.000  15.000     9.500     -4.41    -13.33      0.53      56.31     0.31
FFWC  FFW Corp.                       IN     OTC BB     19.300  25.750    18.000     -1.03      1.58      0.51     202.80     0.68

                                                        PRICING RATIOS
                                       -------------------------------------------------
                                        Price/        Price/    Price/        Price/Core
                                       Earnings     Bk. Value   Assets         Earnings
                                        (X)           (%)        (%)             (X)
                                       --------     ---------   ------        ----------
FCFL  First Community Bank Corp.        27.13         229.06     20.46          27.13
HARB  Harbor Florida Bancshares Inc.    18.71         278.37     29.55          18.55
EBDC  ebank Financial Services Inc.        NM         187.51      6.75             NM
NTBK  NetBank Inc.                         NM          95.14      7.85             NM
FFSX  First Federal Bankshares Inc.     16.81          98.44     11.79          24.67
HZFS  Horizon Financial Svcs Corp.      23.31          99.69     10.74          22.95
CASH  Meta Financial Group Inc.            NM         110.47      6.19             NM
FFFD  North Central Bancshares Inc.     12.58         134.83     12.23          11.52
AFBA  Allied First Bancorp Inc.         11.29          88.52      6.13          49.46
BFIN  BankFinancial Corp                   NA         109.73     19.79             NA
BPLS  BankPlus FSB                         NA             NA        NA             NA
ESDF  East Side Financial Inc.          18.49          77.57      7.45          44.96
EFC   EFC Bancorp Inc.                  24.04         181.85     15.66          24.81
FBTC  First BancTrust Corp.             22.63         116.64     13.26          24.62
FFBI  First Federal Bancshares Inc.     16.27         104.86      7.15          20.41
GTPS  Great American Bancorp            13.35             NA        NA          13.70
HMKF  Hemlock Federal Financial Corp       NA             NA        NA             NA
MAFB  MAF Bancorp Inc.                  13.90         139.87     13.21          13.73
MCPH  Midland Capital Holdings Corp.    13.62         129.11     11.80          16.57
PFED  Park Bancorp Inc.                 17.65         105.13     12.52          29.08
PEKS  Progressive Bancorp Inc.             NA             NA        NA             NA
RFBK  Rantoul First Bank SB             20.28         165.62     13.92          59.75
RYFL  Royal Financial Inc.                 NA         107.74     31.59             NA
UMBR  Umbrella Bancorp Inc.                NA             NA        NA             NA
WFBS  Washington Fed Bank for Svgs         NA             NA        NA             NA
WTWN  West Town Bancorp Inc.               NA             NA        NA             NA
AMFC  AMB Financial Corp.               13.23          92.71      7.89          16.80
ASBI  Ameriana Bancorp                  21.59         110.12     10.01          21.17
BRBI  Blue River Bancshares Inc.           NM         107.96      8.48         110.97
CITZ  CFS Bancorp Inc.                     NM         115.53     13.17             NM
CSFC  City Savings Financial Corp.      22.01          91.65      7.10             NA
DSFN  DSA Financial Corp.               24.53         124.04     23.08          24.50
FFWC  FFW Corp.                         38.60         103.88      9.52          14.50

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                     PER SHARE
                                                       ----------------------------------------------------------------------------
                                                        Latest All Time  All Time  Monthly   Quarterly                     12 Month
                                                        Price   High       Low      Change    Change   Earnings    Assets    Div.
                                     State  Exchange     ($)     ($)       ($)       (%)       (%)        ($)       ($)      ($)
                                     -----  --------     ---     ---       ---       ---       ---        ---       ---      ---
FDLB  Fidelity Federal Bancorp         IN   Pink Sheet  21.000  29.880    15.000     0.00       0.00     0.77          NA     0.00
FBEI  First Bancorp of Indiana Inc.    IN     NASDAQ    22.300  22.500    18.900     1.83      11.22     1.02      173.61     0.59
FCAP  First Capital Inc.               IN     NASDAQ    18.000  21.500    18.000    -5.26      -7.74     1.30      168.91     0.60
HFSK  HFS Bank FSB                     IN   Pink Sheet  12.100  14.000    11.500    -3.20      -3.20     0.83      127.52     0.42
HBBI  Home Building Bancorp            IN     OTC BB    22.750  28.000    22.350    -1.09      -2.57     0.97      236.92     0.44
HWEN  Home Financial Bancorp           IN   Pink Sheet   7.000   9.000     4.100    16.67       3.70     0.35       51.37     0.12
LNCB  Lincoln Bancorp                  IN     NASDAQ    16.000  19.750    15.500    -5.99      -4.42     0.28      149.41     0.55
LOGN  Logansport Financial Corp.       IN   Pink Sheet  18.000  21.050    17.050     2.56       2.86       NA          NA     0.56
LSBI  LSB Financial Corp.              IN     NASDAQ    28.540  30.480    22.667     1.39       8.93     2.42      250.56     0.61
MFBC  MFB Corp.                        IN     NASDAQ    26.100  34.000    24.050    -0.50       1.91     1.12      388.98     0.49
MFSF  MutualFirst Financial Inc.       IN     NASDAQ    23.160  24.910    21.380     1.80       4.56     1.14      186.22     0.50
NIDB  Northeast Indiana Bancorp        IN     OTC BB    18.250  23.200    15.000     1.39      -1.19     0.52      167.75     0.59
NWIN  Northwest Indiana Bancorp        IN     OTC BB    33.150  40.000    32.050    -1.04      -3.77     2.38      212.56     1.28
PCBH  PCB Holding Co.                  IN   Pink Sheet  17.650  18.500    12.500    -4.59       0.86       NA          NA     0.24
PFDC  Peoples Bancorp                  IN     NASDAQ    19.570  23.500    18.500    -2.73      -6.76     1.34      147.63     0.72
PBNC  PFS Bancorp Inc.                 IN     NASDAQ    22.600  24.260    14.770     0.22      -0.04     0.66       90.91     5.23
RIVR  River Valley Bancorp             IN     NASDAQ    20.600  24.300    19.000    -6.36      -1.67     1.48      192.53     0.76
TDCB  Third Century Bancorp            IN     OTC BB    13.150  14.000    11.050    -0.75      -0.75     0.30       76.70     0.16
UCBC  Union Community Bancorp          IN     NASDAQ    26.750  26.850    15.600    68.24      64.01     0.88      136.30     0.60
FFSL  First Independence Corp.         KS     OTC BB    20.000  22.000    18.500     0.00      -1.77       NA          NA     0.61
CKFB  CKF Bancorp Inc.                 KY     OTC BB    16.250  19.120    14.100    -0.61      -1.52     1.33      110.30     0.60
CFBC  Community First Bancorp Inc.     KY     OTC BB    10.900  14.250    10.750    -2.68      -5.22    -3.21      245.55     0.00
HFBC  Hopped Bancorp Inc.              KY     NASDAQ    15.970  22.000    15.310    -0.25      -0.19     1.11      162.04     0.48
FPBF  FPB Financial Corp.              LA   Pink Sheet  24.500  28.000    24.000     0.00       2.08     2.08      346.01     0.55
GLBP  Globe Bancorp Inc.               LA     OTC BB    18.000  19.550    16.250     0.00       9.09     0.89      109.19     0.35
GSLA  GS Financial Corp.               LA     NASDAQ    15.380  19.929    12.860   -13.89     -14.56     0.14      147.51     0.40
HSTD  Homestead Bancorp Inc.           LA   Pink Sheet  12.500  13.500    11.580    -7.41      -5.66       NA          NA     0.24
TSH   Teche Holding Co                 LA     AMEX      38.960  41.750    35.510     1.86       7.48     2.64      302.78     0.90
BFBC  Benjamin Franklin Bancorp Inc    MA    NASDAQ     13.920  14.400     9.910    -1.42      35.15       NA          NA       NA
BHL   Berkshire Hills Bancorp Inc.     MA     AMEX      34.760  38.600    30.970     6.30       2.99     1.04      240.47     0.48
BRKL  Brookline Bancorp Inc.           MA    NASDAQ     15.690  16.710    14.140    -3.21       0.19     0.33       35.98     0.74
CEBK  Central Bancorp Inc.             MA    NASDAQ     28.460  32.250    25.200     1.64       9.46     1.90      334.47     0.48
HIFS  Hingham Instit. for Savings      MA    NASDAQ     42.000  44.999    38.600     0.50      -2.33     2.93      280.26     0.97

                                                       PRICING RATIOS
                                     --------------------------------------------------
                                      Price/        Price/     Price/       Price/Core
                                     Earnings     Bk. Value    Assets        Earnings
                                       (X)           (%)        (%)            (X)
                                       ---           ---        ---            ---
FDLB  Fidelity Federal Bancorp        27.27            NA          NA         28.11
FBEI  First Bancorp of Indiana Inc.   22.76        119.07       12.84         22.76
FCAP  First Capital Inc.              13.95        112.44       10.66         13.88
HFSK  HFS Bank FSB                    14.58        109.50        9.49         14.58
HBBI  Home Building Bancorp           23.45         85.21        9.60         16.92
HWEN  Home Financial Bancorp          20.59        129.63       13.64         19.84
LNCB  Lincoln Bancorp                 64.00         86.25       10.71         24.96
LOGN  Logansport Financial Corp.         NA            NA          NA            NA
LSBI  LSB Financial Corp.             12.14        130.32       11.29         12.14
MFBC  MFB Corp.                       23.94         93.88        6.71         14.98
MFSF  MutualFirst Financial Inc.      20.86        121.81       12.44         20.86
NIDB  Northeast Indiana Bancorp       36.50        100.05       10.88         20.87
NWIN  Northwest Indiana Bancorp       14.35        203.25       15.60         14.48
PCBH  PCB Holding Co.                    NA            NA          NA            NA
PFDC  Peoples Bancorp                 14.60         99.64       13.26         13.69
PBNC  PFS Bancorp Inc.                34.77        161.31       24.85         36.27
RIVR  River Valley Bancorp            14.41        141.58       10.64         14.47
TDCB  Third Century Bancorp           43.83         94.91       17.15         43.83
UCBC  Union Community Bancorp         30.75        153.30       19.63         29.15
FFSL  First Independence Corp.           NA            NA          NA            NA
CKFB  CKF Bancorp Inc.                 9.50        130.73       14.15         12.27
CFBC  Community First Bancorp Inc.       NM        103.71        4.44            NM
HFBC  Hopped Bancorp Inc.             14.39        115.56        9.85         15.62
FPBF  FPB Financial Corp.             11.78         91.21        7.07            NA
GLBP  Globe Bancorp Inc.              20.22         94.67       16.49         20.22
GSLA  GS Financial Corp.                 NM         68.51       10.43         20.94
HSTD  Homestead Bancorp Inc.             NA            NA          NA            NA
TSH   Teche Holding Co                15.52        142.14       12.87         16.11
BFBC  Benjamin Franklin Bancorp Inc      NA        104.43       13.21            NA
BHL   Berkshire Hills Bancorp Inc.    38.20        122.18       14.45         21.17
BRKL  Brookline Bancorp Inc.          47.55        157.69       43.63         48.86
CEBK  Central Bancorp Inc.            15.22        115.36        8.51         16.96
HIFS  Hingham Instit. for Savings     14.43        188.26       14.99         14.43

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                       PER SHARE
                                                          --------------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly                    12 Month
                                                          Price    High       Low      Change    Change    Earnings  Assets    Div.
                                      State   Exchange     ($)      ($)       ($)       (%)       (%)        ($)      ($)      ($)
                                      -----   --------     ---      ---       ---       ---       ---        ---      ---      ---
LSBX  LSB Corp.                         MA     NASDAQ     16.972   21.890    15.900     0.07      0.43       0.72    122.71    0.54
MASB  MASSBANK Corp.                    MA     NASDAQ     34.000   39.000    33.740    -1.45     -4.23       1.65    213.68    1.02
MFLR  Mayflower Co-operative Bank       MA     NASDAQ     15.900   19.010    13.380     6.71     16.06       0.91    116.10    0.40
ABKD  American Bank Holdings Inc.       MD     OTC BB     11.000   11.000     8.250     8.37     18.92       1.40    147.70    0.00
BUCS  BUCS Financial Corp               MD     OTC BB     13.400   14.000    11.250     0.00      0.00       0.53    160.36    0.00
PCGO  Prince George's FSB               MD   Pink Sheet   30.500   30.500    29.750     0.00      1.26         NA        NA    0.00
SVBI  Severn Bancorp Inc.               MD     NASDAQ     18.810   24.390    16.450    -5.43     -4.08       1.61     95.18    0.23
WSB   Washington Savings Bank FSB       MD       AMEX      9.610   16.450     7.900     0.95     10.46       1.09     71.43    0.21
CTZN  Citizens First Bancorp Inc.       Ml     NASDAQ     21.750   26.400    19.500    -2.99      7.78       1.07    191.33    0.36
FFNM  First Fed of N Michigan Bncp      Ml     NASDAQ      9.550   15.019     8.300     1.70      8.03       0.06     89.20    0.21
FBC   Flagstar Bancorp Inc.             Ml       NYSE     17.110   23.170    17.000    -3.88    -16.09       1.84    239.65    1.00
MCBF  Monarch Community Bancorp Inc     Ml     NASDAQ     12.510   14.500    11.000    -5.44      6.38      -0.84    102.05    0.20
STBI  Sturgis Bancorp                   Ml   Pink Sheet   13.250   15.000    10.600     1.92     20.45       0.85    123.38    0.36
HMNF  HMN Financial Inc.                MN      NASDAQ    32.250   33.500    26.880     0.16      7.97       2.60    223.63    0.88
REDW  Redwood Financial Inc.            MN   Pink Sheet   21.250   22.000    19.050     6.25      1.19        NA     147.00    0.00
WEFP  Wells Financial Corp.             MN     OTC BB     29.050   34.310    26.020     0.17      1.04       1.88    246.64    0.92
CCFC  CCSB Financial Corp.              MO     OTC BB     14.750   17.000    13.300    -0.14      1.03       0.12    103.67    0.00
FBSI  First Bancshares Inc.             MO     NASDAQ     17.290   22.750    17.100    -5.00     -9.00       0.83    157.24    0.16
LXMO  Lexington B&L Financial Corp.     MO   Pink Sheet   25.000   25.000    21.000     0.00      8.70       1.48    215.79    0.55
MCMH  MCM Savings Bank FSB              MO   Pink Sheet   28.000   28.000    12.050     0.00     40.00         NA        NA    0.00
NASB  NASB Financial Inc.               MO     NASDAQ     39.560   47.880    28.500    -2.80      2.46       3.04    179.11    1.65
PULB  Pulaski Financial Corp,           MO     NASDAQ     17.500   18.740    11.233    -2.02      6.75       0.89     91.32    0.26
CSBC  Citizens South Banking Corp.      NC     NASDAQ     12.130   14.350    11.550    -2.88      0.25       0.41     70.88    0.27
CDLX  Coddle Creek Financial Corp.      NC   Pink Sheet   34.500   40.000    31.500     0.00    -13.75       1.66    208.93    1.75
KSBI  KS Bancorp Inc.                   NC      OTC BB    19.000   25.000    17.250     2.70      5.26       1.04    198.35    0.51
MTUC  Mutual Community Savings Bank     NC      OTC BB    12.300   13.650    11.500    -7.17     -8.89       0.42    256.89    0.33
SSFC  South Street Financial Corp.      NC     NASDAQ     10.000   10.440     8.850     5.15      3.39       0.48     75.20    0.40
CFB   Commercial Federal Corp.          NE       NYSE     34.180   34.200    24.170     0.71      0.68       0.02    269.97    0.55
TONE  TierOne Corp.                     NE     NASDAQ     28.090   29.940    21.650     2.26     12.72       1.67    176.63    0.21
NHTB  New Hampshire Thrift Bncshrs      NH     NASDAQ     14.250   20.250    13.000    -0.35     -8.34       1.13    149.78    0.48
SWGC  Siwooganock Holding Company       NH   Pink Sheet   13.800   13.800    13.400     0.00      0.00         NA        NA      NA
FNSW  Farnsworth Bancorp Inc.           NJ     OTC BB     18.600   21.900    17.100    -7.00     -3.12       0.78    160.11    0.10
FMCO  FMS Financial Corp.               NJ     NASDAQ     17.090   23.000    13.030    -2.34     -7.52       1.25    187.20    0.12

                                                       PRICING RATIOS
                                     -------------------------------------------------
                                      Price/       Price/      Price/       Price/Core
                                     Earnings    Bk. Value     Assets        Earnings
                                       (X)          (%)         (%)            (X)
                                       ---          ---         ---            ---
LSBX  LSB Corp.                       23.90       128.58       13.83          23.93
MASB  MASSBANK Corp.                  20.99       136.93       15.91          21.86
MFLR  Mayflower Co-operative Bank     17.67       176.67       13.70          17.75
ABKD  American Bank Holdings Inc.      8.09       115.35        7.45           8.18
BUCS  BUCS Financial Corp             14.57        98.38        8.36          26.66
PCGO  Prince George's FSB                NA           NA          NA             NA
SVBI  Severn Bancorp Inc.             11.68       237.64       19.76          11.68
WSB   Washington Savings Bank FSB      9.81       127.96       13.45           9.90
CTZN  Citizens First Bancorp Inc.     20.33       110.86       11.72          19.99
FFNM  First Fed of N Michigan Bncp       NM        81.36       10.71          50.65
FBC   Flagstar Bancorp Inc.            9.72       141.06        7.14           9.72
MCBF  Monarch Community Bancorp Inc      NM        84.67       12.26             NM
STBI  Sturgis Bancorp                 15.59       127.65       10.74          15.59
HMNF  HMN Financial Inc.              12.95       164.21       14.42          12.42
REDW  Redwood Financial Inc.             NA       118.52       14.46             NA
WEFP  Wells Financial Corp.           15.70       119.01       11.78          16.52
CCFC  CCSB Financial Corp.               NM        97.30       14.23         122.92
FBSI  First Bancshares Inc.           20.83       100.06       11.00          20.91
LXMO  Lexington B&L Financial Corp.   17.12       112.06       11.58          17.13
MCMH  MCM Savings Bank FSB               NA           NA          NA             NA
NASB  NASB Financial Inc.             13.10       230.00       22.09          13.10
PULB  Pulaski Financial Corp.         20.59       316.46       19.19          20.59
CSBC  Citizens South Banking Corp.    29.59       124.28       17.11          25.77
CDLX  Coddle Creek Financial Corp.    20.91       111.01       16.51             NA
KSBI  KS Bancorp Inc.                 18.27       161.60        9.58          18.34
MTUC  Mutual Community Savings Bank   30.75        59.75        4.79          31.38
SSFC  South Street Financial Corp.    20.83       117.81       13.30          20.83
CFB   Commercial Federal Corp.           NM       172.89       12.66          38.13
TONE  TierOne Corp.                   17.13       175.96       15.90          17.19
NHTB  New Hampshire Thrift Bncshrs    12.95       131.46        9.49          12.69
SWGC  Siwooganock Holding Company        NA           NA          NA             NA
FNSW  Farnsworth Bancorp Inc.         25.83       129.31       11.62          26.34
FMCO  FMS Financial Corp.             13.78       150.71        9.13          14.45

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                     PER SHARE
                                                       -----------------------------------------------------------------------------
                                                        Latest  All Time  All Time   Monthly  Quarterly                     12 Month
                                                        Price    High       Low      Change    Change    Earnings  Assets     Div.
                                     State  Exchange     ($)      ($)       ($)       (%)       (%)        ($)      ($)       ($)
                                     -----  --------     ---      ---       ---       ---       ---        ---      ---       ---
HCBK  Hudson City Bancorp Inc.         NJ     NASDAQ    12.200   12.789    10.091     3.13      10.11     0.44      43.53     0.24
OCFC  OceanFirst Financial Corp.       NJ     NASDAQ    23.470   25.990    20.200     0.95       6.34     1.61     155.21     0.80
PBCI  Pamrapo Bancorp Inc.             NJ     NASDAQ    21.646   24.750    20.030     0.68      -1.16     1.61     128.40     0.86
PFSB  PennFed Financial Services Inc   NJ     NASDAQ    19.450   20.280    13.020    -2.02      27.79     1.14     154.41     0.22
PFS   Provident Financial Services     NJ      NYSE     17.640   19.700    15.850    -1.29       1.73     0.87      88.54     0.27
RBLG  Roebling Financial Corp.         NJ     OTC BB     9.700   10.300     9.100     0.00       0.00     0.38      61.61     0.00
SYNF  Synergy Finl Group Inc.          NJ     NASDAQ    12.330   13.690    10.360    -0.96       2.84     0.40      77.14     0.17
AABC  Access Anytime Bancorp Inc.      NM     NASDAQ    17.500   17.870    12.700    25.00      27.29     0.96     217.08     0.00
FFSW  First Fed Banc of the SW Inc     NM     NASDAQ    15.912   20.000    14.000     8.24      -1.78       NA         NA       NA
AF    Astoria Financial Corp.          NY      NYSE     27.050   30.200    23.147    -0.99      -3.36     2.16     210.94     0.73
ALFC  Atlantic Liberty Financial       NY     NASDAQ    29.350   30.000    17.500     8.70      21.03     1.31     109.36     0.28
CNY   Carver Bancorp Inc.              NY      AMEX     17.000   20.830    16.850    -0.58       0.00     0.95     246.41     0.28
DCOM  Dime Community Bancshares Inc.   NY     NASDAQ    15.160   19.000    13.850    -0.72      -2.94     1.13      88.13     0.56
ESBK  Elmira Savings Bank              NY     NASDAQ    27.170   33.818    23.618    -1.56      -2.96     2.18     270.39     0.72
ESLB  ES&L Bancorp Inc.                NY   Pink Sheet  37.000   37.000    28.000     8.50      26.50       NA     274.80       NA
FNFG  First Niagara Finl Group         NY     NASDAQ    14.100   15.160    12.050     0.79       4.68     0.75      69.80     0.34
FFIC  Flushing Financial Corp.         NY     NASDAQ    16.800   21.490    15.550    -5.14      -1.41     1.33     116.16     0.38
ICBC  Independence Cmnty Bank Corp.    NY     NASDAQ    33.210   43.380    33.170    -6.50      -8.29     2.86     217.65     1.02
NYB   New York Community Bancorp       NY      NYSE     17.300   21.920    17.040    -3.19      -1.98     1.38      94.87     1.00
PRTR  Partners Trust Financial         NY     NASDAQ    11.810   12.150     9.310    -0.42      14.33     0.42      74.80     0.26
PBNY  Provident New York Bancorp       NY     NASDAQ    11.920   13.800    10.000    -2.05       3.20     0.47      58.37     0.17
ROME  Rome Bancorp Inc.                NY     NASDAQ    10.530   15.094     9.270     3.95       9.46     0.31      32.27     0.26
SFFS  Sound Federal Bancorp Inc.       NY     NASDAQ    16.250   17.040    13.850    -0.06      -2.05     0.44      86.26     0.25
TRST  TrustCo Bank Corp NY             NY     NASDAQ    12.750   14.190    10.730    -2.37      -0.86     0.78      38.44     0.60
ASBN  ASB Financial Corp.              OH   Pink Sheet  22.500   26.750    19.780    12.22       0.45     1.27     107.95     0.61
GCFC  Central Federal Corp.            OH     NASDAQ     9.811   13.730     9.530    -5.57       0.94    -0.79      73.58     0.36
CIBI  Community Investors Bancorp      OH     NASDAQ    14.000   16.000    12.870    -2.78       0.08     0.85     116.29     0.36
FFDF  FFD Financial Corp.              OH     NASDAQ    17.000   18.390    13.050    -1.73      -0.58     0.94     125.37     0.44
FDEF  First Defiance Financial         OH     NASDAQ    29.510   31.440    25.200     4.79      -0.30     1.57     198.36     0.86
FFHS  First Franklin Corp.             OH     NASDAQ    16.750   24.250    15.250     1.52       7.72     0.57     164.04     0.32
FNFI  First Niles Financial Inc.       OH     NASDAQ    15.960   20.700    14.000     4.66      -7.48     0.86      72.46     0.63
FPFC  First Place Financial Corp.      OH     NASDAQ    21.950   23.270    16.660     6.55       9.75     1.32     166.31     0.56
HCFC  Home City Financial Corp.        OH     NASDAQ    16.250   17.000    14.810     2.27       1.56     0.91     180.51     0.44

                                                       PRICING RATIOS
                                     -------------------------------------------------
                                      Price/       Price/      Price/       Price/Core
                                     Earnings    Bk. Value     Assets        Earnings
                                       (X)          (%)         (%)            (X)
                                       ---          ---         ---            ---
HCBK  Hudson City Bancorp Inc.        27.73        128.02      26.94          28.40
OCFC  OceanFirst Financial Corp.      15.14        221.00      15.12          15.24
PBCI  Pamrapo Bancorp Inc.            13.53        189.54      16.86          13.53
PFSB  PennFed Financial Services Inc  17.52        208.24      12.60          17.52
PFS   Provident Financial Services    20.75        113.81      19.93          20.87
RBLG  Roebling Financial Corp.        26.94        103.74      15.75          26.94
SYNF  Synergy Finl Group Inc.         31.62        149.17      15.98          31.62
AABC  Access Anytime Bancorp Inc.     19.44        134.57       8.06          19.61
FFSW  First Fed Banc of the SW Inc       NA        129.67      11.09             NA
AF    Astoria Financial Corp.         12.70        197.30      12.04          12.19
ALFC  Atlantic Liberty Financial      22.93        174.34      26.84          29.94
CNY   Carver Bancorp Inc.             18.09         90.74       6.90          13.07
DCOM  Dime Community Bancshares Inc.  13.78        195.87      17.20          12.56
ESBK  Elmira Savings Bank             12.58        143.08      10.06          12.96
ESLB  ES&L Bancorp Inc.                  NA        140.24      13.46             NA
FNFG  First Niagara Finl Group        18.80        112.44      19.46          18.31
FFIC  Flushing Financial Corp.        13.02        192.00      14.46          12.61
ICBC  Independence Cmnty Bank Corp.   11.99        120.68      15.26          11.84
NYB   New York Community Bancorp      12.54        139.07      17.93          12.58
PRTR  Partners Trust Financial        29.52        107.46      15.79          23.74
PBNY  Provident New York Bancorp      25.36        130.85      20.43          25.40
ROME  Rome Bancorp Inc.               33.97        109.69      32.64          33.67
SFFS  Sound Federal Bancorp Inc.      36.93        156.10      18.85          37.39
TRST  TrustCo Bank Corp NY            16.56        407.69      33.17          18.85
ASBN  ASB Financial Corp.             17.72        200.34      20.84          17.72
GCFC  Central Federal Corp.              NM        113.30      13.33             NM
CIBI  Community Investors Bancorp     17.07        113.64      12.04          17.35
FFDF  FFD Financial Corp.             18.48        115.76      13.56          23.01
FDEF  First Defiance Financial        19.67        141.13      14.88          16.60
FFHS  First Franklin Corp.            29.91        113.02      10.21          57.20
FNFI  First Niles Financial Inc.      18.78        132.89      22.03          27.02
FPFC  First Place Financial Corp.     16.88        139.37      13.20          14.78
HCFC  Home City Financial Corp.       18.26        104.16       9.00          25.94

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                     PER SHARE
                                                       -----------------------------------------------------------------------------
                                                        Latest  All Time  All Time  Monthly   Quarterly                     12 Month
                                                        Price    High       Low      Change    Change   Earnings    Assets    Div.
                                     State   Exchange    ($)      ($)       ($)       (%)       (%)        ($)       ($)      ($)
                                     -----   --------    ---      ---       ---       ---       ---        ---       ---      ---
HLFN  Home Loan Financial Corp.        OH   Pink Sheet  19.230   21.870    14.500     1.75      -1.28      0.80       95.33   0.89
IDVB  Indian Village Bancorp Inc.      OH     OTC BB    18.000   19.091    15.818     2.16       7.46      0.06      223.02   0.31
NLVS  Northern Savings & Loan Co       OH     OTC BB    17.050   20.000    16.700    -1.16       1.49      1.25      137.08   0.58
OCFL  OC Financial Inc                 OH     OTC BB    11.510   12.100    10.450    -4.08      -4.08        NA          NA     NA
OHSF  Ohio Savings Financial Corp.     OH   Pink Sheet      NA       NA        NA     0.00       0.00        NA          NA   0.00
PCBI  Peoples Community Bancorp Inc.   OH     NASDAQ    20.910   24.250    18.500     3.26       1.50      0.75      252.78   0.60
POHF  Peoples Ohio Financial           OH     OTC BB     3.950    4.800     3.850    -2.47       0.77      0.25          NA   0.13
PSFC  Peoples-Sidney Financial Corp.   OH     NASDAQ    14.170   17.000    13.030     3.81      -3.26      0.73       95.01   0.66
PFOH  Perpetual Federal Savings Bank   OH     OTC BB        28    32.00     26.10    -1.25       0.18      2.13      144.18   1.71
PVFC  PVF Capital Corp.                OH     NASDAQ    11.100   15.646    10.264   -17.16      -5.19      0.72      106.66   0.27
UCFC  United Community Finl Corp.      OH     NASDAQ    10.930   12.100    10.000    -0.09      -0.64      0.66       78.10   0.32
WAYN  Wayne Savings Bancshares         OH     NASDAQ    16.180   18.000    13.910     6.66       1.12      0.11      118.57   0.48
ESBF  ESB Financial Corp.              PA     NASDAQ    12.160   15.650    12.000    -3.49      -7.81      1.00      135.57   0.40
FSBI  Fidelity Bancorp Inc.            PA     NASDAQ    18.560   26.000    18.050    -4.23      -9.63      1.35      229.15   0.45
FKFS  First Keystone Financial         PA     NASDAQ    20.180   24.700    16.370     2.80      13.24      0.43      283.62   0.44
FSSB  First Star Bancorp Inc.          PA   Pink Sheet  38.500   42.000    33.500     4.05       4.05      5.96    1.028.91     NA
HARL  Harleysville Savings Financial   PA     NASDAQ    17.100   26.000    16.000    -2.29      -6.30      1.31      194.43   0.55
KNBT  KNBT Bancorp Inc.                PA     NASDAQ    16.380   17.650    13.240     1.42       9.57      0.67       98.83   0.21
LARL  Laurel Capital Group Inc.        PA     NASDAQ    23.600   26.200    20.180    13.68       7.08      1.06      159.44   0.80
NTNY  Nittany Financial Corp.          PA     OTC BB    40.000   41.000    24.250    22.14      45.45      1.79      154.47   0.25
PVSA  Parkvale Financial Corp.         PA     NASDAQ    27.510   33.200    25.600    -7.06      -0.15      2.08      333.66   0.80
RSVI  RSV Bancorp Inc.                 PA     OTC BB    17.250   20.000    16.300    -4.17       0.00      0.91      131.83   0.30
SEFL  SE Financial Corp.               PA     OTC BB    13.650   14.000     9.900    -1.09       5.00      0.37       51.93   0.09
SOV   Sovereign Bancorp Inc.           PA      NYSE     23.070   24.790    20.050    -5.53       3.18      1.55      162.53   0.14
THRD  TF Financial Corp.               PA     NASDAQ    28.780   33.000    26.250     1.88       3.90      2.35      222.23   0.70
WGBC  Willow Grove Bncp Inc.           PA     NASDAQ    15.900   19.550    14.160     3.31       7.51      0.74       98.61   0.46
WVFC  WVS Financial Corp.              PA     NASDAQ    16.250   18.140    15.660    -1.52      -2.64      1.20      175.87   0.64
CFCP  Coastal Financial Corp.          SC     NASDAQ    14.650   18.440    12.346     0.62      -1.68      0.92       84.11   0.19
FCPB  First Capital Bancshares Inc.    SC   Pink Sheet   9.000   11.250     6.700   -18.18       7.14        NA          NA   0.00
FFCH  First Financial Holdings Inc.    SC     NASDAQ    30.620   34.140    24.750     1.53       6.58      2.05      206.37   0.91
PEDE  Great Pee Dee Bancorp Inc.       SC     NASDAQ    15.500   20.000    13.900     3.33       2.65      0.68      108.55   0.64
SFDL  Security Federal Corp.           SC     OTC BB    27.000   27.000    19.750    13.68      27.06      1.44      237.64   0.13
HFFC  HF Financial Corp.               SD     NASDAQ    18.270   27.000    16.120    -2.82     -12.54      1.46      257.61   0.44

                                                      PRICING RATIOS
                                     -------------------------------------------------
                                      Price/       Price/      Price/       Price/Core
                                     Earnings    Bk. Value     Assets        Earnings
                                       (X)          (%)         (%)            (X)
                                       ---          ---         ---            ---
HLFN  Home Loan Financial Corp.        24.34       142.34       20.17         24.34
IDVB  Indian Village Bancorp Inc.         NM        88.15        7.57            NA
NLVS  Northern Savings & Loan Co       13.64        95.09       12.44         13.64
OCFL  OC Financial Inc                    NA        86.82       10.79            NA
OHSF  Ohio Savings Financial Corp.        NA           NA          NA            NA
PCBI  Peoples Community Bancorp Inc.   28.64       107.42        8.27         35.04
POHF  Peoples Ohio Financial           16.46           NA          NA         16.46
PSFC  Peoples-Sidney Financial Corp.   19.96       115.01       14.91         19.41
PFOH  Perpetual Federal Savings Bank   12.93       128.26       19.11         13.48
PVFC  PVF Capital Corp.                15.63       129.03       10.41         15.63
UCFC  United Community Finl Corp.      17.08       131.69       13.99         16.62
WAYN  Wayne Savings Bancshares            NM       147.11       13.65         50.68
ESBF  ESB Financial Corp.              12.41       119.22        8.86         12.41
FSBI  Fidelity Bancorp Inc.            14.28       128.45        8.10         14.51
FKFS  First Keystone Financial         50.45       138.69        7.12         49.81
FSSB  First Star Bancorp Inc.          11.70        73.28        3.74            NA
HARL  Harleysville Savings Financial   13.26       142.14        8.79         13.45
KNBT  KNBT Bancorp Inc.                24.82       120.97       15.70         26.61
LARL  Laurel Capital Group Inc.        22.91       164.92       14.80         23.02
NTNY  Nittany Financial Corp.          24.10       358.18       25.89         24.24
PVSA  Parkvale Financial Corp.         13.35       136.93        8.25         13.36
RSVI  RSV Bancorp Inc.                 20.06        99.11       13.08         24.29
SEFL  SE Financial Corp.               36.89       102.94       24.38            NA
SOV   Sovereign Bancorp Inc.           15.69       146.94       14.08         15.39
THRD  TF Financial Corp.               12.73       126.06       12.09         12.73
WGBC  Willow Grove Bncp Inc.           22.39       139.84       15.60         19.59
WVFC  WVS Financial Corp.              13.66       133.20        9.24            NA
CFCP  Coastal Financial Corp.          16.65       270.30       17.43         16.58
FCPB  First Capital Bancshares Inc.      NA            NA          NA            NA
FFCH  First Financial Holdings Inc.    15.23       217.47       14.84         17.57
PEDE  Great Pee Dee Bancorp Inc.       22.79       106.75       14.28            NA
SFDL  Security Federal Corp.           19.01       187.37       11.32         19.08
HFFC  HF Financial Corp.               12.87       118.71        7.09         12.90

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                                      PER SHARE
                                                       -----------------------------------------------------------------------------
                                                        Latest  All Time  All Time  Monthly   Quarterly                     12 Month
                                                        Price    High       Low      Change    Change    Earnings   Assets    Div.
                                     State   Exchange    ($)      ($)       ($)       (%)       (%)        ($)       ($)      ($)
                                     -----   --------    ---      ---       ---       ---       ---        ---       ---      ---
JFBI  Jefferson Banoshares Inc.       TN      NASDAQ    13.000   13.490    12.160     1.01      0.78       0.47     40.48     0.25
SCYT  Security Bancorp Inc.           TN      OTC BB    29.000   50.000    27.000     0.00     -9.38         NA        NA     0.00
SFBK  SFB Bancorp Inc.                TN    Pink Sheet  21.750   24.140    20.800     1.16      1.87         NA        NA     0.20
UTBI  United Tennessee Bankshares     TN      NASDAQ    21.500   22.000    18.000     0.23      0.00       1.68    100.12     0.40
BAFI  BancAffiliated Inc.             TX    Pink Sheet  26.500   26.750    26.500     0.00      0.00         NA        NA       NA
ETFS  East Texas Financial Services   TX      OTC BB    16.100   35.000    14.500    -3.71     -2.42         NA        NA     0.20
FBTX  Franklin Bank Corp.             TX      NASDAQ    17.740   19.750    15.070     1.72     -1.33       1.25    189.11     0.00
CFFC  Community Financial Corp.       VA      NASDAQ    21.290   24.550    18.300    -0.98     -3.84       1.94    193.62     0.43
GAFC  Greater Atlantic Financial      VA      NASDAQ     5.500    7.130     5.000     3.77      6.80      -0.84    120.83     0.00
FMSB  First Mutual Bancshares Inc.    WA      NASDAQ    25.650   26.950    23.910    -0.50      1.95       1.86    195.70     0.36
FBNW  FirstBank NW Corp.              WA      NASDAQ    27.950   29.440    25.000    -1.93      6.27       2.26    281.44     0.68
HRZB  Horizon Financial Corp.         WA      NASDAQ    22.290   22.700    17.370     8.78      6.40       1.33    103.32     0.54
RPFG  Rainier Pacific Finl Group Inc  WA      NASDAQ    16.490   18.300    14.500    -0.96     -0.06       0.49    110.09     0.23
RVSB  Rlverview Bancorp Inc.          WA      NASDAQ    21.760   22.500    20.250     0.74      0.09       1.23    126.91     0.64
TSBK  Timberland Bancorp Inc.         WA      NASDAQ    23.450   25.000    21.600    -0.21      4.69       1.76    147.88     0.60
WFSL  Washington Federal Inc.         WA      NASDAQ    23.040   25.246    21.830     0.79     -0.04       1.65     91.39     0.77
WM    Washington Mutual Inc.          WA       NYSE     41.450   43.900    37.510    -0.62      3.88       3.57    368.33     1.82
ABCW  Anchor BanCorp Wisconsin        WI      NASDAQ    30.130   32.980    25.150     0.20      3.68       2.23    186.56     0.51
BKMU  Bank Mutual Corp.               WI      NASDAQ    10.810   12.590    10.310    -2.17      0.46       0.44     55.53     0.22
SVBC  Sistersville Bancorp Inc.       WV    Pink Sheet  18.000   19.500    18.000     0.00     -5.26         NA        NA     0.50
CRZY  Crazy Woman Creek Bancorp       WY    Pink Sheet  14.750   18.250    14.300     2.08     -1.67         NA        NA     0.36

                                                      PRICING RATIOS
                                     -------------------------------------------------
                                      Price/       Price/      Price/       Price/Core
                                     Earnings    Bk. Value     Assets        Earnings
                                       (X)          (%)         (%)            (X)
                                       ---          ---         ---            ---
JFBI  Jefferson Banoshares Inc.       27.66        115.52      32.12          27.89
SCYT  Security Bancorp Inc.              NA            NA         NA             NA
SFBK  SFB Bancorp Inc.                   NA            NA         NA             NA
UTBI  United Tennessee Bankshares     12.80        134.71      21.47          15.33
BAFI  BancAffiliated Inc.                NA            NA         NA             NA
ETFS  East Texas Financial Services      NA            NA         NA             NA
FBTX  Franklin Bank Corp.             14.54        130.83       9.38          14.60
CFFC  Community Financial Corp.       11.45        136.65      10.99          11.84
GAFC  Greater Atlantic Financial         NM         96.49       4.56             NM
FMSB  First Mutual Bancshares Inc.    14.41        212.16      13.11          14.41
FBNW  FirstBank NW Corp.              12.76        113.32       9.93          12.76
HRZB  Horizon Financial Corp.         16.89        206.58      21.57          17.05
RPFG  Rainier Pacific Finl Group Inc  34.35        119.84      13.78          31.59
RVSB  Rlverview Bancorp Inc.          17.84        144.49      17.12          15.66
TSBK  Timberland Bancorp Inc.         14.04        120.13      15.86          14.03
WFSL  Washington Federal Inc.         14.13        170.29      25.21          13.88
WM    Washington Mutual Inc.          11.91        161.79      11.18          11.65
ABCW  Anchor BanCorp Wisconsin        13.76        211.88      16.16          14.06
BKMU  Bank Mutual Corp.               25.74        122.29      19.47          27.67
SVBC  Sistersville Bancorp Inc.          NA            NA         NA             NA
CRZY  Crazy Woman Creek Bancorp          NA            NA         NA             NA

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                                        PER SHARE
                                      ----------------------------------------------------------------------------
                                      Latest  All Time  All Time  Monthly  Quarterly                      12 Month
                                      Price     High      Low     Change     Change   Earnings   Assets     Div.
                      State Exchange   ($)       ($)      ($)       (%)       (%)        ($)       ($)      ($)
                      ----- --------  ------  --------  --------  -------  ---------  --------  --------  --------
ALL THRIFTS
   AVERAGE                            21.059    24.333   17.974      0.43      3.15     1.23      177.14     0.45
   MEDIAN                             17.775    21.920   15.850      0.00      0.41     1.05      156.32     0.40
   HIGH                                   96        96       53     68.24    156.00     6.71    1,028.91     5.23
   LOW                                 0.510     1.500    0.510    -18.18    -25.13    -3.21       23.15     0.00

AVERAGE FOR STATE
   OH                                 16.716    19.419   14.714      0.64      0.49     0.79      136.42     0.53

AVERAGE BY REGION
   MIDWEST                            20.702    23.786   17.359      0.31      3.16     0.99      173.78     0.53
   NEW ENGLAND                        22.768    25.750   20.602      0.19      4.24     1.32      174.75     0.60
   MID ATLANTIC                       20.234    23.457   17.301      0.30      4.49     1.27      166.25     0.38
   SOUTHEAST                          17.499    21.067   15.250      0.27      0.96     0.84      146.28     0.32
   SOUTHWEST                          19.787    23.491   17.858      1.52      2.22     1.60      229.99     0.29
   WEST                               28.227    31.821   23.704      0.89      3.39     2.25      231.79     0.46

AVERAGE BY EXCHANGE
   NYSE                               34.879    39.538   28.658     -1.93     -0.28     2.63      261.79     0.60
   AMEX                               22.571    25.910   19.367     -0.23      6.49     1.08      193.42     0.45
   NASDAQ                             19.807    23.167   17.203      0.69      2.65     1.14      158.13     0.49
   OTC                                18.550    21.823   16.165      0.92      2.60     0.84      171.62     0.35
   Pink Sheets                        22.135    24.485   17.895      0.08      6.33     1.59      258.29     0.35

                                  PRICING RATIOS
                      ---------------------------------------
                       Price/    Price/    Price/  Price/Core
                      Earnings  Bk. Value  Assets   Earnings
                        (X)        (%)      (%)        (X)
                      --------  ---------  ------  ----------
ALL THRIFTS
   AVERAGE              19.55     140.53    13.84    21.95
   MEDIAN               17.08     128.52    13.19    17.52
   HIGH                 64.00     407.69    43.63   122.92
   LOW                   4.16      59.75     3.35     8.18

AVERAGE FOR STATE
   OH                   19.09     123.40    13.71    23.82

AVERAGE BY REGION
   MIDWEST              20.03     125.10    12.99    25.26
   NEW ENGLAND          23.63     145.17    17.04    22.02
   MID ATLANTIC         19.54     151.81    15.17    19.80
   SOUTHEAST            21.80     156.77    13.70    22.41
   SOUTHWEST            14.28     110.32     9.98    18.30
   WEST                 15.68     161.66    14.06    15.69

AVERAGE BY EXCHANGE
   NYSE                 14.64     171.88    14.83    16.18
   AMEX                 21.80     139.59    12.01    18.33
   NASDAQ               19.72     144.71    14.27    21.72
   OTC                  21.24     118.71    12.73    24.81
   Pink Sheets          18.36     123.00    12.54    26.89

                                   EXHIBIT 33

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                 ASSETS AND EQUITY                     PROFITABILITY
                                          ------------------------------------  -------------------------
                                             Total       Total       Total             Core         Core
                                            Assets      Equity    Tang. Equity  ROAA   ROAA  ROAE   ROAE
                                   State    ($000)      ($000)       ($000)      (%)    (%)   (%)    (%)
                                   -----  -----------  ---------  ------------  -----  ----  -----  -----
AKPB  Alaska Pacific Bancshares
      Inc.                          AK        166,030     16,205       16,169    0.36  0.36   3.75   3.75
SlYF  Security Federal Bancorp
      Inc.                          AL         76,639     10,386       10,386    0.21  0.21   1.60   1.60
SRNN  Southern Banc Co.             AL        106,274     16,865       16,865    0.45  0.43   2.77   2.85
SCBS  Southern Community
      Bancshares                    AL         67,430      6,962        6,962    0.78  0.81   6.94   7.20
SZB   SouthFirst Bancshares Inc.    AL        140,565     10,470        9,926   -0.07  0.29  -0.94   4.05
FFBH  First Federal Bancshares
      of AR                         AR        805,371     75,936       75,936    1.06  1.06  10.66  10.66
PFSL  Pocahontas Bancorp Inc.       AR        721,268     52,595       38,180    0.29  0.24   4.05   3.35
BOFI  B of I Holding Inc.           CA        609,508     68,650       68,650    0.59  0.60   6.65   6.74
BYFC  Broadway Financial Corp.      CA        297,725     15,629       15,629    0.52  0.52   9.65   9.59
CCBI  Commercial Capital Bancorp    CA      5,180,001    668,457      268,801    1.59  1.58  12.78  12.72
DSL   Downey Financial Corp.        CA     16,612,127  1,116,145    1,112,995    1.17  1.15  18.43  18.12
FPTB  First PacTrust Bancorp Inc.   CA        733,339     79,060       79,060    0.68  0.68   5.89   5.83
FED   FirstFed Financial Corp.      CA      9,278,669    516,250      511,915    1.00  1.00  15.61  15.61
GDW   Golden West Financial         CA    117,485,678  7,936,443    7,936,443    1.29  1.29  18.94  18.87
HWFG  Harrington West Finl Grp Inc. CA      1,109,266     56,102       49,319    0.77  0.76  15.85  15,61
NDE   IndyMac Bancorp Inc.          CA     19,415,887  1,404,958    1,323,827    1.36  1.37  20.29  20.42
MLGF  Malaga Financial
      Corporation                   CA        527,473     39,924       39,924    1.03  1.03  13.30  13.30
PPBI  Pacific Premier Bancorp       CA        634,469     47,573       47,573    1.18  1.02  13.87  12.02
PFB   PFF Bancorp Inc.              CA      3,970,363    342,144      340,877    1.22  1.17  14.08  13.49
PROV  Provident Financial Holdings  CA      1,632,122    122,989      122,895    1.25  1.24  16.10  15.88
SNLS  San Luis Trust Bank FSB       CA        207,098     19,882       19,882    2.16  2.16  21.54  21.54
WES   Westcorp                      CA     16,544,234  1,461,860    1,461,860    1.50    NA  17.40     NA
HCBC  High Country Bancorp Inc.     CO        196,786     17,221       17,221    0.65  0.57   7.57   6.69
MTXC  Matrix Bancorp Inc.           CO      1,974,978     97,192       97,192    1.12    NA  24.28     NA
NAL   NewAlliance Bancshares Inc.   CT      6,594,265  1,431,922      963,409    0.75  0.83   3.39   3.71
NMIL  NewMil Bancorp Inc.           CT        812,312     54,541       46,374    1.18  1.18  16.08  16.08
IFSB  Independence Federal Svgs
      Bank                          DC        166,212     17,345       17,345   -0.31    NA  -3.27     NA
WSFS  WSFS Financial Corp.          DE      2,699,846    193,187      191,677    1.07  1.05  13.91  13.66
BBX   BankAtlantic Bancorp Inc.     FL      6,717,676    510,394      424,523    1.26  1.25  18.17  16.06
BKUNA BankUnited Financial
      Corp.                         FL      9,944,114    499,663      471,310    0.31  0.28   5.51   5.12
BFCF  BFC Financial Corp.           FL      7,448,568    174,265       87,087    0.20    NA  10.57     NA
FDT   Federal Trust Corp.           FL        661,351     42,030       42,030    0.64  0.74  10.00  11.55
FFFL  Fidelity Bankshares Inc.      FL      3,796,835    274,748      253,468    0.77  0.81  11.56  12.26

                                                   CAPITAL ISSUES
                                   ---------------------------------------------
                                                          Number of   Mkt. Value
                                     IPO                   Shares     of Shares
                                     Date     Exchange     Outstg.       ($M)
                                   --------  ----------  -----------  ----------
AKPB  Alaska Pacific Bancshares
      Inc.                         07/01/99    OTC BB        627,754     12.87
SlYF  Security Federal Bancorp
      Inc.                         04/03/95  Pink Sheet           NA      8.32
SRNN  Southern Banc Co.            10/05/95    OTC BB        889,998     15.00
SCBS  Southern Community
      Bancshares                   12/23/96  Pink Sheet           NA      4.50
SZB   SouthFirst Bancshares Inc.   02/14/95     AMEX         708,996      8.66
FFBH  First Federal Bancshares
      of AR                        05/03/96    NASDAQ      5,053,208    116.24
PFSL  Pocahontas Bancorp Inc.      04/01/98    NASDAQ      4,641,717     64.89
BOFI  B of I Holding Inc.          03/15/05    NASDAQ      8,299,823     78.85
BYFC  Broadway Financial Corp.     01/09/96    NASDAQ      1,520,347     18.24
CCBI  Commercial Capital Bancorp   12/18/02    NASDAQ     55,388,061    982.94
DSL   Downey Financial Corp.       01/01/71     NYSE      27,853,783   1779.86
FPTB  First PacTrust Bancorp Inc.  08/23/02    NASDAQ      4,544,500    119.29
FED   FirstFed Financial Corp.     12/16/83     NYSE      16,542,899    942.61
GDW   Golden West Financial        05/29/59     NYSE     307,760,826  19000.90
HWFG  Harrington West Finl
      Grp Inc.                     11/07/02    NASDAQ      5,363,853     91.19
NDE   IndyMac Bancorp Inc.         11/10/86     NYSE      63,511,959   2618.57
MLGF  Malaga Financial
      Corporation                        NA    OTC BB             NA     74.48
PPBI  Pacific Premier Bancorp      06/25/97    NASDAQ      5,258,738     68.10
PFB   PFF Bancorp Inc.             03/29/96     NYSE      24,575,733    734.25
PROV  Provident Financial Holdings 06/28/96    NASDAQ      6,956,815    195.29
SNLS  San Luis Trust Bank FSB            NA    OTC BB             NA     46.11
WES   Westcorp                     05/01/86     NYSE      52,154,159   3176.36
HCBC  High Country Bancorp Inc.    12/10/97  Pink Sheet           NA     18.21
MTXC  Matrix Bancorp Inc.          10/18/96    NASDAQ      6,620,850     88.39
NAL   NewAlliance Bancshares Inc.  04/02/04     NYSE     114,158,736   1649.92
NMIL  NewMil Bancorp Inc.          02/01/86    NASDAQ      4,138,004    120.42
IFSB  Independence Federal Svgs
      Bank                         06/06/85    NASDAQ      1,552,448     18.63
WSFS  WSFS Financial Corp.         11/26/86    NASDAQ      6,860,114    391.37
BBX   BankAtlantic Bancorp Inc.    11/29/83     NYSE      60,642,777    920.24
BKUNA BankUnited Financial
      Corp.                        12/11/85    NASDAQ     30,269,128    695.65
BFCF  BFC Financial Corp.                NA    NASDAQ     33,704,946    253.30
FDT   Federal Trust Corp.          12/12/97     AMEX       8,299,343     97.87
FFFL  Fidelity Bankshares Inc.     05/15/01    NASDAQ     25,097,604    751.47

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                 ASSETS AND EQUITY                     PROFITABILITY
                                          -----------------------------------  ----------------------------
                                             Total      Total       Total             Core           Core
                                            Assets     Equity    Tang. Equity  ROAA   ROAA   ROAE    ROAE
                                   State    ($000)     ($000)       ($000)      (%)    (%)    (%)     (%)
                                   -----  ----------  ---------  ------------  -----  ----   -----   ------
FCFL   First Community Bank
       Corp.                         FL      276,255     24,672     24,244      0.96   0.96    9.85    9.85
HARB   Harbor Florida
       Bancshares Inc.               FL    2,935,329    311,604    307,665      1.63   1.64   15.44   15.58
EBDC   ebank Financial Services
       Inc.                          GA      147,513     11,020     11,020      0.12   0.09    1.29    0.97
NTBK   NetBank Inc.                  GA    4,954,767    409,089    327,665     -0.27  -0.38   -3.19   -4.40
FFSX   First Federal Bankshares
       Inc.                          IA      586,813     70,295     51,709      0.72   0.49    5.87    4.00
HZFS   Horizon Financial Svcs
       Corp.                         IA      110,112    11 ,860     11,860      0.48   0.49    4.67    4.74
CASH   Meta Financial Group Inc.     IA      768,677     43,051     39,648     -0.12  -0.12   -2.13   -2.10
FFFD   North Central Bancshares
       Inc.                          lA      479,702     43,530     38,559      1.04   1.14   11.42   12.47
AFBA   Allied First Bancorp Inc.     IL      146,076     10,109      9,530      0.62   0.14    8.13    1.80
BFIN   BankFinancial Corp            IL    1,786,723    322,180    302,252      0.46     NA    6.76      NA
BPLS   BankPlus FSB                  IL      307,315     21,774     21,774      0.40   0.40    6.03    6.03
ESDF   East Side Financial Inc.      IL           NA         NA         NA      0.42   0.17    4.45    1.83
EFC    EFC Bancorp Inc.              IL    1,035,520     89,188     89,188      0.64   0.62    7.65    7.40
FBTC   First BancTrust Corp.         IL      234,089     26,610     26,610      0.61   0.56    5.11    4.70
FFBI   First Federal Bancshares
       Inc.                          IL      329,446     22,479     20,911      0.49   0.39    6.74    5.39
GTPS   Great American Bancorp        IL      156,563     12,481     11,996      1.29   1.26   12.79   12.46
HMKF   Hemlock Federal
       Financial Corp                IL      294,132     22,605     21,406      0.30   0.26    4.25    3.66
MAFB   MAP Bancorp Inc.              IL   10,059,203    950,257    633,498      1.04   1.06   10.56   10.69
MCPH   Midland Capital Holdings
       Corp.                         IL      138,979     12,697     12,697      0.83   0.68    9.94    8.17
PFED   Park Bancorp Inc.             IL      257,025     30,607     30,607      0.75   0.45    6.50    3.95
PEKS   Progressive Bancorp Inc.      IL      121,064     10,186     10,186      0.61   0.60    7.17    7.06
RFBK   Rantoul First Bank SB         IL       29,504      2,479      2,479      0.65   0.21    8.84    2.90
RYFL   Royal Financial Inc.          IL      116,808     34,248     34,248        NA     NA      NA      NA
UMBR   Umbrella Bancorp Inc.         IL       74,979      5,303      5,278     -7.70  -6.82  -98.00  -86.82
WFBS   Washington Fed Bank for
       Svgs                          IL       58,259      5,544      5,544      1.41   1.41   15.81   15.81
WTWN   West Town Bancorp Inc.        IL       54,451      3,261      3,261        NA     NA      NA      NA
AMFC   AMB Financial Corp.           IN      161,654     13,766     13,766      0.65   0.51    7.49    5.89
ASBI   Ameriana Bancorp              IN      428,705     38,969     38,405      0.47   0.48    5.16    5.26
BRBI   Blue River Bancshares Inc.    IN      210,915     16,568     13,064     -0.09   0.08   -1.16    0.98
CITZ   CFS Bancorp Inc.              IN    1,283,027    146,312    144,915     -0.45  -0.39   -4.09   -3.51
CSFC   City Savings Financial
       Corp.                         IN      158,526     12,273     12,273      0.31     NA    3.89      NA
DSFN   DSA Financial Corp.           IN       92,595     17,233     17,233      0.98   0.98    5.22    5.22
FFWC   FFW Corp.                     IN      257,178     23,566     22,591      0.26   0.69    2.93    7.81

                                                   CAPITAL ISSUES
                                   ---------------------------------------------
                                                           Number of  Mkt. Value
                                     IPO                    Shares     of Shares
                                     Date      Exchange     Outstg.      ($M)
                                   ---------  ----------  ----------  ----------
FCFL   First Community Bank
       Corp.                        06/27/03    NASDAQ     2,216,201     56.51
HARB   Harbor Florida
       Bancshares Inc.              03/19/98    NASDAQ    23,904,512    870.48
EBDC   ebank Financial Services
       Inc.                         07/06/98    OTC BB     6,371,458      9.56
NTBK   NetBank Inc.                 07/29/97    NASDAQ    46,298,407    389.54
FFSX   First Federal Bankshares
       Inc.                         04/14/99    NASDAQ     3,548,203     69.20
HZFS   Horizon Financial Svcs
       Corp.                        06/30/94    OTC BB       780,431     11.82
CASH   Meta Financial Group Inc.    09/20/93    NASDAQ     2,503,655     47.57
FFFD   North Central Bancshares
       Inc.                         03/21/96    NASDAQ     1,534,340     58.69
AFBA   Allied First Bancorp Inc.    12/31/01    OTC BB       511,318      8.95
BFIN   BankFinancial Corp           06/24/05    NASDAQ    24,466,250    353.54
BPLS   BankPlus FSB                 07/10/91  Pink Sheet          NA     20.51
ESDF   East Side Financial Inc.     11/01/91  Pink Sheet          NA     10.17
EFC    EFC Bancorp Inc.             04/07/98     AMEX      4,818,669    162.39
FBTC   First BancTrust Corp.        04/19/01    NASDAQ     2,406,950     31.05
FFBI   First Federal Bancshares
       Inc.                         09/28/00    NASDAQ     1.244,224     25.51
GTPS   Great American Bancorp       06/30/95    OTC BB            NA     24.92
HMKF   Hemlock Federal
       Financial Corp               04/02/97  Pink Sheet          NA     25.82
MAFB   MAP Bancorp Inc.             01/12/90    NASDAQ    31,975,484   1331.01
MCPH   Midland Capital Holdings
       Corp.                        06/30/93    OTC BB       372,600     16.39
PFED   Park Bancorp Inc.            08/12/96    NASDAQ     1,122,795     34.01
PEKS   Progressive Bancorp Inc.     10/06/92  Pink Sheet          NA     13.31
RFBK   Rantoul First Bank SB        04/02/03  Pink Sheet     190,961      4.11
RYFL   Royal Financial Inc.         01/21/05    OTC BB     2,645,000     36.90
UMBR   Umbrella Bancorp Inc.              NA  Pink Sheet          NA      1.58
WFBS   Washington Fed Bank for
       Svgs                         03/01/95  Pink Sheet          NA      2.61
WTWN   West Town Bancorp Inc.       03/01/95  Pink Sheet          NA      2.67
AMFC   AMB Financial Corp.          04/01/96    OTC BB       974,143     12.76
ASBI   Ameriana Bancorp             03/02/87    NASDAQ     3,156,155     43.00
BRBI   Blue River Bancshares Inc.   06/24/98    NASDAQ     3,507,150     17.89
CITZ   CFS Bancorp Inc.             07/24/98    NASDAQ    12,345,782    168.60
CSFC   City Savings Financial
       Corp.                        12/28/01    OTC BB       555,450     11.25
DSFN   DSA Financial Corp.          07/30/04    OTC BB     1,644,242     21.38
FFWC   FFW Corp.                    04/05/93    OTC BB     1,268,135     24.46


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                            ASSETS AND EQUITY                       PROFITABILITY
                                                  ------------------------------------    ----------------------------------
                                                    Total       Total         Total                 Core               Core
                                                   Assets      Equity     Tang. Equity     ROAA     ROAA     ROAE      ROAE
                                         State     ($000)      ($000)        ($000)        (%)      (%)       (%)       (%)
                                         -----    ---------    -------    ------------    -----    -----    ------    ------
FDLB    Fidelity Federal Bancorp          IN        200,084     16,744       16,744        0.34     0.33      4.18      4.05
FBEI    First Bancorp of Indiana Inc.     IN        277,368     29,921       27,972        0.55     0.55      5.19      5.19
FCAP    First Capital Inc.                IN        438,420     41,550       35,665        0.81     0.82      8.20      8.24
HFSK    HFS Bank FSB                      IN        237,979     20,626       20,626        0.66     0.66      7.71      7.71
HBBI    Home Building Bancorp             IN         59,199      6,672        6,672        0.42     0.59      3.84      5.38
HWEN    Home Financial Bancorp            IN         69,653      7,329        7,329        0.67     0.69      6.44      6.69
LNCB    Lincoln Bancorp                   IN        806,844    100,194       72,655        0.15     0.39      1.24      3.17
LOGN    Logansport Financial Corp.        IN        156,896     16,901       16,901        0.70     0.70      6.73      6.71
LSBI    LSB Financial Corp.               IN        367,379     31,836       31,836        0.97     0.97     11.31     11.31
MFBC    MFB Corp.                         IN        526,469     37,623       32,926        0.29     0.47      4.13      6.60
MFSF    MutualFirst Financial Inc.        IN        858,123     87,610       86,723        0.60     0.82      5.68      7.74
NIDB    Northeast Indiana Bancorp         IN        228,276     24,822       24,316        0.31     0.53      2.81      4.79
NWIN    Northwest Indiana Bancorp         IN        591,584     45,392       45,392        1.16     1.15     14.87     14.74
PCBH    PCB Holding Co.                   IN         35,339      4,601        4,601       -0.14    -0.14     -1.00     -1.00
PFDC    Peoples Bancorp                   IN        493,667     65,681       62,983        0.91     0.97      6.93      7.39
PBNC    PFS Bancorp Inc.                  IN        133,980     20,641       20,629        0.70     0.68      3.97      3.81
RIVR    River Valley Bancorp              IN        305,926     22,988       22,957        0.82     0.81     10.36     10.32
TDCB    Third Century Bancorp             IN        126,787     22.904       22,904        0.37     0.37      1.98      1.98
UCBC    Union Community Bancorp           IN        264,291     33,835       31,163        0.62     0.65      4.72      4.98
FFSL    First Independence Corp.          KS        169,717     15,089       15,089        0.78     0.76      8.49      8.28
CKFB    CKF Bancorp Inc.                  KY        155,430     16,825       15,725        1.55     1.20     14.53     11.27
CFBC    Community First Bancorp Inc.      KY         68,196      2,919        2,919       -1.47    -1.45    -26.87    -26.57
HFBC    HopFed Bancorp Inc.               KY        591,102     50,396       45,142        0.70     0.64      8.31      7.66
FPBF    FPB Financial Corp.               LA         96,536      7,481        7,481        0.57     0.35      7.55      4.59
GLBP    Globe Bancorp Inc.                LA         29,896      5,206        5,206        0.75     0.75      4.09      4.09
GSLA    GS Financial Corp.                LA        189,403     28,825       28,825        0.08     0.43      0.58      3.00
HSTD    Homestead Bancorp Inc.            LA        135,350     12,225       12,225        0.28     0.27      3.11      3.07
TSH     Teche Holding Co                  LA        677,258     61,316       57,308        0.88     0.85      9.81      9.45
BFBC    Benjamin Franklin Bancorp Inc     MA        863,784    109,229       70,533          NA       NA        NA        NA
BHL     Berkshire Hills Bancorp Inc.      MA      2,066,593    244,497      142,330        0.35     0.69      3.50      6.86
BRKL    Brookline Bancorp Inc.            MA      2,216,146    613,122      566,869        1.02     0.99      3.23      3.15
CEBK    Central Bancorp Inc.              MA        531,863     39,223       36,991        0.53     0.47      6.96      6.23
HIFS    Hingham Instit. for Savings       MA        585,813     48,634       46,634        1.13     1.13     13.68     13.68

                                                            CAPITAL ISSUES
                                         ---------------------------------------------------
                                                                   Number of      Mkt. Value
                                            IPO                      Shares        of Shares
                                           Date       Exchange       Outstg.         ($M)
                                         --------    ----------    ----------     ----------
FDLB    Fidelity Federal Bancorp         08/31/87    Pink Sheet            NA        16.22
FBEI    First Bancorp of Indiana Inc.    04/07/99      NASDAQ       1,597,649        35.63
FCAP    First Capital Inc.               01/04/99      NASDAQ       2,595,537        46.72
HFSK    HFS Bank FSB                     10/02/85    Pink Sheet     1,866,200        22.58
HBBI    Home Building Bancorp            02/08/95      OTC BB         249,874         5.68
HWEN    Home Financial Bancorp           07/02/96    Pink Sheet     1,355,950         9.49
LNCB    Lincoln Bancorp                  12/30/98      NASDAQ       5,400,253        86.40
LOGN    Logansport Financial Corp.       06/14/95    Pink Sheet            NA        15.73
LSBI    LSB Financial Corp.              02/03/95      NASDAQ       1,466,256        42.04
MFBC    MFB Corp.                        03/25/94      NASDAQ       1,353,460        35.33
MFSF    MutualFirst Financial Inc.       12/30/99      NASDAQ       4,608,013       106.72
NIDB    Northeast Indiana Bancorp        06/28/95      OTC BB       1,360,837        24.84
NWIN    Northwest Indiana Bancorp              NA      OTC BB       2,783,193        92.26
PCBH    PCB Holding Co.                  07/02/98    Pink Sheet            NA         5.79
PFDC    Peoples Bancorp                  07/07/87      NASDAQ       3,344,001        65.38
PBNC    PFS Bancorp Inc.                 10/12/01      NASDAQ       1,473,728        33.31
RIVR    River Valley Bancorp             12/20/96      NASDAQ       1,588,987        32.73
TDCB    Third Century Bancorp            06/30/04      OTC BB       1,653,125        21.74
UCBC    Union Community Bancorp          12/29/97      NASDAQ       1,939,000        51.87
FFSL    First Independence Corp.         10/08/93      OTC BB              NA        17.88
CKFB    CKF Bancorp Inc.                 01/04/95      OTC BB       1,409,133        22.90
CFBC    Community First Bancorp Inc.     06/27/03      OTC BB         277,725         3.03
HFBC    HopFed Bancorp Inc.              02/09/98      NASDAQ       3,647,917        58.26
FPBF    FPB Financial Corp.              07/01/99    Pink Sheet       279,000         6.84
GLBP    Globe Bancorp Inc.               07/10/01      OTC BB         273,800         4.93
GSLA    GS Financial Corp.               04/01/97      NASDAQ       1,284,031        19.75
HSTD    Homestead Bancorp Inc.           07/20/98    Pink Sheet            NA        11.56
TSH     Teche Holding Co                 04/19/95       AMEX        2,236,829        87.18
BFBC    Benjamin Franklin Bancorp Inc    04/05/05      NASDAQ       8,488,898       114.06
BHL     Berkshire Hills Bancorp Inc.     06/28/00       AMEX        8,593,894       298.94
BRKL    Brookline Bancorp Inc.           07/10/02      NASDAQ      61,594,291       966.40
CEBK    Central Bancorp Inc.             10/24/86      NASDAQ       1,590,181        45.26
HIFS    Hingham Instit. for Savings      12/20/88      NASDAQ       2,090,250        87.79

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                          ASSETS AND EQUITY                      PROFITABILITY
                                                 -----------------------------------    ---------------------------------
                                                   Total       Total        Total                 Core               Core
                                                  Assets      Equity    Tang. Equity     ROAA     ROAA     ROAE      ROAE
                                         State    ($000)      ($000)       ($000)        (%)      (%)      (%)        (%)
                                         -----   ---------    -------   ------------    -----    -----    -----     -----
LSBX    LSB Corp.                         MA        545,463    58,686        58,686      0.61     0.61     5.48      5.48
MASB    MASSBANK Corp.                    MA        933,064   108,441       107,351      0.76     0.73     6.66      6.39
MFLR    Mayflower Co-operative Bank       MA        240,562    18,650        18,578      0.81     0.81    10.26     10.21
ABKD    American Bank Holdings Inc.       MD        290,170    18,735        18,735      1.05     1.03    16.02     15.83
BUCS    BUCS Financial Corp               MD        128,606    10,923        10,923      0.57     0.31     6.74      3.67
PCGO    Prince George's FSB               MD        100,584    11,553        11,553      1.02     1.02     8.62      8.62
SVBI    Severn Bancorp Inc.               MD        791,720    65,842        65,508      1.87     1.87    22.16     22.16
WSB     Washington Savings Bank FSB       MD        528,713    55,587        55,587      1.48     1.47    15.30     15.15
CTZN    Citizens First Bancorp Inc.       MI      1,567,589   165,703       152,430      0.61     0.62     5.25      5.33
FFNM    First Fed of N Michigan Bncp      MI        276,528    36,389        32,635      0.06     0.23     0.67      2.49
FBC     Flagstar Bancorp Inc.             MI     14,916,627   755,278       755,278      0.84     0.84    15.38     15.38
MCBF    Monarch Community Bancorp Inc     MI        276,431    40,020        28,858     -0.69    -0.56    -4.82     -3.91
STBI    Sturgis Bancorp                   MI        311,026    26,177        20,958      0.72     0.72     8.11      8.11
HMNF    HMN Financial Inc.                MN        985,661    86,558        82,480      1.04     1.08    11.60     12.10
REDW    Redwood Financial Inc.            MN         72,410     8,833         8,833      0.36     0.35     2.99      2.93
WEFP    Wells Financial Corp.             MN        253,346    25,070        25,070      0.85     0.81     8.39      7.97
CCFC    CCSB Financial Corp.              MO         95,574    13,976        13,976      0.12     0.12     0.77      0.77
FBSI    First Bancshares Inc.             MO        244,041    26,817        26,404      0.51     0.51     4.73      4.71
LXMO    Lexington B&L Financial Corp.     MO        134,226    13,875        13,086      0.67     0.67     6.55      6.54
MCMH    MCM Savings Bank FSB              MO         77,044     5,281         5,271      0.47     0.36     7.09      5.47
NASB    NASB Financial Inc.               MO      1,512,590   145,283       142,187      1.81     1.81    18.47     18.47
PULB    Pulaski Financial Corp.           MO        770,261    46,899        46,241      1.12     1.12    17.32     17.32
CSBC    Citizens South Banking Corp.      NC        514,894    70,877        63,567      0.56     0.64     3.98      4.57
CDLX    Coddle Creek Financial Corp.      NC        136,142    20,251        20,251      0.74     0.74     4.90      4.90
KSBI    KS Bancorp Inc.                   NC        259,736    15,396        15,396      0.65     0.65     8.55      8.53
MTUC    Mutual Community Savings Bank     NC         93,434     7,488         7,488      0.17     0.16     1.99      1.95
SSFC    South Street Financial Corp.      NC        228,439    25,786        25,786      0.64     0.64     5.46      5.46
CFB     Commercial Federal Corp.          NE     10,316,615   755,393       585,681      0.00     0.32     0.07      4.65
TONE    TierOne Corp.                     NE      3,204,275   289,611       236,386      0.94     0.94     9.78      9.74
NHTB    New Hampshire Thrift Bncshrs      NH        628,313    45,380        33,240      0.78     0.80    10.86     11.09
SWGC    Siwooganock Holding Company       NH         79,007     6,818         6,818      0.90     0.53    10.80      6.37
FNSW    Famsworth Bancorp Inc.            NJ        104,119     9,354         9,354      0.45     0.44     5.37      5.26
FMCO    FMS Financial Corp.               NJ      1,217,301    73,747        71,513      0.66     0.63    11.60     11.06

                                                           CAPITAL ISSUES
                                         ---------------------------------------------------
                                                                   Number of      Mkt. Value
                                            IPO                      Shares        of Shares
                                           Date       Exchange       Outstg.         ($M)
                                         --------    ----------    ----------     ----------
LSBX    LSB Corp.                        05/02/86      NASDAQ       4,445,314        75.45
MASB    MASSBANK Corp.                   05/28/86      NASDAQ       4,386,617       147.15
MFLR    Mayflower Co-operative Bank      12/23/87      NASDAQ       2,072,000        32.94
ABKD    American Bank Holdings Inc.            NA      OTC BB       1,964,538        21,61
BUCS    BUCS Financial Corp              03/15/01      OTC BB         801,968        10.75
PCGO    Prince George's FSB                    NA    Pink Sheet            NA         0.00
SVBI    Severn Bancorp Inc.                    NA      NASDAQ       8,318,184       156.47
WSB     Washington Savings Bank FSB      08/03/88       AMEX        7,402,000        71.13
CTZN    Citizens First Bancorp Inc.      03/07/01      NASDAQ       8,193,201       183.81
FFNM    First Fed of N Michigan Bncp     04/04/05      NASDAQ       3,100,021        29.61
FBC     Flagstar Bancorp Inc.            04/30/97       NYSE       62,243,888      1065.20
MCBF    Monarch Community Bancorp Inc    08/30/02      NASDAQ       2,708,692        33.89
STBI    Sturgis Bancorp                  11/10/88    Pink Sheet     2,520,955        33.40
HMNF    HMN Financial Inc.               06/30/94      NASDAQ       4,407,494       141.90
REDW    Redwood Financial Inc.           07/10/95    Pink Sheet       492,582        10.47
WEFP    Wells Financial Corp.            04/11/95      OTC BB       1,027,180        29.84
CCFC    CCSB Financial Corp.             01/09/03      OTC BB         921,932        13.59
FBSI    First Bancshares Inc.            12/22/93      NASDAQ       1,552,000        26.83
LXMO    Lexington B&L Financial Corp.    06/06/96    Pink Sheet       622,032        15.55
MCMH    MCM Savings Bank FSB                   NA    Pink Sheet            NA         5.15
NASB    NASB Financial Inc.              09/27/85      NASDAQ       8,444,942       334.08
PULB    Pulaski Financial Corp.          12/03/98      NASDAQ       8,435,063       147.66
CSBC    Citizens South Banking Corp.     10/01/02      NASDAQ       7,264,515        88.00
CDLX    Coddle Creek Financial Corp.     12/31/97    Pink Sheet       651,600        22.48
KSBI    KS Bancorp Inc.                  12/30/93      OTC BB       1,309,501        24.88
MTUC    Mutual Community Savings Bank    06/29/93      OTC BB         363,719         4.47
SSFC    South Street Financial Corp.     10/03/96      NASDAQ       3,037,886        30.38
CFB     Commercial Federal Corp.         12/31/84       NYSE       38,213,347      1306.58
TONE    TierOne Corp.                    10/02/02      NASDAQ      18,141,522       509.66
NHTB    New Hampshire Thrift Bncshrs     05/22/86      NASDAQ       4,194,980        59.78
SWGC    Siwooganock Holding Company            NA    Pink Sheet            NA         6.45
FNSW    Famsworth Bancorp Inc.           09/30/98      OTC BB         650,311        12.10
FMCO    FMS Financial Corp.              12/14/88      NASDAQ       6,502,560       111.14

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                          ASSETS AND EQUITY                          PROFITABILITY
                                              ---------------------------------------     ----------------------------------
                                                   Total        Total        Total                  Core                Core
                                                  Assets        Equity    Tang. Equity    ROAA      ROAA      ROAE      ROAE
                                        State     ($000)        ($000)       ($000)       (%)        (%)       (%)       (%)
                                        -----     ------        ------       ------       ---        ---       ---       ---
HCBK  Hudson City Bancorp Inc.           NJ      26,005,131    5,473,555    5,473,555       1.22      1.19     15.10    14.74
OCFC  OceanFirst Financial Corp.         NJ       1,977,764      135,286      133,962       1.02      1.01     14.23    14.14
PBCI  Pamrapo Bancorp Inc.               NJ         638,882       56,819       56,819       1.24      1.24     14.55    14.55
PFSB  PennFed Financial Services Inc.    NJ       2,050,551      124,054      124,054       0.78      0.78     12.64    12.64
PFS   Provident Financial Services       NJ       6,288,754    1,101,137      663,074       0.94      0.93      5.39     5.36
RBLG  Roebling Financial Corp.           NJ         105,350       15,996       15,996       0.60      0.60      4.12     4.12
SYNF  Synergy Finl Group Inc.            NJ         923,016       98,905       98,032       0.52      0.52      4.33     4.33
AABC  Access Anytime Bancorp Inc.        NM         374,328       22,425       12,318       0.43      0.42      7.25     7.19
FFSW  First Fed Banc of the SW Inc.      NM         563,852       48,230       43,119         NA        NA        NA       NA
AF    Astoria Financial Corp.            NY      22,826,049    1,392,641    1,207,490       0.98      1.02     16.41    17.08
ALFC  Atlantic Liberty Financial         NY         183,955       28,318       28,318       1.13      0.87      7.52     5.79
CNY   Carver Bancorp Inc.                NY         618,945       47,059       47,059       0.40      0.57      5.22     7.49
DCOM  Dime Community Bancshares Inc.     NY       3,273,458      287,527      231,889       1.17      1.28     14.13    15.51
ESBK  Elmira Savings Bank                NY         325,562       22,886       22,484       0.82      0.80     11.94    11.59
ESLB  ES&L Bancorp Inc.                  NY         210,979       20,256       20,256       1.27      0.93     13.81    10.10
FNFG  First Niagara Finl Group           NY       7,982,290    1,381,168      645,654       1.13      1.16      6.27     6.45
FFIC  Flushing Financial Corp.           NY       2,238,987      168,642      164,737       1.12      1.15     14.74    15.23
ICBC  Independence Cmnty Bank Corp.      NY      18,144,642    2,294,466    1,029,421       1.29      1.31     10.13    10.25
NYB   New York Community Bancorp         NY      25,204,692    3,250,264    1,230,470       1.49      1.48     11.44    11.41
PRTR  Partners Trust Financial           NY       3,739,163      549,375      281,463       0.54      0,67      3.67     4.55
PBNY  Provident New York Bancorp         NY       2,559,378      399,694      226,814       0.86      0.86      5.07     5.08
ROME  Rome Bancorp Inc.                  NY         311,278       92,614       92,614       1.03      1.04      5.76     5.82
SFFS  Sound Federal Bancorp Inc.         NY       1,060,811      128,084      114,114       0.52      0.51      4.02     3.97
TRST  TrustCo Bank Corp NY               NY       2,878,787      234,228      233,675       2.04      1.79     25.53    22.43
ASBN  ASB Financial Corp.                OH         184,482       19,194       19,194       1.24      1.24     11.88    11.88
GCFC  Central Federal Corp.              OH         165,092       19,428       17,442      -1.06     -0.88     -8.60    -7.10
CIBI  Community Investors Bancorp        OH         122,762       13,007       13,007       0.75      0.74      6.89     6.77
FFDF  FFD Financial Corp.                OH         148,559       17,402       17,402       0.78      0.63      6.40     5.14
FDEF  First Defiance Financial           OH       1,399,626      147,550      107,846       0.84      1.00      7.55     9.01
FFHS  First Franklin Corp.               OH         271,632       24,544       24,544       0.34      0.18      3.89     2.06
FNFI  First Niles Financial Inc.         OH         100,326       16,630       16,630       1.14      0.80      7.01     4.87
FPFC  First Place Financial Corp.        OH       2,498,943      236,656      166,298       0.79      0.91      8.29     9.48
HCFC  Home City Financial Corp.          OH         150,847       13,038       12,775       0.47      0.33      5.75     4.06

                                                       CAPITAL ISSUES
                                        ------------------------------------------------
                                                                 Number of    Mkt. Value
                                          IPO                     Shares      of Shares
                                          Date      Exchange      Outstg.       ($M)
                                        --------   ---------    -----------   ----------
HCBK  Hudson City Bancorp Inc.          06/07/05     NASDAQ     597,471,988     7290.40
OCFC  OceanFirst Financial Corp.        07/03/96     NASDAQ      12,742,633      299.36
PBCI  Pamrapo Bancorp Inc.              11/14/89     NASDAQ       4,975,542      107.70
PFSB  PennFed Financial Services Inc.   07/15/94     NASDAQ      13,280,038      257.83
PFS   Provident Financial Services      01/16/03      NYSE       71,028,196     1266.28
RBLG  Roebling Financial Corp.          10/01/04     OTC BB       1,710,045       16.59
SYNF  Synergy Finl Group Inc.           01/21/04     NASDAQ      11,966,054      147.54
AABC  Access Anytime Bancorp Inc.       08/08/86     NASDAQ       1,724,387       30.18
FFSW  First Fed Banc of the SW Inc.        NA        NASDAQ       3,930,293       62.54
AF    Astoria Financial Corp.           11/18/93      NYSE      108,208,696     2919.02
ALFC  Atlantic Liberty Financial        10/23/02     NASDAQ       1,682,147       49.37
CNY   Carver Bancorp Inc.               10/25/94      AMEX        2,511,874       42.72
DCOM  Dime Community Bancshares Inc.    06/26/96     NASDAQ      37,143,454      563.30
ESBK  Elmira Savings Bank               03/01/85     NASDAQ       1,204,028       32.71
ESLB  ES&L Bancorp Inc.                    NA      Pink Sheet       767,749       28.41
FNFG  First Niagara Finl Group          01/21/03     NASDAQ     114,366,257     1619.01
FFIC  Flushing Financial Corp.          11/21/95     NASDAQ      19,275,807      324.51
ICBC  Independence Cmnty Bank Corp.     03/17/98     NASDAQ      83,364,441     2769.56
NYB   New York Community Bancorp        11/23/93      NYSE      265,681,667     4599.12
PRTR  Partners Trust Financial          07/15/04     NASDAQ      49,987,947      591.51
PBNY  Provident New York Bancorp        01/15/04     NASDAQ      43,848,778      522.70
ROME  Rome Bancorp Inc.                 03/31/05     NASDAQ       9,645,246      101.60
SFFS  Sound Federal Bancorp Inc.        01/07/03     NASDAQ      12,298,206      199.85
TRST  TrustCo Bank Corp NY                 NA        NASDAQ      74,896,303      956.85
ASBN  ASB Financial Corp.               05/11/95   Pink Sheet     1,709,000       38.45
GCFC  Central Federal Corp.             12/30/98     NASDAQ       2,243,662       22.01
CIBI  Community Investors Bancorp       02/07/95     NASDAQ       1,055,642       14.77
FFDF  FFD Financial Corp.               04/03/96     NASDAQ       1,185,000       20.23
FDEF  First Defiance Financial          10/02/95     NASDAQ       7,056,000      208.10
FFHS  First Franklin Corp.              01/26/88     NASDAQ       1,655,905       27.74
FNFI  First Niles Financial Inc.        10/27/98     NASDAQ       1,384,553       22.10
FPFC  First Place Financial Corp.       01/04/99     NASDAQ      15,025,819      330.52
HCFC  Home City Financial Corp.         12/30/96     NASDAQ         835,690       13.58

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
               PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                         ASSETS AND EQUITY                              PROFITABILITY
                                                 ---------------------------------------   --------------------------------------
                                                    Total         Total        Total                  Core                Core
                                                   Assets        Equity    Tang. Equity     ROAA      ROAA       ROAE     ROAE
                                         State     ($000)        ($000)        ($000)        (%)      (%)         (%)      (%)
                                         -----     ------        ------        ------        ---      ---         ---      ---
HLFN     Home Loan Financial Corp.        OH         162,053       22,959       22,959       0.80      0.80      5.63     5.63
IDVB     Indian Village Bancorp Inc.      OH          97,358        8,364        8,364       0.02        NA      0.30       NA
NLVS     Northern Savings & Loan Co       OH         336,947       44,077       44,077       0.96      0.96      7.07     7.07
OCFL     OC Financial Inc                 OH          59,770        7,427        7,427         NA        NA        NA       NA
OHSF     Ohio Savings Financial Corp.     OH      14,629,256    1,073,363    1,072,134       0.95      0.95     12.21    12.22
PCBI     Peoples Community Bancorp Inc.   OH         991,608       76,359       64,530       0.32      0.26      3.78     3.09
POHF     Peoples Ohio Financial           OH         199,881       24,925       24,925       0.93      0.93      7.28     7.28
PSFC     Peoples-Sidney Financial Corp.   OH         136,114       17,651       17,651       0.74      0.74      5.71     5.71
PFOH     Perpetual Federal Savings Bank   OH         356,081       53,046       53,046       1.51      1.45     10.17     9.76
PVFC     PVF Capital Corp.                OH         823,899       66,453       66,453       0.70      0.70      8.62     8.62
UCFC     United Community Finl Corp.      OH       2,422,099      257,348      221,223       0.82      0.84      7.40     7.62
WAYN     Wayne Savings Bancshares         OH         406,589       37,716       35,454       0.09      0.29      0.87     2.79
ESBF     ESB Financial Corp.              PA       1,832,225      136,193       89,931       0.73      0.73     10.16    10.16
FSBI     Fidelity Bancorp Inc.            PA         670,666       42,288       39,466       0.61      0.60      9.45     9.30
FKFS     First Keystone Financial         PA         573,581       29,433       29,433       0.13      0.13      2.55     2.59
FSSB     First Star Bancorp Inc.          PA         605,774       31,333       31,333       0.61      0.53     11.37     9.82
HARL     Harleysville Savings Financial   PA         757,509       46,857       46,857       0.68      0.68     11.17    11.02
KNBT     KNBT Bancorp Inc.                PA       3,116,886      404,426      267,892       0.79      0.74      5.02     4.69
LARL     Laurel Capital Group Inc.        PA         309,801       27,804       24,488       0.67      0.67      7.45     7.41
NTNY     Nittany Financial Corp.          PA         326,517       23,605       21,842       1.20      1.19     18.48    18.38
PVSA     Parkvale Financial Corp.         PA       1,875,844      112,971       79,850       0.67      0.67     10.70    10.69
RSVI     RSV Bancorp Inc.                 PA          73,736        9,735        9,735       0.69      0.57      5.01     4.19
SEFL     SE Financial Corp.               PA         133,923       31,714       31,714       0.69        NA      2.74       NA
SOV      Sovereign Bancorp Inc.           PA      59,922,283    5,742,829    2,778,910       0.97      1.01     10.61    11.06
THRD     TF Financial Corp.               PA         649,833       62,346       57,659       1.01      1.01     10.80    10.80
WGBC     Willow Grove Bncp Inc.           PA         959,255      107,043      106,162       0.69      0.78      6.35     7.16
WVFC     WVS Financial Corp.              PA         421,044       29,201       29,201       0.71        NA     10.03       NA
CFCP     Coastal Financial Corp.          SC       1,486,058       95,829       95,829       1.19      1.20     18.73    18,81
FCPB     First Capital Bancshares Inc.    SC          46,524        4,254        4,254       0.91      0.91      9.60     9.60
FFCH     First Financial Holdings Inc.    SC       2,526,540      172,391      149,297       1.03      0.89     15.09    13.08
PEDE     Great Pee Dee Bancorp Inc.       SC         195,498       26,152       25,288       0.66        NA      4,41       NA
SFDL     Security Federal Corp.           SC         602,453       36,399       36,399       0.64      0.63     10.45    10.41
HFFC     HF Financial Corp.               SD         897,578       53,635       48,684       0.60      0.60      9.66     9.63

                                                         CAPITAL ISSUES
                                          -----------------------------------------------
                                                                   Number of   MKT. Value
                                            IPO                     Shares     of Shares
                                            Date      Exchange      Outstg.      ($M)
                                            ----      --------      -------      ----
HLFN     Home Loan Financial Corp.        03/26/98   Pink Sheet     1,699,913      32.69
IDVB     Indian Village Bancorp Inc.      07/02/99     OTC BB         436,547       7.86
NLVS     Northern Savings & Loan Co          NA        OTC BB       2,458,068      41.91
OCFL     OC Financial Inc                 04/01/05     OTC BB         560,198       6.45
OHSF     Ohio Savings Financial Corp.        NA      Pink Sheet            NA    1207.07
PCBI     Peoples Community Bancorp Inc.   03/30/00     NASDAQ       3,922,733      92.48
POHF     Peoples Ohio Financial           12/18/89     OTC BB              NA      28.71
PSFC     Peoples-Sidney Financial Corp.   04/28/97     NASDAQ       1,432,648      20.30
PFOH     Perpetual Federal Savings Bank   04/19/91     OTC BB       2,469,612      68.04
PVFC     PVF Capital Corp.                12/30/92     NASDAQ       7,724,691      85.74
UCFC     United Community Finl Corp.      07/09/98     NASDAQ      31,011,226     338.96
WAYN     Wayne Savings Bancshares         01/09/03     NASDAQ       3,429,244      55.49
ESBF     ESB Financial Corp.              06/13/90     NASDAQ      13,514,689     162.30
FSBI     Fidelity Bancorp Inc.            06/24/88     NASDAQ       2,926,754      54.32
FKFS     First Keystone Financial         01/26/95     NASDAQ       2,022,378      40.83
FSSB     First Star Bancorp Inc.          05/15/87   Pink Sheet       588,754      22.67
HARL     Harleysville Savings Financial   08/04/87     NASDAQ       3,896,099      66.62
KNBT     KNBT Bancorp Inc.                11/03/03     NASDAQ      31,536,420     517.86
LARL     Laurel Capital Group Inc.        02/20/87     NASDAQ       1,943,000      45.85
NTNY     Nittany Financial Corp.          10/23/98     OTC BB       2,113,738      84.55
PVSA     Parkvale Financial Corp.         07/16/87     NASDAQ       5,621,946     155.03
RSVI     RSV Bancorp Inc.                 04/08/02     OTC BB         559,310       9.65
SEFL     SE Financial Corp.               05/06/04     OTC BB       2,578,875      35.20
SOV      Sovereign Bancorp Inc.           08/12/86      NYSE      368,677,730    8343.72
THRD     TF Financial Corp.               07/13/94     NASDAQ       2,924,205      84.18
WGBC     Willow Grove Bncp Inc.           04/04/02     NASDAQ       9,727,501     233.97
WVFC     WVS Financial Corp.              11/29/93     NASDAQ       2,394,000      38.90
CFCP     Coastal Financial Corp.          09/26/90     NASDAQ      17,668,277     258.88
FCPB     First Capital Bancshares Inc.    10/29/99   Pink Sheet            NA       5.07
FFCH     First Financial Holdings Inc.    11/10/83     NASDAQ      12,242,613     374.69
PEDE     Great Pee Dee Bancorp Inc.       12/31/97     NASDAQ       1,801,000      27.94
SFDL     Security Federal Corp.           10/30/87     OTC BB       2,535,161      68.46
HFFC     HF Financial Corp.               04/08/92     NASDAQ       3,484,230      63.66

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF SEPTEMBER 14, 2005

                                                         ASSETS AND EQUITY                  PROFITABILITY
                                                   --------------------------------- -------------------------
                                                                            Total
                                                      Total      Total      Tang.          Core          Core
                                                     Assets      Equity     Equity   ROAA  ROAA   ROAE   ROAE
                                             State   ($000)     ($000)     ($000)     (%)   (%)   (%)    (%)
                                             ----- ----------- ---------- ---------- ----- ----- ------ ------
JFBI Jefferson Bancshares Inc.                TN       295,041     82,028     82,028  1.14  1.13   3.92   3.89
SCYT Security Bancorp Inc.                    TN       129,623     11,370     11,370  0.89  0.89   9.61   9.61
SFBK SFB Bancorp Inc.                         TN        59,569     13,171     13,171  1.24  1.24   5.54   5.54
UTBI United Tennessee Bankshares              TN       118,244     18,849     18,176  1.66  1.39  11.08   9.26
BAFI BancAffiliated Inc.                      TX       102,197      7,943      7,943  0.98  0.98  13.63  13.61
ETFS East Texas Financial Services            TX       246,500     20,373     18,203  0.05  0.03   0.60   0.39
FBTX Franklin Bank Corp.                      TX     4,300,506    308,384    198,905  0.76  0.76   9.82   9.79
CFFC Community Financial Corp.                VA       404,875     32,560     32,551  1.06  1.02  12.99  12.56
GAFC Greater Atlantic Financial               VA       365,017     17,233     16,277 -0.61 -0.81 -13.16 -17.45
FMSB First Mutual Bancshares Inc.             WA     1,045,470     64,608     64,608  0.99  0.99  16.61  16.61
FBNW FirstBank NW Corp.                       WA       843,961     73,960     54,528  0.85  0.85   9.14   9.14
HRZB Horizon Financial Corp.                  WA     1,027,958    107,324    106,779  1.43  1.42  12.56  12.44
RPFG Rainier Pacific Finl Group Inc           WA       769,418     88,473     88,281  0.44  0.48   3.39   3.75
RVSB Riverview Bancorp Inc.                   WA       737,489     87,398     59,987  1.08  1.23   8.54   9.66
TSBK Timberland Bancorp Inc.                  WA       552,879     72,989     65,412  1.20  1.20   8.42   8.43
WFSL Washington Federal Inc.                  WA     7,930,456  1,174,178  1,116,156  1.90  1.94  12.59  12.81
WM   Washington Mutual Inc.                   WA   323,533,000 22,350,000 15,986,000  1.02  1.04  14.46  14.79
ABCW Anchor BanCorp Wisconsin                 Wl     4,136,822    315,416    295,346  1.26  1.25  15.83  15.71
BKMU Bank Mutual Corp.                        Wl     3,528,572    561,676    505,025  0.90  0.84   4.64   4.31
SVBC Sistersville Bancorp Inc.                WV        46,986      7,569      7,569  0.78  0.78   4.95   4.95
CRZY Crazy Woman Creek Bancorp                WY        91,612      8,669      8,473  0.20  0.16   1.97   1.63

                                                       CAPITAL ISSUES
                                         --------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                           Date   Exchange      Outstg.      (SM)
                                         -------- ----------  ----------- -----------
JFBI Jefferson Bancshares Inc.           07/02/03 NASDAQ        7,289,284     93.00
SCYT Security Bancorp Inc.               06/30/97  OTC BB              NA     12.32
SFBK SFB Bancorp Inc.                    05/30/97 Pink Sheet           NA     11.94
UTBI United Tennessee Bankshares         01/05/98 NASDAQ        1,180,999     25.39
BAFI BancAffiliated Inc.                 06/01/01 Pink Sheet           NA      7.62
ETFS East Texas Financial Services       01/10/95  OTC BB              NA     19.79
FBTX Franklin Bank Corp.                 12/18/03 NASDAQ       22,741,167    414.58
CFFC Community Financial Corp.           03/30/88 NASDAQ        2,091,106     44.62
GAFC Greater Atlantic Financial          06/28/99 NASDAQ        3,020,934     16.62
FMSB First Mutual Bancshares Inc.        12/17/85 NASDAQ        5,342,191    137.12
FBNW FirstBank NW Corp.                  07/02/97 NASDAQ        2,998,695     81.94
HRZB Horizon Financial Corp.             08/01/86 NASDAQ        9,948,787    221.85
RPFG Rainier Pacific Finl Group Inc      10/21/03 NASDAQ        6,988,766    115.11
RVSB Riverview Bancorp Inc.              10/01/97 NASDAQ        5,810,936    126.47
TSBK Timberland Bancorp Inc.             01/13/98 NASDAQ        3,738,737     87.67
WFSL Washington Federal Inc.             11/17/82 NASDAQ       86,777,363   1999.73
WM   Washington Mutual Inc.              03/11/83  NYSE       878,384,493  36447.55
ABCW Anchor BanCorp Wisconsin            07/16/92 NASDAQ       22,174,560    672.57
BKMU Bank Mutual Corp.                   10/30/03 NASDAQ       63,542,882    687.10
SVBC Sistersville Bancorp Inc.           06/26/97 Pink Sheet           NA      7.09
CRZY Crazy Woman Creek Bancorp           03/29/96 Pink Sheet           NA      9.76

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                     (EXCLUDING MUTUAL HOLDING COMPANIES)
                           AS OF SEPTEMBER 14, 2005

                                   ASSETS AND EQUITY                   PROFITABILITY                   CAPITAL ISSUES
                          -----------------------------------  ---------------------------- --------------------------------------
                                                     Total                                                    Number       Mkt.
                             Total       Total        Tang.           Core            Core                      of       Value of
                            Assets       Equity      Equity    ROAA   ROAA    ROAE    ROAE  IPO               Shares      Shares
                    State   ($000)       ($000)      ($000)     (%)    (%)     (%)     (%)  Date  Exchange    Outstg.     ($M)
                    ----- -----------  ----------  ----------  -----  -----  ------  ------ ----  --------  -----------  ---------
ALL THRIFTS
      AVERAGE               4,156,773     354,819     274,835   1.04   1.02   12.63   12.42                  24,581,628     574.22
      MEDIAN                  433,563      39,574      36,032   0.75   0.74    7.43    7.24                   3,484,230         49
      HIGH                323,533,000  22,350,000  15,986,000   2.16   2.16   25.53   22.43                 878,384,493  36,447.55
      LOW                      29,504       2,479       2,479  -7.70  -6.82  -98.00  -86.82                     190,961       0.00
AVERAGE FOR STATE
      OH                    1,222,092     104,626      96,828   0.85   0.87    9.43    9.64                   4,594,534     127.77
AVERAGE BY REGION
      MIDWEST               1,056,504      91,334      81,028   0.71   0.75    8.12    8.56                   6,221,629     124.33
      NEW ENGLAND           1,341,432     231,429     174,818   0.78   0.83    4.26    4.57                  19,612,106     300.38
      MID ATLANTIC          4,517,491     534,718     353,013   1.09   1.10   10.74   10.87                  44,958,547     769.45
      SOUTHEAST             1,447,157      96,509      85,374   0.60   0.54    8.74    7.92                  11,867,496     168.08
      SOUTHWEST               740,633      53,068      42,162   0.80   0.51   10.98    7.03                   4,886,295      64.30
      WEST                 21,237,449   1,517,595   1,238,642   1.13   1.10   15.62   15.14                  71,834,055   2,766.68
AVERAGE BY EXCHANGE
      NYSE                 43,975,128   3,337,844   2,485,517   1.08   1.07   14.17   13.95                 163,975,926   5,784.68
      AMEX                    818,421      78,592      63,347   0.63   0.76    7.29    8.75                   4,938,801     109.84
      NASDAQ                1,766,473     202,146     164,719   0.94   0.92    9.41    9.17                  17,288,129     293.51
      OTC                     190,612      19,023      18,837   0.78   0.75    7.86    7.53                   1,385,556      25.29
      Pink Sheets             566,537      43,916      43,661   0.81   0.81   10.03    9.93                   1,062,058      47.55


                                   EXHIBIT 34

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICE CHANGES

                                                                PRICES AND CHANGE FROM IPO DATE               CURRENT DATA
                                                      ---------------------------------------------------  ------------------
                                                              1 Day         1 Week         1 Mo.           CLOSING
                                                        IPO   After         After          After           PRICE ON % CHANGE
                                             IPO       Price   IPO    %      IPO     %      IPO      %     09/14/05   FROM
                                             Date       ($)   ($)   Change   ($)   Change   ($)    Change     $     IPO Price
                                           --------   ------ ------ ------ ------- ------  -----   ------  -------- ---------
PRTR   Partners Trust Financial       NY   07/15/04   10.00   9.99  (0.10)  9.95   (0.50)   9.81   (1.90)    11.81     18.10
DSFN   DSA Financial Corp.            IN   07/30/04   10.00   9.80  (2.00)  9.50   (5.00)   9.30   (7.00)    13.00     30.00
NVSL   Naugatuck Valley Finl (MHC)    CT   10/01/04   10.00  10.80   8.00  10.81    8.10   10.42    4.20     12.65     26.50
RBLG   Roebling Financial Corp.       NJ   10/01/04   10.00  10.00   0.00  10.00    0.00    9.30   (7.00)     9.70     (3.00)
SIFI   SI Financial Group Inc.(MHC)   CT   10/01/04   10.00  11.20  12.00  11.05   10.50   10.94    9.40     12.00     20.00
ACFC   Atlantic Coast Fed Corp (MHC)  GA   10/05/04   10.00  11.75  17.50  12.48   24.80   12.93   29.30     14.20     42.00
PSBH   PSB Holdings Inc. (MHC)        CT   10/05/04   10.00  10.50   5.00  10.63    6.30   10.45    4.50     10.36      3.60
HOME   Home Federal Bancorp (MHC)     ID   12/07/04   10.00  12.49  24.90  12.80   28.00   12.33   23.30     12.73     27.30
ABBC   Abington Community Bncp (MHC)  PA   12/17/04   10.00  13.35  33.50  13.30   33.00   12.90   29.00     12.65     26.50
LPBC   Lincoln Park Bancorp (MHC)     NJ   12/20/04   10.00  11.00  10.00  11.25   12.50   10.02    0.20      9.05     (9.50)
OSHC   Ocean Shore Holding Co.(MHC)   NJ   12/22/04   10.00  12.15  21.50  12.25   22.50   10.63    6.30     11.70     17.00
SFBI   SFSB Inc. (MHC)                MD   12/31/04   10.00  10.75   7.50  10.00    0.00    9.95   (0.50)     9.20     (8.00)
GTWN   Georgetown Bancorp Inc.  (MHC) MA   01/06/05   10.00  10.20   2.00  10.00    0.00   10.05    0.50      9.05     (9.50)
BVFL   BV Financial Inc. (MHC)        MD   01/14/05   10.00   9.35  (6.50)  9.60   (4.00)   9.85   (1.50)     8.70    (13.00)
HFBL   Home Fedl Bncp Inc., LA (MHC)  LA   01/21/05   10.00   9.90  (1.00) 10.00    0.00    9.92   (0.80)     9.80     (2.00)
RYFL   Royal Financial Inc.           IL   01/21/05   10.00  11.60  16.00  12.55   25.50   12.54   25.40     13.95     39.50
KRNY   Kearny Financial Corp (MHC)    NJ   02/24/05   10.00  11.39  13.90  11.43   14.30   11.08   10.80     12.50     25.00
KFFB   Kentucky First Federal (MHC)   KY   03/03/05   10.00  10.79   7.90  11.10   11.00   11.24   12.40     10.10      1.00
PBIP   Prudential Bncp Inc. PA  (MHC) PA   03/30/05   10.00   9.85  (1.50)  9.35   (6.50)   8.75  (12.50)    12.00     20.00
ROME   Rome Bancorp Inc.              NY   03/31/05   10.00  10.05   0.50   9.80   (2.00)   9.44   (5.60)    10.53      5.30
OCFL   OC Financial Inc               OH   04/01/05   10.00  12.00  20.00  11.00   10.00   11.00   10.00     11.51     15.10
FFNM   First Fed of N Michigan Bncp   Ml   04/04/05   10.00   9.49  (5.10)  9.30   (7.00)   8.40  (16.00)     9.55     (4.50)
BFBC   Benjamin Franklin Bancorp Inc  MA   04/05/05   10.00  10.06   0.60  10.36    3.60   10.34    3.40     13.92     39.20
BFSB   Brooklyn Federal Bancorp (MHC) NY   04/06/05   10.00   9.95  (0.50)  9.99   (0.10)   9.50   (5.00)    11.90     19.00
FFCO   FedFirst Financial Corp.(MHC)  PA   04/07/05   10.00   9.34  (6.60)  9.29   (7.10)   8.55  (14.50)     8.90    (11.00)

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     RECENTLY CONVERTED THRIFT INSTITUTIONS

                            PRICES AND PRICE CHANGES

                                                          PRICES AND CHANGE FROM IPO DATE                     CURRENT DATA
                                                    -----------------------------------------------------  -------------------
                                                             1 Day         1 Week           1 Mo.           CLOSING
                                                      IPO    After          After           After          PRICE ON   % CHANGE
                                            IPO      Price    IPO     %      IPO      %      IPO     %     09/14/05     FROM
                                            Date      ($)     ($)   Change   ($)   Change    ($)  Change     ($)     IPO PRICE
                                           -------- ------- ------- ------ ------- ------- ------ -------  --------  ---------
RCKB  Rockville Financial Inc. (MHC)  CT   05/23/05  10.00    10.48   4.80   11.05   10.50  11.96   19.60     13.17      31.70
NPEN  North Penn Bancorp Inc. (MHC)   PA   06/02/05  10.00    11.00  10.00   10.25    2.50  10.15    1.50     10.18       1.80
HCBK  Hudson City Bancorp Inc.        NJ   06/07/05  10.00    10.96   9.60   11,07   10.70  11.55   15.50     12.20      22.00
BFIN  BankFinancial Corp              IL   06/24/05  10.00    13.60  36.00   13.33   33.30  13.60   36.00     14.45      44.50
COBK  Colonial Bkshrs Inc. (MHC)      NJ   06/30/05  10.00    10.60   6.00   10.69    6.90  10.75    7.50     11.10      11.00
HBOS  Heritage Financial Group (MHC)  GA   06/30/05  10.00    10.75   7.50   10.72    7.20  10.93    9.30     11.01      10.10
UBNK  United Financial Bancorp (MHC)  MA   07/13/05  10.00    11.75  17.50   11.57   15.70  11.70   17.00     11.58      15.80
OTTW  Ottawa Savings Bancorp (MHC)    IL   07/15/05  10.00    11.00  10.00   10.58    5.00  10.70    7.00     10.60       6.00

                                            AVERAGE                   8.45            8.17           6.36                13.86
                                             MEDIAN                   7.50            6.90           4.50                15.80
                                               HIGH                  36.00           33.30          36.00                44.50
                                                LOW                  (6.60)          (7.10)        (16.00)              (13.00)

                                   EXHIBIT 35

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                      ACQUISITIONS AND PENDING ACQUISITIONS

                         COUNTY, CITY OR MARKET AREA OF
                 GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                                      NONE

                                   EXHIBIT 36

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                            AS OF SEPTEMBER 14, 2005

                                                                                          PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly  Book           12 Month
                                                         Price     High      Low      Change    Change  Value   Assets     Div.
                                      State   Exchange    ($)      ($)       ($)       (%)        (%)    ($)    ($)       ($)
                                      -----  ----------  ------  --------  -------   -------  --------- -----   ------  --------
KFED  K-Fed Bancorp (MHC)              CA      NASDAQ    12.760   15.620    10.950    -1.69      4.68    6.31    41.89     0.22
NEBS  New England Bancshares (MHC)     CT       OTCBB    27.150   27.500    14.150    11.96     68.53   13.26    98.97     0.15
NVSl  Naugatuck Valley Finl (MHC)      CT      NASDAQ    12.650   12.750     9.800     5.42     21.63    6.85    40.59     0.12
PBCT  People's Bank (MHC)              CT      NASDAQ    28.580   33.750    22.807    -8.78     -1.11    8.84    77.30     0.83
PSBH  PSB Holdings inc. (MHC)          CT      NASDAQ    10.360   12.250     9.500    -3.18      4.65    7,64    48.63     0.15
RCKB  Rockville Financial Inc.(MHC)    CT      NASDAQ    13.170   15.790     9.720    -5.25     12.76    7.63    50.50     0.00
SIFI  SI Financial Group Inc. (MHC)    CT      NASDAQ    12.000   12.490     9.740    -1.09     13.42    6.51    52.37     0.06
ACFC  Atlantic Coast Fed Corp (MHC)    GA      NASDAQ    14.200   15.150    10.690     6.77     19.13    6.84    48.76     0.11
CHFN  Charter Financial Corp.(MHC)     GA      NASDAQ    34.580   44.150    30.600    -4.29     -4.18   13.60    55.17     3.20
HBOS  Heritage Financial Group (MHC)   GA      NASDAQ    11.010   11.270    10.500     1.19        NA    6.09    32.77     0.00
WCFB  Webster City Fed Bncp (MHC)      IA    Pink Sheet  13.500   14.300    12.000     8.00      5.06    5.99    27.57     0.68
HOME  Home Federal Bancorp (MHC)       ID      NASDAQ    12.730   13.420    11.000    -1.70      8.34    6.82    44.66     0.10
AJSB  AJS Bancorp Inc. (MHC)           IL       OTCBB    23.500   25.000    22.750    -0.21     -1.88   13.17   122.92     0.00
FFFS  First Fed Finl Srvcs (MHC)       IL      NASDAQ    13.210   15.370    12.875    -0.68     -2.37    9.53    35.35     0.33
JXSB  Jacksonville Bancorp (MHC)       IL      NASDAQ    12.860   20.750    11.820    -4.32     -1.15   10.52   128.64     0.30
OTTW  Ottawa Savings Bancorp (MHC)     IL       OTCBB    10.600   11.250    10.200    -0.93        NA      NA       NA     0.00
MSVB  Mid-Southern Savings Bank(MHC)   IN       OTCBB    22.050   25.500    22.000    -2.00     -2.73   10.79   102.98     0.63
CFFN  Capitol Federal Finl (MHC)       KS      NASDAQ    34.200   37.310    31.280     0.53      2.30   11.90   113.20     2.00
KFFB  Kentucky First Federal (MHC)     KY      NASDAQ    10.100   11.840    10.000    -8.51     -9.42    7.62    32.36     0.20
HFBL  Home Fedl Bncp Inc., LA (MHC)    LA       OTCBB     9.800   10.250     9.300    -0.61      0.51    9.11    31.28     0.05
MDNB  Minden Bancorp Inc (MHC)         LA       OTCBB    20.250   22.000    19.000    -2.41      1.25   14.02    79.94     0.30
GTWN  Georgetown Bancorp Inc.(MHC)     MA       OTCBB     9.050   10.400     8.240    -4.23     -0.55    6.94    57.26     0.00
SERC  Service Bancorp Inc. (MHC)       MA       OTCBB    28.250   29.250    25.000     0,36     12,10   16.38   216.55     0.00
UBNK  United Financial Bancorp (MHC)   MA      NASDAQ    11.580   12.410    11.060    -1.03        NA      NA       NA     0.00
WFD   Westfield Financial Inc.(MHC)    MA        AMEX    24.200   26.000    22.250     1.09      3.68   12.58    80.59     0.60
WFSM  Westborough Finl Services(MHC)   MA       OTCBB    27.800   32.000    24.000    -1.07     11.20   18.15   175.92     0.24
BCSB  BCSB Bankcorp Inc. (MHC)         MD      NASDAQ    13.790   18.000    12.320    -1.50     -1.43    7.39   136.65     0.50
BVFL  BV Financial Inc. (MHC)          MD       OTCBB     8.700   10.000     8.250    -3.33      2.11    6.91    43.58     0.00
SFBI  SFSB Inc. (MHC)                  MD       OTCBB     9.200   11.000     8.400    -1.08      3.37    7.66    52.71     0.00
LBTM  Liberty Savings Bank (MHC)       MO       OTCBB    27.850   30.800    23.500     1.27     -2.28   15.47   172.23     0.80
EBMT  Eagle Bancorp (MHC)              MT       OTCBB    32.900   38.000    30.000    -0.30      9.67   20.17   186.97     0.74
ASFE  AF Financial Group (MHC)         NC       OTCBB    21.000   23.000    14.900     0.00     16.67   12.24   207.78     0.20
WAKE  Wake Forest Bancshares (MHC)     NC       OTCBB    22.000   30.000    20.000     2.33     -1.12   14.93    85.41     0.59

                                                  PRICING RATIOS
                                      ---------------------------------------
                                       Price/    Price/    Price/  Price/Core
                                      Earnings  Bk. Value  Assets   Earnings
                                        (X)        (%)      (%)       (X)
                                      --------  ---------  ------  ----------
KFED  K-Fed Bancorp (MHC)              35.44      202.36    30.46      38.93
NEBS  New England Bancshares (MHC)     47.63      204.75    26.54      48.46
NVSl  Naugatuck Valley Finl (MHC)         NA      184.62    31.16         NA
PBCT  People's Bank (MHC)              32.85      323.30    36.99      37.37
PSBH  PSB Holdings inc. (MHC)          57.56      135.67    21.30         NA
RCKB  Rockville Financial Inc.(MHC)       NA      172.55    26.08         NA
SIFI  SI Financial Group Inc. (MHC)       NA      184.35    22.91         NA
ACFC  Atlantic Coast Fed Corp (MHC)       NA      207.53    29.12         NA
CHFN  Charter Financial Corp.(MHC)     61.75      254.26    63.19      89.65
HBOS  Heritage Financial Group (MHC)      NA      180.79    33.60         NA
WCFB  Webster City Fed Bncp (MHC)      42.19      225.53    48.97      48.21
HOME  Home Federal Bancorp (MHC)          NA      186.66    28.51         NA
AJSB  AJS Bancorp Inc. (MHC)           33.10      178.44    19.36      33.10
FFFS  First Fed Finl Srvcs (MHC)       24.92      138.66    37.37      24.92
JXSB  Jacksonville Bancorp (MHC)       29.23      122.28    10.00      29.69
OTTW  Ottawa Savings Bancorp (MHC)        NA          NA       NA         NA
MSVB  Mid-Southern Savings Bank(MHC)   25.94      204.42    21.41      25.45
CFFN  Capitol Federal Finl (MHC)          NM      287.39    29.54         NM
KFFB  Kentucky First Federal (MHC)        NA      132.55    31.21         NA
HFBL  Home Fedl Bncp Inc., LA (MHC)    39.20      107.54    31.33      52.39
MDNB  Minden Bancorp Inc. (MHC)        19.85      144.44    24.22      19.85
GTWN  Georgetown Bancorp Inc.(MHC)        NA      130.33    15.80         NA
SERC  Service Bancorp Inc. (MHC)       22.24      172.47    13.04      23.02
UBNK  United Financial Bancorp (MHC)      NA          NA       NA         NA
WFD   Westfield Financial Inc.(MHC)    38.41      192.37    28.68      38.54
WFSM  Westborough Finl Services(MHC)   38.61      153.16    15.80      41.40
BCSB  BCSB Bankcorp Inc. (MHC)            NM      186.56    10.09     156.42
BVFL  BV Financial Inc. (MHC)             NA      125.83    19.96         NA
SFBI  SFSB Inc. (MHC)                     NA      120.06    17.45         NA
LBTM  Liberty Savings Bank (MHC)       33.55      180.08    16.17      33.88
EBMT  Eagle Bancorp (MHC)              22.69      163.13    17.60      22.73
ASFE  AF Financial Group (MHC)         42.86      171.50    10.11      42.86
WAKE  Wake Forest Bancshares (MHC)     19.64      147.38    25.76      19.64

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                            AS OF SEPTEMBER 14, 2005

                                                                                  PER SHARE
                                                      ------------------------------------------------------------------
                                                      Latest  All Time All Time Monthly Quarterly  Book         12 Month
                                                       Price    High     Low    Change   Change   Value Assets     Div.
                                     State  Exchange    ($)     ($)       ($)     (%)      (%)     ($)    ($)      ($)
                                     ----- ---------- ------- -------- -------- ------- --------- ----- ------- --------
MNCK  Monadnock Community Bncp (MHC)  NH     OTC BB     8.550   14.000    7.500  -2.84    -12.31   5.48   82.76    0.00
ASBH  ASB Holding Co (MHC)            NJ     OTC BB    27.350   27.800   14.850   3.80     25.75   7.07   79.80    0.93
COBK  Colonial Bkshrs Inc. (MHC)      NJ     NASDAQ    11.100   11.250    9.950   4.72        NA   7.99   70.27    0.00
CSBK  Clifton Svngs Bncp Inc.(MHC)    NJ     NASDAQ    10.200   12.900    9.980  -1.92     -0.78   6.69   27.89    0.18
KRNY  Kearny Financial Corp (MHC)     NJ     NASDAQ    12.500   12.750   10.000   7.30     14.68   6.95   28.97    0.04
LPBC  Lincoln Park Bancorp (MHC)      NJ     OTC BB     9.050   12.000    8.600  -4.23     -4.74   7.08   48.20    0.00
OSHC  Ocean Shore Holding Co. (MHC)   NJ     NASDAQ    11.700   13.050    9.860   1.30      6.36   6.99   62.50    0.00
WAWL  Wawel Savings Bank (MHC)        NJ     OTC BB    10.450   12.500    9.620  -6.70      3.98   6.79   37.00    0.00
ALMG  Alamogordo Finl Corp. (MHC)     NM     OTC BB    34.700   45.000   34.700  -6.22     -4.93     NA      NA    0.76
BFSB  Brooklyn Federal Bancorp (MHC)  NY     NASDAQ    11.900   12.300    9.110  -0.83     14.20   5.62   25.69    0,00
FLTB  Flatbush Fed Bncp Inc.(MHC)     NY     OTC BB     9.000   11.455    8.900  -7.22     -2.70   6.36   54.65    0.00
GCBC  Greene County Bncp Inc. (MHC)   NY     NASDAQ    19.000   19.000   14.800   0.00      4.11   8.03   71.35    0.44
GOV   Gouverneur Bancorp (MHC)        NY      AMEX     12.500   16.500   12.480  -5.80     -9.09   8.13   51.71    0.28
ONFC  Oneida Financial Corp. (MHC)    NY     NASDAQ    11.700   17.200   10.658  -8.59     -7.14   7.01   57.04    0.41
PBHC  Pathfinder Bancorp Inc. (MHC)   NY     NASDAQ    13.050   26.500   13.050  -4.40    -13.00   8.67  126.05    0.41
CHEV  Cheviot Financial (MHC)         OH     NASDAQ    11.610   13.240   10.860   1.49      2.74   7.83   28.35    0.23
OFFO  Osage Federal Financial (MHC)   OK     OTC BB    13.500   15.050   11.800  -4.93      3.85   5.96   43.26    0.34
ABBC  Abington Community Bncp (MHC)   PA     NASDAQ    12.650   13.750   10.300  -1.17     12.54   7.56   50.22    0.10
ALLB  Greater Delaware Valley (MHC)   PA     NASDAQ    26.000   41.500   21.500   7.66     12.07  10.10  112.44    0.36
EKFC  Eureka Financial Corp (MHC)     PA     OTC BB    31.600   33.000   28.150   9.91      5.69  16.30   74.70    1.30
FFCO  FedFirst Financial Corp. (MHC)  PA     NASDAQ     8.900    9.560    8.350  -4.20      0.00   7.04   43.23    0.00
NPEN  North Penn Bancorp Inc. (MHC)   PA     OTC BB    10.180   11.000   10.040  -0.39     -0.20   9.35   63.63    0.00
NWSB  Northwest Bancorp Inc. (MHC)    PA     NASDAQ    21.870   26.320   19.790   6.89      5.65  11.45  124.51    0.50
PBIP  Prudential Bncp Inc. PA (MHC)   PA     NASDAQ    12.000   12.900    8.500  -0.58     11.32   7.26   35.55    0.04
FSGB  First Federal of SC FSB (MHC)   SC   Pink Sheet  35.000   35.000   15.000   0.00      0.00  16.00      NA    0.00
CZWI  Citizens Community Bncp (MHC)   WI     OTC BB    12.770   15.500   12.250   0.55     -2.15   6.49   63.65    0.20
GFCJ  Guaranty Financial MHC          WI   Pink Sheet 149.000  190.000  134.000   2.76     -3.87     NA      NA   10.48

ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                          19.224   22.660   16.553  -0.55      4.55   9.39   75.36    0.50
      MEDIAN                                           12.815   15.435   11.430  -0.88      2.52   7.65   57.04    0.19
      HIGH                                            149.000  190.000  134.000  11.96     68.53  20.17  216.55   10.48
      LOW                                               8.550    9.560    7.500  -8.78    -13.00   5.48   25.69    0.00

                                                  PRICING RATIOS
                                     ------------------------------------
                                      Price/   Price/   Price/ Price/Core
                                     Earnings Bk. Value Assets  Earnings
                                       (X)       (%)     (%)      (X)
                                     -------- --------- ------ ----------
MNCK  Monadnock Community Bncp (MHC)      NA    155.91   10.33       NA
ASBH  ASB Holding Co (MHC)                NM    386.70   34.27    71.63
COBK  Colonial Bkshrs Inc. (MHC)          NA    138.85   15.80       NA
CSBK  Clifton Svngs Bncp Inc.(MHC)     53.68    152.37   36.57    54.27
KRNY  Kearny Financial Corp (MHC)      46.30    179.87   43.15    62.99
LPBC  Lincoln Park Bancorp (MHC)          NA    127.77   18.78       NA
OSHC  Ocean Shore Holding Co. (MHC)       NA    167.26   18.72       NA
WAWL  Wawel Savings Bank (MHC)         20.10    153.90   28.22    20.10
ALMG  Alamogordo Finl Corp. (MHC)         NA        NA      NA       NA
BFSB  Brooklyn Federal Bancorp (MHC)      NA    211.88   46.32       NA
FLTB  Flatbush Fed Bncp Inc.(MHC)      50.00    141.56   16.47    50.00
GCBC  Greene County Bncp Inc. (MHC)    27.14    236.61   26.30    27.14
GOV   Gouverneur Bancorp (MHC)         30.49    153.75   24.18    32.68
ONFC  Oneida Financial Corp. (MHC)     24.38    166.90   20.26    21.00
PBHC  Pathfinder Bancorp Inc. (MHC)    34.34    150.52   10.51    42.89
CHEV  Cheviot Financial (MHC)          44.65    148.33   40.96    44.65
OFFO  Osage Federal Financial (MHC)    51.92    226.45   31.20    51.92
ABBC  Abington Community Bncp (MHC)       NA    167.34   25.19       NA
ALLB  Greater Delaware Valley (MHC)       NM    257.51   23.12    65.87
EKFC  Eureka Financial Corp (MHC)         NM    193.87   42.31    33.87
FFCO  FedFirst Financial Corp. (MHC)      NA    126.41   20.59       NA
NPEN  North Penn Bancorp Inc. (MHC)       NA    108.83   16.00       NA
NWSB  Northwest Bancorp Inc. (MHC)     19.70    191.00   17.57    19.82
PBIP  Prudential Bncp Inc. PA (MHC)       NA    165.36   33.76       NA
FSGB  First Federal of SC FSB (MHC)       NA    218.75   20.75       NA
CZWI  Citizens Community Bncp (MHC)    35.62    196.63   20.06    49.03
GFCJ  Guaranty Financial MHC              NA        NA      NA       NA

ALL MUTUAL HOLDING COMPANIES
      AVERAGE                          35.68    179.38   25.63    43.36
      MEDIAN                           34.34    171.99   24.20    38.74
      HIGH                             61.75    386.70   63.19   156.42
      LOW                              19.64    107.54   10.00    19.64

                                   EXHIBIT 37

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                  PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING
                       COMPANIES AS OF SEPTEMBER 14, 2005

                                                   ASSETS AND EQUITY              PROFITABILITY
                                           --------------------------------- ------------------------
                                             Total      Total       Total           Core        Core
                                             Assets    Equity   Tang. Equity  ROAA  ROAA  ROAE  ROAE
                                     State   ($000)    ($000)       ($000)    (%)    (%)   (%)  (%)
                                     ----- ---------- --------- ------------ ----- ----- ------ -----
KFED  K-Fed Bancorp (MHC)             CA      615,881    92,703      88,149   0.74  0.76   4.99  5.11
NEBS  New England Bancshares (MHC)    CT      223,429    28,961      27,118   0.61  0.60   4.54  4.47
NVSL  Naugatuck Valley Finl (MHC)     CT      308,695    52,105      51,865   0.16  0.56   1.03  3.50
PBCT  People's Bank (MHC)             CT   10,930,800 1,250,500   1,143,700   1.16  1.02  10.35  9.10
PSBH  PSB Holdings Inc. (MHC)         CT      337,635    53,020      53,020   0.39    NA   3.05    NA
RCKB  Rockville Financial Inc. (MHC)  CT      981,473   148,340     147,270     NA    NA     NA    NA
SIFI  SI Financial Group Inc. (MHC)   CT      657,935    81,780      81,536   0.30  0.59   2.64  5.21
ACFC  Atlantic Coast Fed Corp (MHC)   GA      709,299    99,538      96,528   0.49  0.49   3.89  3.93
CHFN  Charter Financial Corp. (MHC)   GA    1,081,518   268,768     262,958   1.02  0.70   4.09  2.81
HBOS  Heritage Financial Group (MHC)  GA      368,369    68,458      68,458     NA    NA     NA    NA
WCFB  Webster City Fed Bncp (MHC)     IA      103,990    22,581      22,479   1.04  1.04   4.90  4.90
HOME  Home Federal Bancorp (MHC)      ID      679,223   103,741     103,741   0.78    NA   6.37    NA
AJSB  AJS Bancorp Inc. (MHC)          IL      266,790    28,952      28,952   0.59  0.59   5.23  5.23
FFFS  First Fed Finl Srvcs (MHC)      IL      138,563    37,345      37,345   1.48  1.48   5.54  5.54
JXSB  Jacksonville Bancorp (MHC)      IL      253,047    20,687      17,721   0.34  0.33   4.23  4.17
OTTW  Ottawa Savings Bancorp (MHC)    IL      183,160    11,428      11,428     NA    NA     NA    NA
MSVB  Mid-Southern Savings Bank(MHC)  IN      150,899    15,806      15,806   0.82  0.84   8.21  8.38
CFFN  Capitol Federal Finl (MHC)      KS    8,419,210   865,332     865,332  -0.91 -0.91  -9.11 -9.11
KFFB  Kentucky First Federal (MHC)    KY      278,178    65,495      50,052   0.63    NA   2.79    NA
HFBU  Home Fedl Bncp Inc., LA (MHC)   LA      111,329    32,431      32,431   0.81  0.61   3.62  2.71
MDNB  Minden Bancorp Inc (MHC)        LA      110,473    18,526      18,526   1.33  1.33   7.86  7.86
GTWN  Georgetown Bancorp Inc. (MHC)   MA      159,027    19,285      19,285   0.15  0.20   1.84  2.43
SERC  Service Bancorp Inc. (MHC)      MA      350,602    26,515      26,515   0.64  0.62   8.11  7.84
UBNK  United Financial Bancorp (MHC)  MA      952,687    64,883      64,883     NA    NA     NA    NA
WFD   Westfield Financial Inc. (MHC)  MA      802,283   119,620     119,620   0.75  0.75   5.10  5.08
WFSM  Westborough Finl Services(MHC)  MA      280,441    28,936      28,936   0.42  0.39   3.94  3.67
BCSB  BCSB BanKcorp Inc. (MHC)        MD      806,601    43,829      41,024   0.13  0.08   2.28  1.42
BVFL  BV Financial Inc. (MHC)         MD      115,279    18,288      18,268     NA    NA     NA    NA
SFBI  SFSB Inc. (MHC)                 MD      156,858    22,802      22,802   0.26  0.26   2.15  2.15
LBTM  Liberty Savings Bank (MHC)      MO      233,849    20,999      20,999   0.50  0.49   5.41  5.35
EBMT  Eagle Bancorp (MHC)             MT      206,414    22,265      22,265   0.85  0.85   7.58  7.57
ASFE  AF Financial Group (MHC)        NC      218,132    12,855      11,207   0.24  0.24   4.10  4.10
WAKE  Wake Forest Bancshares (MHC)    NC       98,871    17,280      17,280   1.41  1.41   7.90  7.90
MNCK  Monadnock Community Bncp (MHC)  NH       77,765     5,153       4,904  -0.08 -0.13  -1.07 -1.75

                                                     CAPITAL ISSUES
                                     ------------------------------------------
                                                          Number of  Mkt. Value
                                       IPO                  Shares    of Shares
                                       Date    Exchange     Outstg.    ($M)
                                     -------- ---------- ----------- ----------
KFED  K-Fed Bancorp (MHC)            03/31/04   NASDAQ    14,701,800    187.60
NEBS  New England Bancshares (MHC)   06/04/02   OTC BB     2,257,651     61.30
NVSL  Naugatuck Valley Finl (MHC)    10/01/04   NASDAQ     7,604,375     96.20
PBCT  People's Bank (MHC)            07/06/88   NASDAQ   141,400,000  4,043.36
PSBH  PSB Holdings Inc. (MHC)        10/05/04   NASDAQ     5,943,125     71.93
RCKB  Rockville Financial Inc. (MHC) 05/23/05   NASDAQ    19,435,000    255.96
SIFI  SI Financial Group Inc. (MHC)  10/01/04   NASDAQ    12,563,750    150.76
ACFC  Atlantic Coast Fed Corp (MHC)  10/05/04   NASDAQ    14,547,500    206.57
CHFN  Charter Financial Corp. (MHC)  10/17/01   NASDAQ    19,603,674    677.90
HBOS  Heritage Financial Group (MHC) 06/30/05   NASDAQ    11,241,250    123.77
WCFB  Webster City Fed Bncp (MHC)    08/15/94 Pink Sheet   3,772,372     50.93
HOME  Home Federal Bancorp (MHC)     12/07/04   NASDAQ    15,208,750    193.61
AJSB  AJS Bancorp Inc. (MHC)         12/27/01   OTC BB     2,170,455     50.98
FFFS  First Fed Finl Srvcs (MHC)     06/29/04   NASDAQ     3,920,060     51.78
JXSB  Jacksonville Bancorp (MHC)     04/21/95   NASDAQ     1,967,027     25.30
OTTW  Ottawa Savings Bancorp (MHC)   07/15/05   OTC BB            NA     23.58
MSVB  Mid-Southern Savings Bank(MHC) 04/09/98   OTC BB     1,465,338     32.31
CFFN  Capitol Federal Finl (MHC)     04/01/99   NASDAQ    74,371,782  2,543.48
KFFB  Kentucky First Federal (MHC)   03/03/05   NASDAQ     8,596,250     86.82
HFBU  Home Fedl Bncp Inc., LA (MHC)  01/21/05   OTC BB     3,558,958     34.88
MDNB  Minden Bancorp Inc (MHC)       07/02/02   OTC BB     1,381,911     27.98
GTWN  Georgetown Bancorp Inc. (MHC)  01/06/05   OTC BB     2,777,250     25.13
SERC  Service Bancorp Inc. (MHC)     10/08/98   OTC BB     1,619,000     45.74
UBNK  United Financial Bancorp (MHC) 07/13/05   NASDAQ            NA    199.25
WFD   Westfield Financial Inc. (MHC) 12/28/01    AMEX      9,954,512    240.90
WFSM  Westborough Finl Services(MHC) 02/16/00   OTC BB     1,594,174     44.32
BCSB  BCSB BanKcorp Inc. (MHC)       07/08/98   NASDAQ     5,902,548     81.40
BVFL  BV Financial Inc. (MHC)        01/14/05   OTC BB     2,645,000     23.01
SFBI  SFSB Inc. (MHC)                12/31/04   OTC BB     2,975,625     27.38
LBTM  Liberty Savings Bank (MHC)     08/23/93   OTC BB     1,357,776     37.81
EBMT  Eagle Bancorp (MHC)            04/05/00   OTC BB     1,103,972     36.32
ASFE  AF Financial Group (MHC)       10/07/96   OTC BB     1,049,335     22.05
WAKE  Wake Forest Bancshares (MHC)   04/03/96   OTC BB     1,157,611     25.41
MNCK  Monadnock Community Bncp (MHC) 06/29/04   OTC BB       939,631      8.03

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                            AS OF SEPTEMBER 14, 2005

                                                    ASSETS AND EQUITY              PROFITABILITY
                                           --------------------------------- -------------------------
                                             Total      Total       Total           Core         Core
                                             Assets    Equity   Tang. Equity  ROAA  ROAA  ROAE   ROAE
                                     State   ($000)    ($000)       ($000)    (%)    (%)   (%)   (%)
                                     ----- ---------- --------- ------------ ----- ----- ------ ------
ASBH  ASB Holding Co (MHC)            NJ      443,248    39,285      39,285   0.48  0.49   5.44   5.47
COBK  Colonial Bkshrs Inc. (MHC)      NJ      317,752    36,148      36,148     NA    NA     NA     NA
CSBK  Clifton Svngs Bncp Inc.(MHC)    NJ      848,201   203,603     203,603   0.68  0.68   2.75   2.73
KRNY  Kearny Financial Corp (MHC)     NJ    2,107,005   505,482    421 ,655   0.94  0.69   5.40   3.97
LPBC  Lincoln Park Bancorp (MHC)      NJ       89,236    13,114      13,114   0.50  0.50   4.19   4.19
OSHC  Ocean Shore Holding Co. (MHC)   NJ      547,668    61,295      61,295   0.27  0.52   3.01   5.77
WAWL  Wawel Savings Bank (MHC)        NJ       77,834    14,273      14,273   1.41  1.41   7.79   7.79
ALMG  Alamogordo Finl Corp. (MHC)     NM      154,967    27,720      27,720   0.42  0.40   2.36   2.29
BFSB  Brooklyn Federal Bancorp (MHC)  NY      339,788    74,277      74,277     NA    NA     NA     NA
FLTB  Flatbush Fed Bncp Inc.(MHC)     NY      136,352    15,863      15,863   0.27  0.27   2.49   2.49
GCBC  Greene County Bncp Inc. (MHC)   NY      294,680    32,753      32,753   1.02  1.02   9.39   9.39
GOV   Gouverneur Bancorp (MHC)        NY      118,129    18,578      18,578   0.86  0.80   5.10   4.76
ONFC  Oneida Financial Corp. (MHC)    NY      438,748    53,259      40,046   0.86  0.99   7.15   8.25
PBHC  Pathfinder Bancorp Inc. (MHC)   NY      310,471    21,678      17,322   0.31  0.25   4.35   3.49
CHEV  Cheviot Financial (MHC)         OH      281,166    77,636      77,636   0.90  0.90   3.21   3.21
OFFO  Osage Federal Financial (MHC)   OK       98,700    13.600      13,600   0.66  0.66   4.35   4.35
ABBC  Abington Community Bncp (MHC)   PA      797,067   119,970     119,970   0.78  0.78   5.97   5.97
ALLB  Greater Delaware Valley (MHC)   PA      386,941    34,747      34,747   0.31  0.35   3.43   3.83
EKFC  Eureka Financial Corp (MHC)     PA       91,664    20,006      20,006   0.49  1.32   2.33   6.27
FFCO  FedFirst Financial Corp. (MHC)  PA      285,829    46,557      45,477     NA    NA     NA     NA
NPEN  North Penn Bancorp Inc. (MHC)   PA       91,860    13,503      13,503     NA    NA     NA     NA
NWSB  Northwest Bancorp Inc. (MHC)    PA    6,330,482   582,190     428,192   0.88  0.87   9.91   9.85
PBIP  Prudential Bncp Inc. PA (MHC)   PA      444,276    90,695      90,695   0.79  0.80   6.26   6.38
FSGB  First Federal of SC FSB (MHC)   SC       99,938     9,479       9,423   0.54  0.54   5.60   5.57
CZWI  Citizens Community Bncp (MHC)   WI      191,925    19,584      19,254   0.63  0.46   5.52   4.04
GFCJ  Guaranty Financial MHC          WI    1,677,901   159,981     159,410   0.80 -1.75   9.57 -21.02

ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                 806,176   101,571      94,837   0.51  0.34   4.38   2.93
      MEDIAN                                  283,498    33,750      33,750   0.63  0.61   4.54   4.62
      HIGH                                 10,930,800 1,250,500   1,143,700   1.48  1.48  10.35   9.85
      LOW                                      77,765     5,153       4,904  -0.91 -1.75  -9.11 -21.02

                                                    CAPITAL ISSUES
                                     -------------------------------------------
                                                          Number of   Mkt. Value
                                       IPO                  Shares    of Shares
                                       Date    Exchange     Outstg.      ($M)
                                     -------- ---------- ------------ ----------
ASBH  ASB Holding Co (MHC)           10/03/03   OTC BB      5,554,500    151.92
COBK  Colonial Bkshrs Inc. (MHC)     06/30/05   NASDAQ      4,521,696     50.19
CSBK  Clifton Svngs Bncp Inc.(MHC)   03/04/04   NASDAQ     30,414,565    309.46
KRNY  Kearny Financial Corp (MHC)    02/24/05   NASDAQ     72,737,500    909.22
LPBC  Lincoln Park Bancorp (MHC)     12/20/04   OTC BB      1,851,500     16.76
OSHC  Ocean Shore Holding Co. (MHC)  12/22/04   NASDAQ      8,762,742    102.52
WAWL  Wawel Savings Bank (MHC)       04/01/04   OTC BB      2,103,473     21.98
ALMG  Alamogordo Finl Corp. (MHC)    05/16/00   OTC BB             NA     45.42
BFSB  Brooklyn Federal Bancorp (MHC) 04/06/05   NASDAQ     13,225,000    157.38
FLTB  Flatbush Fed Bncp Inc.(MHC)    10/21/03   OTC BB      2,495,151     22.46
GCBC  Greene County Bncp Inc. (MHC)  12/30/98   NASDAQ      4,129,906     78.47
GOV   Gouverneur Bancorp (MHC)       03/23/99    AMEX       2,284,234     28.55
ONFC  Oneida Financial Corp. (MHC)   12/30/98   NASDAQ      7,692,277     88.84
PBHC  Pathfinder Bancorp Inc. (MHC)  11/16/95   NASDAQ      2,463,132     32.14
CHEV  Cheviot Financial (MHC)        01/06/04   NASDAQ      9,918,751    115.16
OFFO  Osage Federal Financial (MHC)  04/01/04   OTC BB      2,281,313     30.80
ABBC  Abington Community Bncp (MHC)  12/17/04   NASDAQ     15,870,000    200.76
ALLB  Greater Delaware Valley (MHC)  03/03/95   NASDAQ      3,441,383     89.48
EKFC  Eureka Financial Corp (MHC)    01/07/99   OTC BB      1,227,093     38.78
FFCO  FedFirst Financial Corp. (MHC) 04/07/05   NASDAQ      6,612,500     58.85
NPEN  North Penn Bancorp Inc. (MHC)  06/02/05   OTC BB      1,443,555     14.70
NWSB  Northwest Bancorp Inc. (MHC)   11/07/94   NASDAQ     50,843,805   1113.24
PBIP  Prudential Bncp Inc. PA (MHC)  03/30/05   NASDAQ     12,497,450    149.97
FSGB  First Federal of SC FSB (MHC)  11/14/94 Pink Sheet           NA     35.09
CZWI  Citizens Community Bncp (MHC)  03/30/04   OTC BB      3,015,499     47.52
GFCJ  Guaranty Financial MHC         06/21/93 Pink Sheet           NA    276.99

ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                              12,094,091    233.34
      MEDIAN                                             3,920,060.00     55.32
      HIGH                                                141,400,000  4,043.36
      LOW                                                     939,631      8.03

                                                                      EXHIBIT 38
                                                                          Page 1


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000,000

                                                                         Cash &
                                                              Total      Invest./    MBS/
                                                             Assets      Assets     Assets
                                                  IPO Date   ($000)        (%)       (%)
                                                  --------  ---------    -------   -------
             GREENVILLE FEDERAL
              FINANCIAL CORPORATION                  -        126,048      29.74      1.38
------------------------------------------------------------------------------------------
             DEFINED PARAMETERS FOR               Prior to
             INCLUSION IN COMPARABLE GROUP        06/30/04  < 450,000    < 40.00   < 15.00
------------------------------------------------------------------------------------------
     GLBP    Globe Bancorp Inc.               LA  07/10/01     29,896       6.33      4.37
     SVBC    Sistersville Bancorp Inc.        WV  06/26/97     46,986      26.10      8.89
     WTWN    West Town Bancorp Inc.           IL  03/01/95     54,451      26.11     32.34
     WFBS    Washington Fed Bank for Svgs     IL  03/01/95     58,259       5.65      0.15
     HBBI    Home Building Bancorp            IN  02/08/95     59,199      32.36      0.72
     SFBK    SFB Bancorp Inc.                 TN  05/30/97     59,569      17.44      4.65
     CFBC    Community First Bancorp Inc.     KY  06/27/03     68,196       9.48      0.13
     HWEN    Home Financial Bancorp           IN  07/02/96     69,653         NA      2.59
     REDW    Redwood Financial Inc.           MN  07/10/95     72,410      20.25      9.58
     RSVI    RSV Bancorp Inc.                 PA  04/08/02     73,736      30.89     15.89
     CCFC    CCSB Financial Corp.             MO  01/09/03     95,574       7.00     12.67
     FPBF    FPB Financial Corp.              LA  07/01/99     96,536      11.74      0.37
     IDVB    Indian Village Bancorp Inc.      OH  07/02/99     97,358      13.19     13.78
     FNFI    First Niles Financial Inc.       OH  10/27/98    100,326      40.18     14.75
     BAFI    BancAffiliated Inc.              TX  06/01/01    102,197       4.46     25.70
     HZFS    Horizon Financial Svcs Corp.     IA  06/30/94    110,112       4.64      5.36
     UTBI    United Tennessee Bankshares      TN  01/05/98    118,244      18.57      8.42
------------------------------------------------------------------------------------------
     CIBI    Community Investors Bancorp      OH  02/07/95    122,762      16.12      0.64
------------------------------------------------------------------------------------------
     TDCB    Third Century Bancorp            IN  06/30/04    126,787      15.39      0.00



                                                                         Total
                                                  1-4 Fam.  Total Net Net Loans   Borrowed
                                                   Loans/     Loans/    & MBS/     Funds/     Equity/
                                                   Assets     Assets    Assets     Assets     Assets
                                                    (%)        (%)        (%)       (%)         (%)
                                                  --------  --------- ----------  --------    -------
             GREENVILLE FEDERAL
              FINANCIAL CORPORATION                 51.62      62.03      63.41      25.58      10.84
-----------------------------------------------------------------------------------------------------
             DEFINED PARAMETERS FOR                20.00-     50.00-     60.00-                 7.00-
             INCLUSION IN COMPARABLE GROUP          70.00      90.00      90.00    < 40.00      15.00
-----------------------------------------------------------------------------------------------------
     GLBP    Globe Bancorp Inc.               LA    83.72      87.05      91.42      14.17      17.41
     SVBC    Sistersville Bancorp Inc.        WV    56.61      59.38      68.26       0.00      16.11
     WTWN    West Town Bancorp Inc.           IL    28.45      31.39      63.73       0.00       5.99
     WFBS    Washington Fed Bank for Svgs     IL    59.00      89.97      90.12       7.12       9.52
     HBBI    Home Building Bancorp            IN    41.26      64.98      65.69      18.41      11.27
     SFBK    SFB Bancorp Inc.                 TN    50.48      74.63      79.28       4.20      22.11
     CFBC    Community First Bancorp Inc.     KY    64.29      86.30      86.42      17.96       4.28
     HWEN    Home Financial Bancorp           IN    55.45      80.01      82.60      24.41      10.52
     REDW    Redwood Financial Inc.           MN    33.69      64.99      74.57      13.87      12.20
     RSVI    RSV Bancorp Inc.                 PA    34.90      51.25      67.14       5.78      13.20
     CCFC    CCSB Financial Corp.             MO    41.17      71.88      84.55      15.59      14.62
     FPBF    FPB Financial Corp.              LA    64.64      82.77      83.14      26.44       7.75
     IDVB    Indian Village Bancorp Inc.      OH    41.46      66.05      79.84      27.31       8.59
     FNFI    First Niles Financial Inc.       OH    32.65      43.56      58.31      22.43      16.58
     BAFI    BancAffiliated Inc.              TX     5.57      65.15      90.85      36.08       7.77
     HZFS    Horizon Financial Svcs Corp.     IA    38.34      84.72      90.08      17.26      10.77
     UTBI    United Tennessee Bankshares      TN    54.15      67.99      76.41       0.00      15.94
-----------------------------------------------------------------------------------------------------
     CIBI    Community Investors Bancorp      OH    61.47      80.31      80.94      20.96      10.60
-----------------------------------------------------------------------------------------------------
     TDCB    Third Century Bancorp            IN    44.41      81.98      81.98      12.62      18.06

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000,000


                                                                           Cash &
                                                                 Total    Invest./    MBS/
                                                                 Assets    Assets    Assets
                                                  IPO Date       ($000)     (%)       (%)
                                                  --------     ---------  --------  ---------
            GREENVILLE FEDERAL
             FINANCIAL CORPORATION                    -          126,048     29.74       1.38
---------------------------------------------------------------------------------------------
            DEFINED PARAMETERS FOR                Prior to
            INCLUSION IN COMPARABLE GROUP         06/30/04     < 450,000   < 40.00    < 15.00
---------------------------------------------------------------------------------------------
   SCYT     Security Bancorp Inc.           TN    06/30/97       129,623     27.75       0.93
   SEFL     SE Financial Corp.              PA    05/06/04       133,923        NA      14.30
   LXMO     Lexington B&L Financial Corp.   MO    06/06/96       134,226     15.34       9.65
   HSTD     Homestead Bancorp Inc.          LA    07/20/98       135,350      9.29      48.08
---------------------------------------------------------------------------------------------
   PSFC     Peoples-Sidney Financial Corp.  OH    04/28/97       136,114      9.00       0.00
---------------------------------------------------------------------------------------------
   MCPH     Midland Capital Holdings Corp.  IL    06/30/93       138,979     27.25       1.49
   AFBA     Allied First Bancorp Inc.       IL    12/31/01       146,076      4.28       9.42
---------------------------------------------------------------------------------------------
   FFDF     FFD Financial Corp.             OH    04/03/96       148,559      8.68       0.48
---------------------------------------------------------------------------------------------
   HCFC     Home City Financial Corp.       OH    12/30/96       150,847      7.33       1.03
---------------------------------------------------------------------------------------------
   CKFB     CKF Bancorp Inc.                KY    01/04/95       155,430      6.14       2.52
   GTPS     Great American Bancorp          IL    06/30/95       156,563     19.03       2.05
   LOGN     Logansport Financial Corp.      IN    06/14/95       156,896     17.43       6.00
   CSFC     City Savings Financial Corp.    IN    12/28/01       158,526        NA       0.41
   AMFC     AMB Financial Corp.             IN    04/01/96       161,654      8.21       1.33
   HLFN     Home Loan Financial Corp.       OH    03/26/98       162,053      9.21       5.63
   GCFC     Central Federal Corp.           OH    12/30/98       165,092     18.60       5.97
   FFSL     First Independence Corp.        KS    10/08/93       169,717     19.36       4.69
   ASBN     ASB Financial Corp.             OH    05/11/95       184,482     10.86       5.65
   GSLA     GS Financial Corp.              LA    04/01/97       189,403     35.41      15.92




                                                                          Total
                                                  1-4 Fam.  Total Net   Net Loans  Borrowed
                                                   Loans/     Loans/     & MBS/     Funds/     Equity/
                                                   Assets     Assets     Assets     Assets     Assets
                                                    (%)        (%)         (%)       (%)         (%)
                                                  --------  ----------  ----------  -------   --------
            GREENVILLE FEDERAL
             FINANCIAL CORPORATION                    51.62      62.03       63.41    25.58      10.84
------------------------------------------------------------------------------------------------------
            DEFINED PARAMETERS FOR                   20.00-     50.00-      60.00-               7.00-
            INCLUSION IN COMPARABLE GROUP             70.00      90.00       90.00  < 40.00      15.00
------------------------------------------------------------------------------------------------------
   SCYT     Security Bancorp Inc.           TN        32.68      66.92       67.85    14.86       8.77
   SEFL     SE Financial Corp.              PA        42.25      57.80       72.10    14.87      23.68
   LXMO     Lexington B&L Financial Corp.   MO        35.76      69.12       78.77     9.90      10.34
   HSTD     Homestead Bancorp Inc.          LA        29.86      38.38       86.47    42.97       9.03
------------------------------------------------------------------------------------------------------
   PSFC     Peoples-Sidney Financial Corp.  OH        67.74      88.67       88.67    22.83      12.97
------------------------------------------------------------------------------------------------------
   MCPH     Midland Capital Holdings Corp.  IL        67.47      68.23       69.72     0.00       9.14
   AFBA     Allied First Bancorp Inc.       IL        64.99      84.64       94.06    24.80       6.92
------------------------------------------------------------------------------------------------------
   FFDF     FFD Financial Corp.             OH        38.30      88.51       89.00    12.04      11.71
------------------------------------------------------------------------------------------------------
   HCFC     Home City Financial Corp.       OH        45.37      86.56       87.59    22.79       8.64
------------------------------------------------------------------------------------------------------
   CKFB     CKF Banwrp Inc.                 KY        62.92      88.79       91.31    13.51      10.82
   GTPS     Great American Bancorp          IL        41.39      72.58       74.63     9.58       7.97
   LOGN     Logansport Financial Corp.      IN        31.64      71.56       77.56    20.88      10.77
   CSFC     City Savings Financial Corp.    IN        36.05      78.17       78.58    11.35       7.74
   AMFC     AMB Financial Corp.             IN        57.80      83.12       84.45    17.52       8.52
   HLFN     Home Loan Financial Corp.       OH        55.88      80.85       86.48    27.86      14.17
   GCFC     Central Federal Corp.           OH        31.34      65.78       71.75    15.87      11.77
   FfSL     First Independence Corp.        KS        46.09      71.99       76.68    26.16       8.89
   ASBN     ASB Financial Corp.             OH        44.54      79.21       84.87    11.00      10.40
   GSLA     GS Financial Corp.              LA        21.98      46.41       62.33    18.91      15.22

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000.000

                                                                           Cash &
                                                                 Total    Invest./    MBS/
                                                                 Assets    Assets    Assets
                                                  IPO Date       ($000)     (%)       (%)
                                                  --------     ---------  --------  ---------
        GREENVILLE FEDERAL
         FINANCIAL CORPORATION                        -          126,048     29.74       1.38
---------------------------------------------------------------------------------------------
        DEFINED PARAMETERS FOR                    Prior to
        INCLUSION IN COMPARABLE GROUP             06/30/04     < 450,000   < 40.00    < 15.00
---------------------------------------------------------------------------------------------
POHF    Peoples Ohio Financial           OH       12/18/89       199,881      8.26       1.32
FDLB    Fidelity Federal Bancorp         IN       08/31/87       200,084      1.33      34.98
BRBI    Blue River Bancshares Inc.       IN       06/24/98       210,915        NA         NA
NIDB    Northeast Indiana Bancorp        IN       06/28/95       228,276     13.47       5.12
---------------------------------------------------------------------------------------------
FBTC    First BancTrust Corp.            IL       04/19/01       234,089     25.66      14.35
---------------------------------------------------------------------------------------------
HFSK    HFS Bank FSB                     IN       10/02/85       237,979     18.10       1.97
---------------------------------------------------------------------------------------------
FBSI    First Bancshares Inc.            MO       12/22/93       244,041     23.42       4.68
---------------------------------------------------------------------------------------------
ETFS    East Texas Financial Services    TX       01/10/95       246,500      6.08      35.69
WEFP    Wells Financial Corp.            MN       04/11/95       253,346      4.88       4.09
---------------------------------------------------------------------------------------------
PFED    Park Bancorp Inc.                IL       08/12/96       257,025     16.96      13.43
---------------------------------------------------------------------------------------------
FFWC    FFW Corp.                        IN       04/05/93       257,178        NA      10.80
---------------------------------------------------------------------------------------------
FFHS    First Franklin Corp.             OH       01/26/88       271,632     10.61       4.61
---------------------------------------------------------------------------------------------
MCBF    Monarch Community Bancorp Inc    MI       08/30/02       276,431     12.81       0.58
---------------------------------------------------------------------------------------------
FBEI    First Bancorp of Indiana Inc.    IN       04/07/99       277,368     21.64      14.01
---------------------------------------------------------------------------------------------
HMKF    Hemlock Federal Financial Corp   IL       04/02/97       294,132     21.34      24.26
JFBI    Jefferson Bancshares Inc.        TN       07/02/03       295,041     19.21       3.18
RIVR    River Valley Bancorp             IN       12/20/96       305,926     18.52       0.03
BPLS    BankPlus FSB                     IL       07/10/91       307,315      4.72      26.80
LARL    Laurel Capital Group Inc.        PA       02/20/87       309,801        NA       4.84
STBI    Sturgis Bancorp                  MI       11/10/88       311,026     11.47       5.09


                                                                        Total
                                                   1-4 Fam.  Total Net  Net Loans Borrowed
                                                   Loans/     Loans/    & MBS/     Funds/     Equity/
                                                   Assets     Assets    Assets     Assets     Assets
                                                    (%)        (%)        (%)       (%)         (%)
                                                  --------  ---------- ----------  -------   --------
        GREENVILLE FEDERAL
         FINANCIAL CORPORATION                        51.62      62.03      63.41    25.58      10.84
-----------------------------------------------------------------------------------------------------
        DEFINED PARAMETERS FOR                       20.00-     50.00-     60.00-               7.00-
        INCLUSION IN COMPARABLE GROUP                 70.00      90.00      90.00  < 40.00      15.00
-----------------------------------------------------------------------------------------------------
POHF    Peoples Ohio Financial           OH           56.76      85.64      86.96    23.08      12.47
FDLB    Fidelity Federal Bancorp         IN           28.21      55.10      90.08    29.19       8.37
BRBI    Blue River Bancshares Inc.       IN              NA      72.72         NA    11.11       7.86
NIDB    Northeast Indiana Bancorp        IN           46.20      76.12      81.25    31.49      10.87
-----------------------------------------------------------------------------------------------------
FBTC    First BancTrust Corp.            IL           20.33      55.23      69.58    19.94      11.37
-----------------------------------------------------------------------------------------------------
HFSK    HFS Bank FSB                     IN           52.54      76.03      78.00    29.64       8.67
-----------------------------------------------------------------------------------------------------
FBSI    First Bancshares Inc.            MO           35.32      64.80      69.49    11.91      10.99
-----------------------------------------------------------------------------------------------------
ETFS    East Texas Financial Services    TX           33.49      50.94      86.64    45.26       8.26
WEFP    Wells Financial Corp.            MN           30.26      87.55      91.64    20.78       9.90
-----------------------------------------------------------------------------------------------------
PFED    Park Bancorp Inc.                IL           35.66      63.85      77.27    24.50      11.91
-----------------------------------------------------------------------------------------------------
FFWC    FFW Corp.                        IN           35.52      63.66      74.46    20.85       9.16
-----------------------------------------------------------------------------------------------------
FFHS    First Franklin Corp.             OH           53.02      80.27      84.88    10.18       9.04
-----------------------------------------------------------------------------------------------------
MCBF    Monarch Community Bancorp Inc    MI           56.74      76.93      77.51    22.31      14.48
-----------------------------------------------------------------------------------------------------
FBEI    First Bancorp of Indiana Inc.    IN           30.40      55.72      69.73    16.22      10.79
-----------------------------------------------------------------------------------------------------
HMKF    Hemlock Federal Financial Corp   IL           42.06      48.14      72.41    21.04       7.69
JFBI    Jefferson Bancshares Inc.        TN           29.01      70.65      73.82     5.76      27.80
RIVR    River Valley Bancorp             IN           31.62      76.17      76.21    36.46       7.51
BPLS    BankPlus FSB                     IL           50.55      65.11      91.91    13.34       7.09
LARL    Laurel Capital Group Inc.        PA           63.07      67.70      72.55     6.97       8.97
STBI    Sturgis Bancorp                  MI           40.11      75.68      80.77    22.56       8.42

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000,000


                                                                           Cash &
                                                                 Total     Invest./    MBS/
                                                                 Assets     Assets    Assets
                                                  IPO Date       ($000)      (%)       (%)
                                                  --------     ---------  --------  ---------
          GREENVILLE FEDERAL
           FINANCIAL CORPORATION                     -           126,048     29.74       1.38
---------------------------------------------------------------------------------------------
          DEFINED PARAMETERS FOR                  Prior to
          INCLUSION IN COMPARABLE GROUP           06/30/04     < 450,000   < 40.00    < 15.00
---------------------------------------------------------------------------------------------
FFBI      First Federal Bancshares Inc.    IL     09/28/00       329,446     25.48      22.40
PFOH      Perpetual Federal Savings Bank   OH     04/19/91       356,081      5.99       0.00
LSBI      LSB Financial Corp.              IN     02/03/95       367,379      5.71       0.29
WAYN      Wayne Savings Bancshares         OH     01/09/03       406,589     26.79      14.84
WVFC      WVS Financial Corp.              PA     11/29/93       421,044        NA      28.83
---------------------------------------------------------------------------------------------
ASBI      Ameriana Bancorp                 IN     03/02/87       428,705     32.50      13.21
---------------------------------------------------------------------------------------------
FCAP      First Capital Inc.               IN     01/04/99       438,420     18.82       4.17



                                                                          Total
                                                  1-4 Fam.   Total Net  Net Loans   Borrowed
                                                    Loans/    Loans/      & MBS/     Funds/    Equity/
                                                    Assets    Assets      Assets     Asset     Assets
                                                     (%)        (%)         (%)       (%)        (%)
                                                  --------- ----------  ----------  -------   --------
          GREENVILLE FEDERAL
           FINANCIAL CORPORATION                      51.62      62.03     63.41    25.58        10.84
------------------------------------------------------------------------------------------------------
          DEFINED PARAMETERS FOR                     20.00-     50.00-    60.00-                 7.00-
          INCLUSION IN COMPARABLE GROUP               70.00      90.00     90.00   < 40.00       15.00
------------------------------------------------------------------------------------------------------
FFBI      First Federal Bancshares Inc.    IL         28.00      49.53     71.93      6.58        6.82
PFOH      Perpetual Federal Savings Bank   OH         26.69      92.74     92.74     11.03       14.90
LSBI      LSB Financial Corp.              IN         43.34      89.89     90.18     20.14        8.67
WAYN      Wayne Savings Bancshares         OH         38.58      52.78     67.62      9.59        9.28
WVFC      WVS Financial Corp.              PA          7.57      14.29     43.12     53.37        6.94
------------------------------------------------------------------------------------------------------
ASBI      Ameriana Bancorp                 IN         20.80      45.62     58.82     11.05        9.09
------------------------------------------------------------------------------------------------------
FCAP      First Capital Inc.               IN         46.47      72.35     76.52     15.96        9.48

                                                                      EXHIBIT 39



                                                                          Page 1


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000.000


                                                                                OPERATING PERFORMANCE
                                                                  ------------------------------------------------------

                                                                                       Net      Operating    Noninterest
                                                         Total     Core      Core   Interest     Expenses/     Income/
                                                         Assets    ROAA      ROAE   Margin(2)     Assets       Assets
                                           IPO Date      ($000)     (%)      (%)       (%)         (%)          (%)
                                           --------    ---------  ------    ------  ---------   ----------   -----------
        GREENVILLE FEDERAL
         FINANCIAL CORPORATION                -          126,048    0.06      0.10     2.69           3.28          0.87
-------------------------------------------------------------------------------------------------------------------------
        DEFINED PARAMETERS FOR             Prior to                .030-     3.00-      2.00-        2.00-
        INCLUSION IN COMPARABLE GROUP      06/30/04    < 450,000    0.80     10.00       3.75         3.75        < 1.50
-------------------------------------------------------------------------------------------------------------------------
GLBP    Globe Bancorp Inc.             LA  07/10/01       29,896    0.75      4.09       3.27         2.11          0.02
SVBC    Sistersville Bancorp Inc.      WV  06/26/97       46,986    0.78      4.95       2.30         2.70          0.42
WTWN    West Town Bancorp Inc.         IL  03/01/95       54,451      NA        NA         NA           NA            NA
WFBS    Washington Fed Bank for Svgs   IL  03/01/95       58,259    1.41     15.81       2.32         2.58          0.41
HBBI    Home Building Bancorp          IN  02/08/95       59,199    0.59      5.38       3.31         2.22         -0.01
SFBK    SFB Bancorp Inc.               TN  05/30/97       59,569    1.24      5.54       4.51         2.49          0.27
CFBC    Community First Bancorp Inc.   KY  06/27/03       68,196   -1.45    -26.57       3.05         4.05          0.46
HWEN    Home Financial Bancorp         IN  07/02/96       69,653    0.69      6.69       5.18         4.10          0.54
REDW    Redwood Financial Inc.         MN  07/10/95       72,410    0.35      2.93       3.56         3.04          0.56
RSVI    RSV Bancorp Inc.               PA  04/08/02       73,736    0.57      4.19       2.90         2.12          0.52
CCFC    CCSB Financial Corp.           MO  01/09/03       95,574    0.12      0.77       3.37         3.31          0.39
FPBF    FPB Financial Corp.            LA  07/01/99       96,536    0.35      4.59       2.72         2.46          0.84
IDVB    Indian Village Bancorp Inc.    OH  07/02/99       97,358      NA        NA       2.49         2.00            NA
FNFI    First Niles Financial Inc.     OH  10/27/98      100,326    0.80      4.87       2.94         1.80          0.57
BAFI    BancAffiliated Inc.            TX  06/01/01      102,197    0.98     13.61       3.97         2.27          0.18


                                                   ASSET QUALITY(1)
                                             --------------------------


                                             NPA/      REO/    Reserves/
                                            Assets    Assets    Assets
                                             (%)       (%)       (%)
                                            ------    ------   --------
       GREENVILLE FEDERAL
        FINANCIAL CORPORATION                 0.36      0.06       0.47
-----------------------------------------------------------------------
          DEFINED PARAMETERS FOR
          INCLUSION IN COMPARABLE GROUP     < 1.25    < 0.25     > 0.30
-----------------------------------------------------------------------
GLBP    Globe Bancorp Inc.              LA    0.00      0.00       0.33
SVBC    Sistersville Bancorp Inc.       WV    0.00      0.00       0.36
WTWN    West Town Bancorp Inc.          IL      NA      0.00         NA
WFBS    Washington Fed Bank for Svgs    IL    0.45      0.00       0.24
HBBI    Home Building Bancorp           IN    1.14      0.02       0.48
SFBK    SFB Bancorp Inc.                TN    0.31      0.00       0.73
CFBC    Community First Bancorp Inc.    KY    0.16      0.00       0.54
HWEN    Home Financial Bancorp          IN    3.07      1.09       0.56
REDW    Redwood Financial Inc.          MN    0.55      0.33       0.54
RSVI    RSV Bancorp Inc.                PA    2.83      0.00       0.28
CCFC    CCSB Financial Corp.            MO    0.00      0.00       0.36
FPBF    FPB Financial Corp.             LA    0.42      0.00       0.41
IDVB    Indian Village Bancorp Inc.     OH    0.14      0.00       0.30
FNFI    First Niles Financial Inc.      OH    0.80      0.05       0.74
BAFI    BancAffiliated Inc.             TX    0.10      0.09       0.76

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                           MOST RECENT FOUR QUARTERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000,000


                                                                                         OPERATING PERFORMANCE
                                                                             ---------------------------------------------

                                                                                        Net      Operating     Noninterest
                                                          Total     Core      Core   Interest     Expenses/      Income/
                                                         Assets     ROAA      ROAE   Margin(2)     Assets        Assets
                                             IPO Date    ($000)      (%)      (%)       (%)         (%)           (%)
                                             --------   ---------  ------    ------  ---------   ----------    -----------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                 -         126,048    0.06      0.10       2.69         3.28           0.87
---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR              Prior to               .030-     3.00-      2.00-        2.00-
         INCLUSION IN COMPARABLE GROUP       06/30/04   < 450,000    0.80     10.00       3.75         3.75         < 1.50
---------------------------------------------------------------------------------------------------------------------------
HZFS     Horizon Financial Svcs Corp.   IA   06/30/94     110,112    0.49      4.74       4.46         3.38           0.85
UTBI     United Tennessee Bankshares    TN   01/05/98     118,244    1.39      9.26       4.34         2.55           0.86
---------------------------------------------------------------------------------------------------------------------------
CIBI     Community Investors Bancorp    OH   02/07/95     122,762    0.74      6.77       3.39         2.49           0.45
---------------------------------------------------------------------------------------------------------------------------
TDCB     Third Century Bancorp          IN   06/30/04     126,787    0.37      1.98       3.82         3.66           0.60
SCYT     Security Bancorp Inc.          TN   06/30/97     129,623    0.89      9.61       3.94         3.62           1.50
SEFL     SE Financial Corp.             PA   05/06/04     133,923      NA        NA       3.43         2.60             NA
LXMO     Lexington B&L Financial Corp.  MO   06/06/96     134,226    0.67      6.54       3.04         2.23           0.52
HSTD     Homestead Bancorp Inc.         LA   07/20/98     135,350    0.27      3.07       2.01         1.76           0.28
---------------------------------------------------------------------------------------------------------------------------
PSFC     Peoples-Sidney Financial       OH   04/28/97     136,114    0.74      5.71       3.44         2.25           0.10
         Corp.
---------------------------------------------------------------------------------------------------------------------------
MCPH     Midland Capital Holdings Corp. IL   06/30/93     138,979    0.68      8.17       3.71         3.07           0.59
AFBA     Allied First Bancorp Inc.      IL   12/31/01     146,076    0.14      1.80       2.72         3.35           1.02
---------------------------------------------------------------------------------------------------------------------------
FFDF     FFD Financial Corp.            OH   04/03/96     148,559    0.63      5.14       3.40         2.74           0.62
---------------------------------------------------------------------------------------------------------------------------
HCFC     Home City Financial Corp.      OH   12/30/96     150,847    0.33      4.06       3.10         2.20           0.15
--------------------------------------------------------------------------------------------------------------------------
CKFB     CKF Bancorp Inc.               KY   01/04/95     155,430    1.20     11.27       3.43         1.63           0.16
GTPS     Great American Bancorp         IL   06/30/95     156,563    1.26     12.46       4.18         4.27           2.41




                                                   ASSET QUALITY(1)
                                             ---------------------------


                                              NPA/      REO/     Reserves/
                                             Assets    Assets     Assets
                                              (%)       (%)        (%)
                                             ------    ------    --------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                0.36        0.06      0.47
-------------------------------------------------------------------------
         DEFINED PARAMETERS FOR
         INCLUSION IN COMPARABLE GROUP       < 1.25      < 0.25    > 0.30
-------------------------------------------------------------------------
HZFS     Horizon Financial Svcs Corp.    IA    2.32        0.05      0.64
UTBI     United Tennessee Bankshares     TN    0.08        0.16      0.85
-------------------------------------------------------------------------
CIBI     Community Investors Bancorp     OH    0.90        0.16      0.52
-------------------------------------------------------------------------
TDCB     Third Century Bancorp           IN    0.08        0.14      0.77
SCYT     Security Bancorp Inc.           TN    0.55        0.03      0.77
SEFL     SE Financial Corp.              PA      NA        0.00      0.34
LXMO     Lexington B&L Financial Corp.   MO    0.91        0.00      0.69
HSTD     Homestead Bancorp Inc.          LA    0.47        0.04      0.24
-------------------------------------------------------------------------
PSFC     Peoples-Sidney Financial        OH    0.95        0.00      0.59
         Corp.
-------------------------------------------------------------------------
MCPH     Midland Capital Holdings Corp.  IL    0.27        0.00      0.33
AFBA     Allied First Bancorp Inc.       IL    0.00        0.00      0.43
-------------------------------------------------------------------------
FFDF     FFD Financial Corp.             OH    0.41        0.00      0.50
-------------------------------------------------------------------------
HCFC     Home City Financial Corp.       OH    0.18        0.11      0.85
-------------------------------------------------------------------------
CKFB     CKF Bancorp Inc.                KY    0.78        0.00      0.43
GTPS     Great American Bancorp          IL    0.57        0.25      0.76

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                           MOST RECENT FOUR QUARTERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000,000


                                                                                          OPERATING PERFORMANCE
                                                                              --------------------------------------------

                                                                                        Net      Operating     Noninterest
                                                         Total      Core      Core   Interest     Expenses/      Income/
                                                        Assets      ROAA      ROAE   Margin(2)     Assets        Assets
                                            IPO Date    ($000)       (%)      (%)       (%)         (%)           (%)
                                            --------   ---------   ------    ------  ---------   ----------    -----------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                -         126,048     0.06      0.10       2.69         3.28           0.87
--------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR             Prior to                .030-     3.00-      2.00-        2.00-
         INCLUSION IN COMPARABLE GROUP      06/30/04   < 450,000     0.80     10.00       3.75         3.75         < 1.50
--------------------------------------------------------------------------------------------------------------------------
LOGN     Logansport Financial Corp.     IN  06/14/95     156,896     0.70      6.71       2.63         1.67           0.17
CSFC     City Savings Financial Corp.   IN  12/28/01     158,526       NA        NA       3.25         2.52             NA
AMFC     AMB Financial Corp.            IN  04/01/96     161,654     0.51      5.89       3.14         2.76           0.79
HLFN     Home Loan Financial Corp.      OH  03/26/98     162,053     0.80      5.63       3.86         2.50           0.54
GCFC     Central Federal Corp.          OH  12/30/98     165,092    -0.88     -7.10       3.24         4.20           0.50
FFSL     First Independence Corp.       KS  10/08/93     169,717     0.76      8.28       3.14         2.14           0.36
ASBN     ASB Financial Corp.            OH  05/11/95     184,482     1.24     11.88       3.61         2.36           0.75
GSLA     GS Financial Corp.             LA  04/01/97     189,403     0.43      3.00       3.01         2.21          -0.28
POHF     Peoples Ohio Financial         OH  12/18/89     199,881     0.93      7.28       3.82         3.33           1.04
FDLB     Fidelity Federal Bancorp       IN  08/31/87     200,084     0.33      4.05       2.54         2.93           1.18
BRBI     Blue River Bancshares Inc.     IN  06/24/98     210,915     0.08      0.98       3.29         3.29           0.53
NIDB     Northeast Indiana Bancorp      IN  06/28/95     228,276     0.53      4.79       2.88         2.44           0.43
--------------------------------------------------------------------------------------------------------------------------
FBTC     First BancTrust Corp.          IL  04/19/01     234,089     0.56      4.70       3.51         3.75           1.43
--------------------------------------------------------------------------------------------------------------------------
HFSK     HFS Bank FSB                   IN  10/02/85     237,979     0.66      7.71       2.66         2.00           0.56
--------------------------------------------------------------------------------------------------------------------------
FBSI     First Bancshares Inc.          MO  12/22/93     244,041     0.51      4.71       3.46         2.89           1.19
--------------------------------------------------------------------------------------------------------------------------





                                                  ASSET QUALITY(1)
                                            ---------------------------


                                             NPA/      REO/     Reserves/
                                            Assets    Assets     Assets
                                             (%)       (%)        (%)
                                            ------    ------    --------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION               0.36      0.06        0.47
------------------------------------------------------------------------
         DEFINED PARAMETERS FOR
         INCLUSION IN COMPARABLE GROUP      < 1.25    < 0.25      > 0.30
------------------------------------------------------------------------
LOGN     Logansport Financial Corp.     IN    0.87      0.15        1.05
CSFC     City Savings Financial Corp.   IN      NA      0.39        1.47
AMFC     AMB Financial Corp.            IN      NA      0.00        0.43
HLFN     Home Loan Financial Corp.      OH    1.72      0.22        0.25
GCFC     Central Federal Corp.          OH    0.43      0.07        0.75
FFSL     First Independence Corp.       KS    1.52      0.59        0.48
ASBN     ASB Financial Corp.            OH      NA      0.00        0.60
GSLA     GS Financial Corp.             LA    0.38      0.00        0.49
POHF     Peoples Ohio Financial         OH      NA      0.08        0.36
FDLB     Fidelity Federal Bancorp       IN    0.69      0.05        0.47
BRBI     Blue River Bancshares Inc.     IN    1.73        NA        0.84
NIDB     Northeast Indiana Bancorp      IN    1.44      0.12        0.71
------------------------------------------------------------------------
FBTC     First BancTrust Corp.          IL    1.00      0.02        1.01
------------------------------------------------------------------------
HFSK     HFS Bank FSB                   IN    0.56      0.06        0.51
------------------------------------------------------------------------
FBSI     First Bancshares Inc.          MO    0.68      0.17        0.49
------------------------------------------------------------------------

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

                           MOST RECENT FOUR QUARTERS

General Parameters:
       States: IA IL IN KS KY MI MN MO OH PA TN WI WV
       IPO Date: <= 06/30/04
       Asset size: <= $450,000,000


                                                                                            OPERATING PERFORMANCE
                                                                                -------------------------------------------

                                                                                           Net      Operating   Noninterest
                                                             Total     Core      Core   Interest     Expenses/    Income/
                                                            Assets     ROAA      ROAE   Margin(2)     Assets      Assets
                                                IPO Date    ($000)      (%)      (%)       (%)         (%)         (%)
                                                --------   ---------  ------    ------  ---------   ----------  -----------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                    -         126,048    0.06      0.10       2.69         3.28         0.87
---------------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                 Prior to               .030-     3.00-      2.00-        2.00-
         INCLUSION IN COMPARABLE GROUP          06/30/04   < 450,000    0.80     10.00       3.75         3.75       < 1.50
---------------------------------------------------------------------------------------------------------------------------
ETFS     East Texas Financial Services     TX   01/10/95     246,500    0.03      0.39       2.47         2.22         0.34
WEFP     Wells Financial Corp.             MN   04/11/95     253,346    0.81      7.97       3.88         3.51         1.26
---------------------------------------------------------------------------------------------------------------------------
PFED     Park Bancorp Inc.                 IL   08/12/96     257,025    0.45      3.95       3.18         2.28         0.30
---------------------------------------------------------------------------------------------------------------------------
FFWC     FFW Corp.                         IN   04/05/93     257,178    0.69      7.81       2.93         2.20         0.04
---------------------------------------------------------------------------------------------------------------------------
FFHS     First Franklin Corp.              OH   01/26/88     271,632    0.18      2.06       2.36         2.23         0.39
---------------------------------------------------------------------------------------------------------------------------
MCBF     Monarch Community Bancorp Inc     MI   08/30/02     276,431   -0.56     -3.91       3.56         3.83         1.30
---------------------------------------------------------------------------------------------------------------------------
FBEI     First Bancorp of Indiana Inc.     IN   04/07/99     277,368    0.55      5.19       2.97         2.36         0.60
---------------------------------------------------------------------------------------------------------------------------
HMKF     Hemlock Federal Financial Corp    IL   04/02/97     294,132    0.26      3.66       2.44         2.09         0.10
JFBI     Jefferson Bancshares Inc.         TN   07/02/03     295,041    1.13      3.89       3.88         2.29         0.38
RIVR     River Valley Bancorp              IN   12/20/96     305,926    0.81     10.32       2.98         2.31         0.80
BPLS     BankPlus FSB                      IL   07/10/91     307,315    0.40      6.03       2.49         2.11         0.39
LARL     Laurel Capital Group Inc.         PA   02/20/87     309,801    0.67      7.41       2.56         2.00         0.47
STBI     Sturgis Bancorp                   MI   11/10/88     311,026    0.72      8.11       3.39         3.08         1.36
FFBI     First Federal Bancshares Inc.     IL   09/28/00     329,446    0.39      5.39       2.55         2.17         0.41
PFOH     Perpetual Federal Savings Bank    OH   04/19/91     356,081    1.45      9.76       3.19         1.05         0.01






                                                       ASSET QUALITY(1)
                                                 ---------------------------


                                                 NPA/      REO/     Reserves/
                                                Assets    Assets     Assets
                                                 (%)       (%)        (%)
                                                ------    ------    --------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                   0.36      0.06        0.47
----------------------------------------------------------------------------
         DEFINED PARAMETERS FOR
         INCLUSION IN COMPARABLE GROUP          < 1.25    < 0.25      > 0.30
----------------------------------------------------------------------------
ETFS     East Texas Financial Services     TX     1.01      0.08        0.25
WEFP     Wells Financial Corp.             MN       NA      0.11        0.36
----------------------------------------------------------------------------
PFED     Park Bancorp Inc.                 IL     0.98      0.03        0.53
----------------------------------------------------------------------------
FFWC     FFW Corp.                         IN     0.75      0.23        1.04
----------------------------------------------------------------------------
FFHS     First Franklin Corp.              OH     1.21      0.00        0.60
----------------------------------------------------------------------------
MCBF     Monarch Community Bancorp Inc     MI     1.17      0.94        1.15
----------------------------------------------------------------------------
JFBEI    First Bancorp of Indiana Inc.     IN     0.64      0.00        0.40
----------------------------------------------------------------------------
HMKF     Hemlock Federal Financial Corp    IL     0.10      0.00        0.23
JFBI     Jefferson Bancshares Inc.         TN     0.45      0.41        0.78
RIVR     River Valley Bancorp              IN     1.03      0.00        0.76
BPLS     BankPlus FSB                      IL     0.17      0.07        0.16
LARL     Laurel Capital Group Inc.         PA     0.33      0.04        0.64
STBI     Sturgis Bancorp                   MI       NA      0.24        0.74
FFBI     First Federal Bancshares Inc.     IL       NA      0.06        0.26
PFOH     Perpetual Federal Savings         OH       NA      0.33        0.95
         Bank

KELLER &  COMPANY                                                         Page 5
Dublin, Ohio
614-766-1426




                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            MOST RECENT FOUR QUARTERS

General Parameters:

        States: IA IL IN KS KY MI MN MO OH PA TN WI WV
        IPO Date: <= 06/30/04
        Asset size: <= $450,000,000


                                                                     OPERATING PERFORMANCE
                                                        ------------------------------------------------
                                                                          Net     Operating  Noninterest
                                                  Total  Core   Core    Interest  Expenses/    Income/
                                                 Assets  ROAA   ROAE   Margin(2)    Assets     Assets
                                      IPO Date   ($000)  (%)     (%)      (%)        (%)       (%)
                                      --------   ------  ----   ----   ---------  ---------  -----------

      GREENVILLE FEDERAL
       FINANCIAL CORPORATION             -       126,048  0.06   0.10    2.69       3.28        0.87

--------------------------------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR          Prior to           .030-   3.00-   2.00-      2.00-
      INCLUSION IN COMPARABLE GROUP   06/30/04  <450,000  0.80  10.00    3.75       3.75      < 1.50

--------------------------------------------------------------------------------------------------------
LSBI  LSB Financial Corp.         IN  02/03/95   367,379  0.97  11.31    3.32       2.17        0.60
WAYN  Wayne Savings Bancshares    0H  01/09/03   406,589  0.29   2.79    3.04       2.79        0.40
WVFC  WVS Financial Corp.         PA  11/29/93   421,044   NA     NA     1.49       0.86         NA
--------------------------------------------------------------------------------------------------------
ASBI  Ameriana Bancorp            IN  03/02/87   428,705  0.48   5.26    2.77       3.48        0.95
--------------------------------------------------------------------------------------------------------
FCAP  First Capital Inc.          IN  01/04/99   438,420  0.82   8.24    3.31       2.39        0.66
--------------------------------------------------------------------------------------------------------




                                            ASSET QUALITY (1)
                                       --------------------------

                                        NPA/     REO/   Reserves/
                                       Assets   Assets   Assets
                                        (%)      (%)       (%)
                                       ------   ------  ---------

      GREENVILLE FEDERAL
       FINANCIAL CORPORATION           0.36      0.06      0.47

-----------------------------------------------------------------
      DEFINED PARAMETERS FOR
      INCLUSION IN COMPARABLE GROUP  < 1.25    < 0.25   > 0.30

-----------------------------------------------------------------
LSBI  LSB Financial Corp.              2.34      0.30     0.62
WAYN  Wayne Savings Bancshares         0.34      0.01     0.34
WVFC  WVS Financial Corp.               NA       0.00     0.29
-----------------------------------------------------------------
ASBI  Ameriana Bancorp                 1.22      0.11     0.79
-----------------------------------------------------------------
FCAP  First Capital Inc.                NA       0.20     0.48
-----------------------------------------------------------------


(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
(2) Based on average interest-earning assets.

                                                                      EXHIBIT 40

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS

                                                                      Cash &
                                                            Total    Invest./    MBS/
                                                            Assets    Assets    Assets
                                               IPO Date     ($000)     (%)       (%)
                                               --------    -------   -------   -------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                   -        126,048     29.74      1.38

         --------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                Prior to
         INCLUSION IN COMPARABLE GROUP         06/30/04   <450,000   < 40.00   < 15.00
         --------------------------------------------------------------------------------
CIBI     Community Investors Bancorp    OH     02/07/95    122,762     16.12      0.64
PSFC     Peoples-Sidney Financial Corp. OH     04/28/97    136,114      9.00      0.00
FFDF     FFD Financial Corp.            OH     04/03/96    148,559      8.68      0.48
HCFC     Home City Financial Corp.      OH     12/30/96    150,847      7.33      1.03
FBTC     First BancTrust Corp.          IL     04/19/01    234,089     25.66     14.35
FBSI     First Bancshares Inc.          MO     12/22/93    244,041     23.42      4.68
PFED     Park Bancorp Inc.              IL     08/12/96    257,025     16.96     13.43
FFHS     First Franklin Corp.           OH     01/26/88    271,632     10.61      4.61
FBEI     First Bancorp of Indiana Inc.  IN     04/07/99    277,368     21.64     14.01
ASBI     Ameriana Bancorp               IN     03/02/87    428,705     32.50     13.21


                                      AVERAGE              227,114     17.19      6.64
                                       MEDIAN              239,065     16.54      4.65
                                         HIGH              428,705     32.50     14.35
                                          LOW              122,762      7.33      0.00

                                                                     Total
                                               1-4 Fam.  Total Net Net Loans  Borrowed
                                                Loans/     Loans/    & MBS/    Funds/     Equity/
                                                Assets     Assets    Assets    Assets     Assets
                                                  (%)        (%)      (%)       (%)        (%)
                                               --------   --------   -------   -------     ------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                  51.62      62.03     63.41     25.58      10.84

         ----------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                 20.00-     50.00-    60.00-                 7.00-
         INCLUSION IN COMPARABLE GROUP           70.00      90.00     90.00   < 40.00       15.00
         ----------------------------------------------------------------------------------------
CIBI     Community Investors Bancorp    OH       61.47      80.31     80.94     20.96       10.60
PSFC     Peoples-Sidney Financial Corp. OH       67.74      88.67     88.67     22.83       12.97
FFDF     FFD Financial Corp.            OH       38.30      88.51     89.00     12.04       11.71
HCFC     Home City Financial Corp.      OH       45.37      86.56     87.59     22.79        8.64
FBTC     First BancTrust Corp.          IL       20.33      55.23     69.58     19.94       11.37
FBSI     First Bancshares Inc.          MO       35.32      64.80     69.49     11.91       10.99
PFED     Park Bancorp Inc.              IL       35.66      63.85     77.27     24.50       11.91
FFHS     First Franklin Corp.           OH       53.02      80.27     84.88     10.18        9.04
FBEI     First Bancorp of Indiana Inc.  IN       30.40      55.72     69.73     16.22       10.79
ASBI     Ameriana Bancorp               IN       20.80      45.62     58.82     11.05        9.09


                                      AVERAGE    40.84      70.95     77.60     17.24       10.71
                                       MEDIAN    36.98      72.53     79.11     18.08       10.89
                                         HIGH    67.74      88.67     89.00     24.50       12.97
                                          LOW    20.33      45.62     58.82     10.18        8.64

                                                                      EXHIBIT 41

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                           MOST RECENT FOUR QUARTERS


                                                                         OPERATING PERFORMANCE
                                                                     ------------------------------
                                                                                            Net
                                                           Total      Core      Core      Interest
                                                           Assets     ROAA      ROAE      Margin(2)
                                               IPO Date    ($000)      (%)       (%)        (%)
                                               --------   --------   -------   -------    ---------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                   -        126,048      0.06      0.10       2.69
         ------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                Prior to                .030-     3.00-      2.00-
         INCLUSION IN COMPARABLE GROUP         06/30/04   <450,000      0.80     10.00      3.75
         ------------------------------------------------------------------------------------------
CIBI     Community Investors Bancorp    OH     02/07/95    122,762      0.74      6.77       3.39
PSFC     Peoples-Sidney Financial Corp. OH     04/28/97    136,114      0.74      5.71       3.44
FFDF     FFD Financial Corp.            OH     04/03/96    148,559      0.63      5.14       3.40
HCFC     Home City Financial Corp.      OH     12/30/96    150,847      0.33      4.06       3.10
FBTC     First BancTrust Corp.          IL     04/19/01    234,089      0.56      4.70       3.51
FBSI     First Bancshares Inc.          MO     12/22/93    244,041      0.51      4.71       3.46
PFED     Park Bancorp Inc.              IL     08/12/96    257,025      0.45      3.95       3.18
FFHS     First Franklin Corp.           OH     01/26/88    271,632      0.18      2.06       2.36
FBEI     First Bancorp of Indiana Inc.  IN     04/07/99    277,368      0.55      5.19       2.97
ASBI     Ameriana Bancorp               IN     03/02/87    428,705      0.48      5.26       2.77


                                    AVERAGE                227,114      0.52      4.76       3.16
                                     MEDIAN                239,065      0.53      4.93       3.29
                                       HIGH                428,705      0.74      6.77       3.51
                                        LOW                122,762      0.18      2.06       2.36

                                               OPERATING PERFORMANCE      ASSET QUALITY(1)
                                             -----------------------  ---------------------------
                                               Operating Noninterest
                                               Expenses/   Income/      NPA/     REO/   Reserved/
                                                Assets     Assets      Assets   Assets   Assets
                                                  (%)        (%)        (%)      (%)      (%)
                                               --------- -----------   ------   ------  ---------
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                   3.28       0.87       0.36     0.06      0.47
         ----------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                   2.00
         INCLUSION IN COMPARABLE GROUP            3.75      <1.50      <1.25    <0.25     >0.30
         ----------------------------------------------------------------------------------------
CIBI     Community Investors Bancorp    OH        2.49       0.45       0.90     0.16      0.52
PSFC     Peoples-Sidney Financial Corp. OH        2.25       0.10       0.95     0.00      0.59
FFDF     FFD Financial Corp.            OH        2.74       0.62       0.41     0.00      0.50
HCFC     Home City Financial Corp.      OH        2.20       0.15       0.18     0.11      0.85
FBTC     First BancTrust Corp.          IL        3.75       1.43       1.00     0.02      1.01
FBSI     First Bancshares Inc.          MO        2.89       1.19       0.68     0.17      0.49
PFED     Park Bancorp Inc.              IL        2.28       0.30       0.98     0.03      0.53
FFHS     First Franklin Corp.           OH        2.23       0.39       1.21     0.00      0.60
FBEI     First Bancorp of Indiana Inc.  IN        2.36       0.60       0.64     0.00      0.40
ASBI     Ameriana Bancorp               IN        3.48       0.95       1.22     0.11      0.79


                                    AVERAGE       2.67       0.62       0.82     0.06      0.63
                                     MEDIAN       2.43       0.53       0.93     0.03      0.56
                                       HIGH       3.75       1.43       1.22     0.17      1.01
                                        LOW       2.20       0.10       0.18     0.00      0.40

(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

(2)      Based on average interest-earning assets.

                                                                      EXHIBIT 42

KELLER & COMPANY
Dublin, Ohio
614-766-1426

           COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

                                                                         Number              Conversion
                                                                           of                  (IPO)
                                                                        Offices   Exchange      Date
                                                                       ---------  --------   ----------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION               Greenville      OH           2         -           -


COMPARABLE GROUP
ASBI     Ameriana Bancorp                     New Castle      IN          10       NASDAQ     03/02/87
CIBI     Community Investors Bancorp, Inc.    Bucyrus         OH           4       NASDAQ     02/07/95
FFDF     FFD Financial Corporation            Dover           OH           3       NASDAQ     04/03/96
FBEI     First Bancorp of Indiana, Inc.       Evansville      IN           7       NASDAQ     04/07/99
FBSI     First Bancshares, Inc.               Mountain Grove  MO          10       NASDAQ     12/22/93
FBTC     First BancTrust Corporation          Paris           IL           4       NASDAQ     04/19/01
FFHS     First Franklin Corporation           Cincinnati      OH           8       NASDAQ     01/26/88
HCFC     Home City Financial Corporation      Springfield     OH           2       NASDAQ     12/30/96
PFED     Park Bancorp, Inc.                   Chicago         IL           4       NASDAQ     08/12/96
PSFC     Peoples-Sidney Financial Corporation Sidney          OH           4       NASDAQ     04/28/97

         Average                                                          5.6
         Median                                                           4.0
         High                                                            10.0
         Low                                                              2.0

                                                                                           Most Recent Quarter
                                                                       -----------------------------------------------------------
                                                                                     Int.      Total   Goodwill
                                                                         Total    Earnings      Net      and      Total     Total
                                                                        Assets     Assets      Loans    Intang.  Deposits  Equity
                                                                        ($000)     ($000)      ($000)   ($000)    ($000)   ($000)
                                                                       ---------  --------   --------  --------  --------  -------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION               Greenville      OH        126,048    121,291     78,189         0    78,898   13,659

COMPARABLE GROUP
ASBI     Ameriana Bancorp                     New Castle      IN        428,705    386,328    195,558       564   335,869   38,969
CIBI     Community Investors Bancorp, Inc.    Bucyrus         OH        122,762    116,321     98,585         0    83,520   13,007
FFDF     FFD Financial Corporation            Dover           OH        148,559    131,848    131,493         0   111,495   17,402
FBEI     First Bancorp of Indiana, Inc.       Evansville      IN        277,368    262,934    154,546     1,949   195,733   29,921
FBSI     First Bancshares, Inc.               Mountain Grove  MO        244,041    227,557    158,143       413   187,143   26,817
FBTC     First BancTrust Corporation          Paris           IL        234,089    210,913    129,276         0   159,313   26,610
FFHS     First Franklin Corporation           Cincinnati      OH        271,632    255,515    218,027         0   218,024   24,544
HCFC     Home City Financial Corporation      Springfield     OH        150,847    142,169    130,572       263   102,344   13,038
PFED     Park Bancorp, Inc.                   Chicago         IL        257,025    231,040    164,101         0   159,825   30,607
PSFC     Peoples-Sidney Financial Corporation Sidney          OH        136,114    130,756    120,694         0    87,109   17,651

         Average                                                        227,114    209,538    150,100       319   164,038   23,857
         Median                                                         239,065    219,235    143,020         0   159,569   25,577
         High                                                           428,705    386,328    218,027     1,949   335,869   38,969
         Low                                                            122,762    116,321     98,585         0    83,520   13,007

                                                                      EXHIBIT 43

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                  BALANCE SHEET
                    ASSET COMPOSITION - MOST RECENT QUARTER



                                                                       As a Percent of Total Assets
                                            --------------------------------------------------------------------------
                                                                                                     Real
                                             Total      Cash &                 Net     Loan Loss    Estate    Goodwill
                                             Assets     Invest.      MBS      Loans     Reserves    Owned     & Intang.
                                             ($000)     ($000)       (%)       (%)        (%)        (%)         (%)
                                            --------   --------   --------   --------   --------   --------   --------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION              126,048      29.74       1.38      62.03       0.47    0.06          0.00

COMPARABLE GROUP
ASBI     Ameriana Bancorp                    428,705      32.50      13.21      45.62       0.79    0.11          0.13
CIBI     Community Investors Bancorp         122,762      16.12       0.64      80.31       0.52    0.16          0.00
FFDF     FFD Financial Corp.                 148,559       8.68       0.48      88.51       0.50    0.00          0.00
FBEI     First Bancorp of Indiana Inc.       277,368      21.64      14.01      55.72       0.40    0.00          0.70
FBSI     First Bancshares Inc.               244,041      23.42       4.68      64.80       0.49    0.17          0.17
FBTC     First BancTrust Corp.               234,089      25.66      14.35      55.23       1.01    0.02          0.00
FFHS     First Franklin Corp.                271,632      10.61       4.61      80.27       0.60    0.00          0.00
HCFC     Home City Financial Corp.           150,847       7.33       1.03      86.56       0.85    0.11          0.17
PFED     Park Bancorp Inc.                   257,025      16.96      13.43      63.85       0.53    0.03          0.00
PSFC     Peoples-Sidney Financial Corp.      136,114       9.00       0.00      88.67       0.59    0.00          0.00


         Average                             227,114      17.19       6.64      70.95       0.63    0.06          0.12
         Median                              239,065      16.54       4.65      72.53       0.56    0.03          0.00
         High                                428,705      32.50      14.35      88.67       1.01    0.17          0.70
         Low                                 122,762       7.33       0.00      45.62       0.40    0.00          0.00

ALL THRIFTS (219)
         Average                           4,108,390      13.52      11.44      70.14       0.62    0.12          0.79

MIDWEST THRIFTS (94)
         Average                           1,037,752      13.48       8.36      73.04       0.64    0.16          0.52

OHIO THRIFTS (21)
         Average                           6,760,445       7.45       3.96      82.36       0.87    0.05          1.65


                                                                             Interest   Interest   Capitalized
                                              Other    High Risk  Non-Perf.   Earning   Bearing       Loan
                                             Assets   R.E. Loans   Assets     Assets   Liabilities  Servicing
                                               (%)       (%)        (%)         (%)        (%)        (%)
                                            --------   --------   --------   --------   --------   -----------

SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                 6.79       6.10       0.36      96.23      88.17         0.00

COMPARABLE GROUP
ASBI     Ameriana Bancorp                       8.19      21.42       1.22      87.81      83.60         0.27
CIBI     Community Investors Bancorp            2.77       8.00       0.90      95.37      88.41         0.00
FFDF     FFD Financial Corp.                    2.11      30.29       0.41      90.02      81.26         0.00
FBEI     First Bancorp of Indiana Inc.          4.71       5.35       0.64      93.45      87.09         0.00
FBSI     First Bancshares Inc.                  6.92      22.68       0.68      96.89      95.18         0.00
FBTC     First BancTrust Corp.                  4.45      15.92       1.00      89.53      77.55         0.26
FFHS     First Franklin Corp.                   4.31      19.68       1.21      96.25      91.59         0.14
HCFC     Home City Financial Corp.              4.88      29.33       0.18      97.17      89.47         0.00
PFED     Park Bancorp Inc.                      5.73      22.62       0.98      98.94      91.69         0.00
PSFC     Peoples-Sidney Financial Corp.         2.33      14.19       0.95      99.10      87.93         0.00


         Average                                4.64      18.95       0.82      94.45      87.38         0.07
         Median                                 4.58      20.55       0.93      95.81      88.17         0.00
         High                                   8.19      30.29       1.22      99.10      95.18         0.27
         Low                                    2.11       5.35       0.18      87.81      77.55         0.00

ALL THRIFTS (219)
         Average                                3.95      23.01       0.66      91.35      80.94         0.16

MIDWEST THRIFTS (94)
         Average                                4.33      21.75       1.09      93.31      84.79         0.15

OHIO THRIFTS (21)
         Average                                4.36      34.25       0.63      91.55      85.08         0.17


                                                                      EXHIBIT 44

KELLER & COMPANY
Dublin, Ohio
614-766-1426



                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER



                                                                       As a Percent of Total Assets
                                            --------------------------------------------------------------------------

                                             Total      Total      Total      Total       Other    Preferred  Common
                                             Assets     Equity    Deposits  Borrowings Liabilities  Equity    Equity
                                             ($000)     ($000)      (%)        (%)         (%)        (%)       (%)
                                            --------   --------   --------   --------   --------   --------  ---------



SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION              112,389     13,659      62.59      25.58       0.99         0.00     0.00

COMPARABLE GROUP
ASBI     Ameriana Bancorp                    389,736     38,969      78.35      11.05       1.51         0.00     9.09
CIBI     Community Investors Bancorp         109,755     13,007      68.03      20.96       0.41         0.00    10.60
FFDF     FFD Financial Corp.                 131,157     17,402      75.05      12.04       1.20         0.00    11.71
FBEI     First Bancorp of Indiana Inc.       247,447     29,921      70.57      16.22       2.42         0.00    10.79
FBSI     First Bancshares Inc.               217,224     26,817      76.69      11.91       0.41         0.00    10.99
FBTC     First BancTrust Corp.               207,479     26,610      68.06      19.94       0.63         0.00    11.37
FFHS     First Franklin Corp.                246,659     24,544      80.26      10.18       0.36         0.00     9.04
HCFC     Home City Financial Corp.           137,809     13,038      67.85      22.79       0.73         0.00     8.64
PFED     Park Bancorp Inc.                   226,418     30,607      62.18      24.50       1.41         0.00    11.91
PSFC     Peoples-Sidney Financial Corp.      118,463     17,651      64.00      22.83       0.21         0.00    12.97

         Average                             203,215     23,857      71.10      17.24       0.93         0.00    10.71
         Median                              212,352     25,577      69.31      18.08       0.68         0.00    10.89
         High                                389,736     38,969      80.26      24.50       2.42         0.00    12.97
         LOW                                 109,755     13,007      62.18      10.18       0.21         0.00     8.64

ALL THRIFTS (219)
         Average                           3,752,595    350,906      55.63      34.17       1.48         0.00     8.54

MIDWEST THRIFTS (94)
         Average                             947,907     89,691      63.47      25.86       2.01         0.00     8.64

OHIO THRIFTS (21)
         Average                           6,237,943    522,502      61.32      29.75       1.20         0.00     7.73




                                                                       As a Percent of Total Assets
                                            --------------------------------------------------------------------------
                                            FASB 115                                                 Reg.       Reg.
                                           Unrealized  Retained     Total    Tangible    Tier 1    Tangible  Risk-Based
                                           Gain(Loss)  Earnings    Equity     Equity    Capital    Capital    Capital
                                             (%)         (%)        (%)        (%)        (%)        (%)        (%)
                                            --------   --------   --------   --------   --------   --------  ---------



SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                (0.16)     11.00      10.84      11.00      10.93      10.93      21.61

COMPARABLE GROUP
ASBI     Ameriana Bancorp                       0.02       8.15       9.09       8.97       8.52       8.50      15.23
CIBI     Community Investors Bancorp           (0.12)      6.54      10.60      10.60      10.53      10.53      19.53
FFDF     FFD Financial Corp.                    0.00       6.93      11.71      11.71      11.09      11.10      16.67
FBEI     First Bancorp of Indiana Inc.          0.00       6.10      10.79      10.16       9.65       9.76      13.01
FBSI     First Bancshares Inc.                  0.00       6.89      10.99      10.84       9.67       9.80      16.20
FBTC     First BancTrust Corp.                 (0.04)      7.92      11.37      11.37      13.92      14.18      23.26
FFHS     First Franklin Corp.                  (0.02)      5.87       9.04       9.04       8.42       8.51      13.32
HCFC     Home City Financial Corp.             (0.12)      5.32       8.64       8.48       8.37       8.40      12.08
PFED     Park Bancorp Inc.                     (0.05)      4.79      11.91      11.91      10.78      10.90      18.07
PSFC     Peoples-Sidney Financial Corp.        (0.07)      5.00      12.97      12.97      11.62      11.60      20.53

         Average                               (0.04)      6.35      10.71      10.61      10.26      10.33      16.79
         Median                                (0.03)      6.32      10.89      10.72      10.10      10.17      16.44
         High                                   0.02       8.15      12.97      12.97      13.92      14.18      23.26
         LOW                                   (0.12)      4.79       8.64       8.48       8.37       8.40      12.08

ALL THRIFTS (219)
         Average                                0.02       4.76      10.24       9.51       9.26       9.35      14.71

MIDWEST THRIFTS (94)
         Average                               (0.02)      4.80      10.29       9.82       9.13       9.36      11.94

OHIO THRIFTS (21)
         Average                                0.00       2.02       8.18       6.64       7.21       7.37       9.88


                                                                      EXHIBIT 45

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                          TRAILING FOUR QUARTERS ($000)



                                                                    Net                   Gain      Total    Goodwill       Net
                                            Interest   Interest   Interest  Provision    (Loss)    Non-Int.  & Intang.   Real Est.
                                             Income     Expense    Income    for Loss   on Sale    Income      Amtz.      Expense
                                            --------   --------   --------   --------   --------   --------  ---------   ---------
SUBJECT

         GREENVILLE FEDERAL
         FINANCIAL CORPORATION                 6,245      2,977      3,268        180        353      1,092          0           0

COMPARABLE GROUP
ASBI     Ameriana Bancorp                     18,751      8,611     10,140     (2,840)         0      4,055          0          63
CIBI     Community Investors Bancorp           6,359      2,404      3,955        129        814        557          0           0
FFDF     FFD Financial Corp.                   7,073      2,520      4,553         11         83        588          0           0
FBEI     First Bancorp of Indiana Inc.        13,700      6,003      7,697        360        493      1,678         76           0
FBSI     First Bancshares Inc.                13,265      5,091      8,174      2,333        404      2,900         68           0
FBTC     First BancTrust Corp.                11,997      4,512      7,485        441      1,810      3,166          0          64
FFHS     First Franklin Corp.                 13,674      7,543      6,131        362          0        994          0           0
HCFC     Home City Financial Corp.             8,940      4,344      4,596        655        213        231         32           0
PFED     Park Bancorp Inc.                    13,511      5,578      7,933        816          0        644          0           0
PSFC     Peoples-Sidney Financial Corp.        7,734      3,156      4,578         82         23        131          0          24

         Average                              11,500      4,976      6,524        235        384      1,494         18          15
         Median                               12,631      4,802      6,808        361        148        819          0           0
         High                                 18,751      8,611     10,140      2,333      1,810      4,055         76          64
         Low                                   6,359      2,404      3,955     (2,840)         0        131          0           0

ALL THRIFTS (219)
         Average                             185,378     79,776    104,639      3,316     13,709     48,536      1,121          62

MIDWEST THRIFTS (94)
         Average                              51,745     23,469     27,989      1,538     10,707      9,115        272          78

OHIO THRIFTS (21)
         Average                             355,195    182,409    172,787     12,001        147     46,952      4,480       1,721



                                                                    Net                 Net Inc.
                                             Total       Non-      Income                Before
                                            Non-Int.   Recurring   Before     Income    Extraord.  Extraord.    Net        Core
                                            Expense     Expense    Taxes      Taxes      Items       Items    Income      Income
                                            --------   --------   --------   --------   --------   --------  ---------   ---------
SUBJECT

         GREENVILLE FEDERAL
         FINANCIAL CORPORATION                 4,141          0         39        (32)        71          0         71         127

COMPARABLE GROUP
ASBI     Ameriana Bancorp                     14,991         60      1,984        (26)     2,010          0      2,010       2,049
CIBI     Community Investors Bancorp           3,025          0      1,381        468        913          0        913         898
FFDF     FFD Financial Corp.                   3,814          0      1,645        559      1,086          0      1,086         872
FBEI     First Bancorp of Indiana Inc.         6,586          0      2,429        897      1,532          0      1,532       1,532
FBSI     First Bancshares Inc.                 7,415          0      1,333         16      1,317          0      1,317       1,312
FBTC     First BancTrust Corp.                 8,520          0      1,861        480      1,381          0      1,381       1,270
FFHS     First Franklin Corp.                  6,098          0      1,347        407        940          0        940         497
HCFC     Home City Financial Corp.             3,417          0      1,085        355        730          0        730         516
PFED     Park Bancorp Inc.                     6,088          0      2,875        881      1,994          0      1,994       1,213
PSFC     Peoples-Sidney Financial Corp.        3,052          0      1,574        572      1,002          0      1,002       1,002

         Average                               6,301          6      1,751        461      1,291          0      1,291       1,116
         Median                                6,093          0      1,610        474      1,202          0      1,202       1,108
         High                                 14,991         60      2,875        897      2,010          0      2,010       2,049
         Low                                   3,025          0      1,085        (26)       730          0        730         497

ALL THRIFTS (219)
         Average                              83,795        599     65,196     23,654     40,669          4     40,673      41,932

MIDWEST THRIFTS (94)
         Average                              23,781        317     11,038      3,783      7,255          6      7,261       7,920

OHIO THRIFTS (21)
         Average                             165,763      5,617     15,105      1,348     13,757          0     13,757      31,223



                                                                      EXHIBIT 46

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                       AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS



                                                                    Net                   Gain      Total    Goodwill       Net
                                            Interest   Interest   Interest  Provision    (Loss)    Non-Int.  & Intang.   Real Est.
                                             Income     Expense    Income    for Loss   on Sale    Income      Amtz.      Expense
                                              (%)         (%)       (%)        (%)        (%)        (%)       (%)          (%)
                                            --------   --------   --------   --------   --------   --------  ---------   ---------
SUBJECT
         GREENVILLE FEDERAL
         FINANCIAL CORPORATION                  4.95       2.36       2.59       0.14       0.28       0.87       0.00        0.00

COMPARABLE GROUP
ASBI     Ameriana Bancorp                       4.35       2.00       2.35      (0.66)      0.00       0.95       0.00        0.01
CIBI     Community Investors Bancorp            5.24       1.98       3.26       0.11       0.00       0.45       0.00        0.00
FFDF     FFD Financial Corp.                    5.08       1.81       3.27       0.01       0.24       0.62       0.00        0.00
FBEI     First Bancorp of Indiana Inc.          4.92       2.16       2.76       0.13       0.00       0.60       0.03        0.00
FBSI     First Bancshares Inc.                  5.16       1.98       3.18       0.91      (0.00)      1.19       0.03        0.00
FBTC     First BancTrust Corp.                  5.28       1.99       3.30       0.19       0.08       1.43       0.00        0.03
FFHS     First Franklin Corp.                   5.01       2.76       2.24       0.13       0.03       0.39       0.00        0.00
HCFC     Home City Financial Corp.              5.76       2.80       2.96       0.42       0.00       0.15       0.02        0.00
PFED     Park Bancorp Inc.                      5.07       2.09       2.97       0.31       0.05       0.30       0.00        0.00
PSFC     Peoples-Sidney Financial Corp.         5.70       2.33       3.38       0.06       0.00       0.10       0.00        0.02

         Average                                5.16       2.19       2.97       0.16       0.04       0.62       0.01        0.01
         Median                                 5.12       2.04       3.08       0.13       0.00       0.53       0.00        0.00
         High                                   5.76       2.80       3.38       0.91       0.24       1.43       0.03        0.03
         Low                                    4.35       1.81       2.24      (0.66)     (0.00)      0.10       0.00        0.00

ALL THRIFTS (219)
        Average                                 4.68       2.01       2.67       0.08       0.33       1.24       0.03        0.00
MIDWEST THRIFTS (94)
        Average                                 5.04       2.28       2.75       0.15       1.03       0.90       0.03        0.00
OHIO THRIFTS (21)
        Average                                 5.06       2.60       2.46       0.17       0.00       0.67       0.06        0.02

                                                                    Net                 Net Inc.
                                             Total       Non-      Income                Before
                                            Non-Int.   Recurring   Before     Income    Extraord.  Extraord.    Net        Core
                                            Expense     Expense    Taxes      Taxes       Items      Items    Income      Income
                                              (%)         (%)       (%)        (%)         (%)        (%)       (%)         (%)
                                            --------   --------   --------   --------   --------   --------  ---------   ---------
SUBJECT
         GREENVILLE FEDERAL
         FINANCIAL CORPORATION                  3.28       0.00       0.03      (0.03)      0.06       0.00       0.06        0.10

COMPARABLE GROUP
ASBI     Ameriana Bancorp                       3.48       0.01       0.46      (0.01)      0.47       0.00       0.47        0.48
CIBI     Community Investors Bancorp            2.49       0.00       1.14       0.39       0.75       0.00       0.75        0.74
FFDF     FFD Financial Corp.                    2.74       0.00       1.18       0.40       0.78       0.00       0.78        0.63
FBEI     First Bancorp of Indiana Inc.          2.36       0.00       0.87       0.32       0.55       0.00       0.55        0.55
FBSI     First Bancshares Inc.                  2.89       0.00       0.52       0.01       0.51       0.00       0.51        0.51
FBTC     First BancTrust Corp.                  3.75       0.00       0.82       0.21       0.61       0.00       0.61        0.56
FFHS     First Franklin Corp.                   2.23       0.00       0.49       0.15       0.34       0.00       0.34        0.18
HCFC     Home City Financial Corp.              2.20       0.00       0.70       0.23       0.47       0.00       0.47        0.33
PFED     Park Bancorp Inc.                      2.28       0.00       1.08       0.33       0.75       0.00       0.75        0.45
PSFC     Peoples-Sidney Financial Corp.         2.25       0.00       1.16       0.42       0.74       0.00       0.74        0.74

         Average                                2.67       0.00       0.84       0.25       0.60       0.00       0.60        0.52
         Median                                 2.43       0.00       0.85       0.28       0.58       0.00       0.58        0.53
         High                                   3.75       0.01       1.18       0.42       0.78       0.00       0.78        0.74
         Low                                    2.20       0.00       0.46      (0.01)      0.34       0.00       0.34        0.18

ALL THRIFTS (219)
        Average                                 2.13       0.02       1.66       0.60       1.04       0.00       1.04        1.02

MIDWEST THRIFTS (94)
        Average                                 2.34       0.03       1.09       0.37       0.71       0.00       0.71        0.75

OHIO THRIFTS (21)
        Average                                 2.36       0.08       0.22       0.02       0.20       0.00       0.20        0.44

                                                                      EXHIBIT 47

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                       YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS


                                                              Cost of
                                               Yield on         Int.          Net           Net
                                             Int. Earning     Bearing       Interest      Interest
                                                Assets      Liabilities      Spread       Margin*
                                                  (%)           (%)           (%)           (%)
                                             ------------   -----------   -----------   -----------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                      5.14          2.68          2.46          2.69

COMPARABLE GROUP
ASBI    Ameriana Bancorp                             4.67          2.21          2.46          2.77
CIBI    Community Investors Bancorp                  5.47          2.30          3.16          3.39
FFDF    FFD Financial Corp.                          5.39          2.16          3.22          3.40
FBEI    First Bancorp of Indiana Inc.                5.17          2.51          2.67          2.97
FBSI    First Bancshares Inc.                        5.59          2.33          3.26          3.46
FBTC    First BancTrust Corp.                        5.66          2.42          3.24          3.51
FFHS    First Franklin Corp.                         5.20          3.05          2.14          2.36
HCFC    Home City Financial Corp.                    5.94          3.19          2.75          3.10
PFED    Park Bancorp Inc.                            5.34          2.34          3.00          3.18
PSFC    Peoples-Sidney Financial Corp.               5.84          2.73          3.11          3.44

        Average                                      5.43          2.53          2.90          3.16
        Median                                       5.43          2.38          3.05          3.29
        High                                         5.94          3.19          3.26          3.51
        Low                                          4.67          2.16          2.14          2.36

ALL THRIFTS (219)
        Average                                      5.42          2.34          3.08          3.26

MIDWEST THRIFTS (94)
        Average                                      5.42          2.45          2.97          3.19

OHIO THRIFTS (21)
         Average                                     5.41          2.74          2.68          2.98




                                                               Core                        Core
                                                ROAA           ROAA          ROAE          ROAE
                                                 (%)            (%)           (%)           (%)
                                             ------------   -----------   -----------   -----------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                      0.06          0.10          0.52          0.93

COMPARABLE GROUP
ASBI    Ameriana Bancorp                             0.47          0.48          5.16          5.26
CIBI    Community Investors Bancorp                  0.75          0.74          6.89          6.77
FFDF    FFD Financial Corp.                          0.78          0.63          6.40          5.14
FBEI    First Bancorp of Indiana Inc.                0.55          0.55          5.19          5.19
FBSI    First Bancshares Inc.                        0.51          0.51          4.73          4.71
FBTC    First BancTrust Corp.                        0.61          0.56          5.11          4.70
FFHS    First Franklin Corp.                         0.34          0.18          3.89          2.06
HCFC    Home City Financial Corp.                    0.47          0.33          5.75          4.06
PFED    Park Bancorp Inc.                            0.75          0.45          6.50          3.95
PSFC    Peoples-Sidney Financial Corp.               0.74          0.74          5.71          5.71

        Average                                      0.60          0.52          5.53          4.76
        Median                                       0.58          0.53          5.45          4.93
        High                                         0.78          0.74          6.89          6.77
        Low                                          0.34          0.18          3.89          2.06

ALL THRIFTS (219)
        Average                                      1.04          1.02         12.63         12.41

MIDWEST THRIFTS (94)
        Average                                      0.71          0.75          8.14          8.58

OHIO THRIFTS (21)
         Average                                     0.20          0.44          2.64          6.00


*   Based on average interest-earning assets.

                                                                      EXHIBIT 48


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                   DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                            DIVIDENDS
                                            -----------------------------------------
                                                       12 Month              12 Month
                                            12 Month    Common    Current    Dividend
                                            Preferred   Div./     Dividend    Payout
                                            Dividends   Share      Yield      Ratio
                                             ($000)       ($)        (%)       (%)
                                            ---------  --------   --------   --------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                  0.00      0.00       0.00       0.00

COMPARABLE GROUP
ASBI     Ameriana Bancorp                           0      0.64       4.71     101.59
CIBI     Community Investors Bancorp                0      0.37       2.71      44.51
FFDF     FFD Financial Corp.                        0      0.44       2.59      47.83
FBEI     First Bancorp of Indiana Inc.              0      0.60       2.69      61.22
FBSI     First Bancshares Inc.                      0      0.16       0.93      19.28
FBTC     First BancTrust Corp.                      0      0.24       1.86      42.11
FFHS     First Franklin Corp.                       0      0.32       1.91      57.14
HCFC     Home City Financial Corp.                  0      0.44       2.71      49.44
PFED     Park Bancorp Inc.                          0      0.72       2.37      41.86
PSFC     Peoples-Sidney Financial Corp.             0      0.68       4.23      95.77

         Average                                    0      0.46       2.67      56.08
         Median                                     0      0.44       2.64      48.64
         High                                       0      0.72       4.71     101.59
         LOW                                        0      0.16       0.93      19.28

ALL THRIFTS (219)
         Average                                 1.49      0.43       2.00      53.18

MIDWEST THRIFTS (94)
         Average                                 0.83      0.49       2.15      74.57

OHIO THRIFTS (21)
         Average                                 0.00      0.39       1.29      48.10


                                                  RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                            ---------------------------------------------------------------
                                                                    Net
                                            Reserves/  Reserves/ Chargeoffs/ Provisions/            Total
                                              Gross    Non-Perf.  Average       Net     Effective  Assets/
                                              Loans     Assets     Loans     Chargeoffs Tax Rate   Employee
                                               (%)       (%)        (%)         (%)       (%)       ($000)
                                            ---------  --------   --------   ---------  --------   --------
SUBJECT
         GREENVILLE FEDERAL
          FINANCIAL CORPORATION                  0.74    130.53       0.05     439.02         NM      3,601

COMPARABLE GROUP
ASBI     Ameriana Bancorp                        1.71     43.57      -1.61         NM      -1.31      2,820
CIBI     Community Investors Bancorp             0.64     45.71       0.10     132.99      33.89         NA
FFDF     FFD Financial Corp.                     0.57    142.60       0.12      26.30      33.98         NA
FBEI     First Bancorp of Indiana Inc.           0.71    516.77       0.31     126.33      36.93         NA
FBSI     First Bancshares Inc.                   0.75     64.71       0.31      80.31       1.20         NA
FBTC     First BancTrust Corp.                   1.79    101.07       0.24     154.74      25.79         NA
FFHS     First Franklin Corp.                    0.74     32.89       0.09     197.81      30.22      5,030
HCFC     Home City Financial Corp.               0.98    487.12       0.12     406.83      32.72         NA
PFED     Park Bancorp Inc.                       0.83     31.34       0.02         NM      30.64         NA
PSFC     Peoples-Sidney Financial Corp.          0.67     51.37       0.00         NM      36.34         NA

         Average                                 0.94    151.72      -0.03     160.76      26.04      3,925
         Median                                  0.75     58.04       0.11     132.99      31.68      3,925
         High                                    1.79    516.77       0.31     406.83      36.93      5,030
         LOW                                     0.57     31.34      -1.61      26.30      -1.31      2,820

ALL THRIFTS (219)
         Average                                 0.90    202.37       0.15     169.24      30.96      5,215

MIDWEST THRIFTS (94)
         Average                                 0.90    126.82       0.22     181.95      28.39      4,164

OHIO THRIFTS (21)
         Average                                 1.06    151.64       0.19     158.94      37.66         NA

                                                                      EXHIBIT 49

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                       VALUATION ANALYSIS AND CONCLUSIONS

            GREENVILLE FSLA/GREENVILLE FEDERAL FINANCIAL CORPORATION
                     Stock Prices as of September 14, 2005

VALUATION ASSUMPTIONS:                                              Comparable Group         All Thrifts
                                              Symbol      Value      Average   Median     Average    Median
                                            ---------   --------    --------  --------   --------   --------
Post conv. price to earnings                   P/E         47.06      20.91      20.40      19.55      17.10
Post conv. price to book value                 P/B         70.78%    111.26%    113.33%    140.53%    128.81%
Post conv. price to assets                     P/A         17.73%     11.94%     12.28%     13.84%     13.21%
Post conv. price to core earnings              P/E         42.85      26.15      22.89      21.95      17.57
Pre conversion earnings ($)                     Y   $     71,000  For the twelve months ended June 30, 2005
Pre conversion book value ($)                   B   $ 13,659,000  At June 30, 2005
Pre conversion assets ($)                       A   $126,048,000  At June 30, 2005
Pre conversion core earnings ($)                    $    127,000  For the twelve months ended June 30, 2005
Conversion expense ($)                          X   $    903,000
Proceeds not reinvested ($)                     Z   $  1,058,400  ESOP shares.
ESOP borrowings ($)                             E   $  1,058,400
ESOP cost of borrowings, net (%)                S           0.00%
ESOP term of borrowings (yrs.)                  T             10
RRP amount ($)                                  M   $    529,200
RRP expense ($)                                 N   $    105,840
Tax rate (%)                                   TAX         34.00%
Investment rate of return, net (%)              R           2.57%
Investment rate of return, pretax (%)                       3.89%


Formulae to indicate value after conversion:

1. P/E method: Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N)            =           $ 26,908,587
                       -------------------------------------
                                    1-(P/E)R

2. P/B method: Value = P/B (B-X-E-M)                                   =           $ 27,052,501
                       ------------
                          1-P/B

3. P/A method: Value = P/A(A-X)                                        =           $ 26,965,177
                       --------
                        1-P/A


VALUATION CORRELATION AND CONCLUSIONS:

                                        Number of      Price            TOTAL
                                          Shares     Per Share          VALUE
                                        ---------    ---------      -------------
Value - midrange                        2,700,000     $10.00        $  27,000,000

Minimum - 85% of midrange               2,295,000     $10.00        $  22,950,000
Maximum -115% of midrange               3,105,000     $10.00        $  31,050,000
Superrange -115% of maximum             3,570,750     $10.00        $  35,707,500

                                                                      EXHIBIT 50


KELLER & COMPANY
Dublin, Ohio
614-766-1426


             COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                     Stock Prices as of September 14, 2005

                                                 Market Data                                Pricing Ratios
                                  ---------------------------------------  -----------------------------------------------
                                                                    Book              Price/             Price/    Price/
                                   Market      Price/     12 Mo.   Value/   Price/    Book     Price/    Tang.      Core
                                   Value       Share       EPS     Share   Earnings   Value    Assets   Bk. Val.  Earnings
                                    ($M)        ($)        ($)      ($)      (X)       (%)      (%)       (%)       (%)
                                  ---------  ---------  --------  -------  --------  -------  --------  --------  --------
GREENVILLE FEDERAL
 FINANCIAL CORPORATION
        APPRAISED VALUE - MIDPOINT    27.00      10.00      0.21    14.14     47.06    70.78     17.73     70.36     42.85

        Minimum of range              22.95      10.00      0.22    14.98     46.29    66.75     15.49     66.35     41.59
        Maximum of range              31.05      10.00      0.21    13.51     47.59    74.01     19.88     73.64     43.83
        Superrange maximum            35.71      10.00      0.21    12.97     48.09    77.10     22.21     76.76     44.72

ALL THRIFTS (219)
        Average                      571.32      21.06      1.18    15.57     19.55   140.53     13.84    158.42     21.95
        Median                        48.47      17.91      0.98    14.08     17.10   128.81     13.21    139.20     17.57

OHIO THRIFTS (21)
        Average                       73.81      16.72      0.77    14.33     19.09   123.40     13.71    132.69     23.82
        Median                        30.70      16.50      0.79    13.51     17.99   115.76     13.33    127.11     17.72

COMPARABLE GROUP (10)
        Average                       26.71      17.46      0.87    15.80     20.91   111.26     11.94    112.62     26.15
        Median                        27.29      16.50      0.83    14.76     20.40   113.33     12.28    113.33     22.89

COMPARABLE GROUP
ASBI    Ameriana Bancorp              43.00      13.60      0.63    12.35     21.59   110.12     10.01    111.74     21.17
CIBI    Community Investors Bancorp.  14.77      14.00      0.82    12.32     17.07   113.64     12.04    113.64     17.35
FFDF    FFD Financial Corp.           20.23      17.00      0.92    14.69     18.48   115.76     13.56    115.76     23.01
FBEI    First Bancorp of Indiana Inc. 35.63      22.30      0.98    18.73     22.76   119.07     12.84    127.37     22.76
FBSI    First Bancshares Inc.         26.83      17.29      0.83    17.28     20.83   100.06     11.00    101.62     20.91
FBTC    First BancTrust Corp.         31.05      12.90      0.57    11.06     22.63   116.64     13.26    116.64     24.62
FFHS    First Franklin Corp.          27.74      16.75      0.56    14.82     29.91   113.02     10.21    113.02     57.20
HCFC    Home City Financial Corp.     13.58      16.25      0.89    15.60     18.26   104.16      9.00    106.30     25.94
PFED    Park Bancorp Inc.             34.01      30.35      1.72    28.87     17.65   105.13     12.52    105.13     29.08
PSFC    Peoples-Sidney Financial
        Corp.                         20.30      14.17      0.73    12.32     19.96   115.01     14.91    115.01     19.41


                                                 Dividends                      Financial Ratios
                                             ----------------------------  ---------------------------

                                               Div/     Dividend  Payout    Equity/   Core     Core
                                              Share      Yield     Ratio     Assets   ROAA     ROAE
                                               ($)        (%)       (%)       (%)      (%)      (%)
                                             ---------  --------  -------  --------  -------  --------
GREENVILLE FEDERAL
 FINANCIAL CORPORATION
        APPRAISED VALUE - MIDPOINT                0.00      0.00     0.00     25.09     0.41      1.65

        Minimum of range                          0.00      0.00     0.00     23.21     0.37      1.61
        Maximum of range                          0.00      0.00     0.00     26.87     0.45      1.69
        Superrange maximum                        0.00      0.00     0.00     28.80     0.50      1.72

ALL THRIFTS (219)
        Average                                   0.44      2.00    51.09      8.54     1.02     12.42
        Median                                    0.38      2.06    37.91      9.05     0.74      7.24

OHIO THRIFTS (21)
        Average                                   0.46      2.76    80.78     10.97     0.68      6.10
        Median                                    0.44      2.87    50.39     10.60     0.80      6.77

COMPARABLE GROUP (10)
        Average                                   0.46      2.67    56.08     10.71     0.52      4.76
        Median                                    0.44      2.64    48.64     10.89     0.53      4.93

COMPARABLE GROUP
ASBI    Ameriana Bancorp                          0.64      4.71   101.59      9.09     0.48      5.26
CIBI    Community Investors Bancorp.              0.37      2.71    44.51     10.60     0.74      6.77
FFDF    FFD Financial Corp.                       0.44      2.59    47.83     11.71     0.63      5.14
FBEI    First Bancorp of Indiana Inc.             0.60      2.69    61.22     10.79     0.55      5.19
FBSI    First Bancshares Inc.                     0.16      0.93    19.28     10.99     0.51      4.71
FBTC    First BancTrust Corp.                     0.24      1.86    42.11     11.37     0.56      4.70
FFHS    First Franklin Corp.                      0.32      1.91    57.14      9.04     0.18      2.06
HCFC    Home City Financial Corp.                 0.44      2.71    49.44      8.64     0.33      4.06
PFED    Park Bancorp Inc.                         0.72      2.37    41.86     11.91     0.45      3.95
PSFC    Peoples-Sidney Financial
        Corp.                                     0.68      4.23    95.77     12.97     0.74      5.71


                                                                      EXHIBIT 51
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
            Greenville FSLA/Greenville Federal Financial Corporation
                           At the MINIMUM of the Range


1.  GROSS CONVERSION PROCEEDS
    Minimum market value                                            $        10,327,500
                  Less: Estimated conversion expenses                           878,000

    Net conversion proceeds                                         $         9,449,500

2.  GENERATION OF ADDITIONAL INCOME

    Net conversion proceeds                                         $         9,449,500
              Less: Proceeds not invested (1)                                   899,640
    Total conversion proceeds invested                              $         8,549,860

    Investment rate                                                                2.57%

    Earnings increase - return on proceeds invested                 $           219,509
            Less: Estimated cost of ESOP borrowings                                   0
            Less: Amortization of ESOP borrowings, net of taxes                  59,376
            Less: RRP expense, net of taxes                                      59,376

    Net earnings increase                                           $           100,757

3.  COMPARATIVE EARNINGS

                                                                            Regular               Core
                                                                    -------------------          -------
    Before conversion - 12 months ended 06/30/05                    $            71,000          127,000
    Net earnings increase                                                       100,757          100,757
    After conversion                                                $           171,757          227,757



4.  COMPARATIVE NET WORTH (2)                              Total              Tangible
                                                    -----------------      ------------

    Before conversion - 06/30/05                    $      13,659,000        13,866,000
    Conversion proceeds                                     8,100,040         8,100,040
    After conversion                                $      21,759,040        21,966,040

5.  COMPARATIVE NET ASSETS

    Before conversion - 06/30/05                    $     126,048,000
    Conversion proceeds                                     9,449,500
    After conversion                                $     135,497,500



(1) Represents ESOP borrowings.
(2) ESOP borrowings and RRP are omitted from net worth.

                                                                      EXHIBIT 52
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
            Greenville FSLA/Greenville Federal Financial Corporation
                          At the MIDPOINT of the Range



1.  GROSS CONVERSION PROCEEDS

    Midpoint market value                                             $       12,150,000
               Less: Estimated conversion expenses                               903,000

    Net conversion proceeds                                           $       11,247,000

2.  GENERATION OF ADDITIONAL INCOME

    Net conversion proceeds                                           $       11,247,000
               Less: Proceeds not invested  (1)                                1,058,400
    Total conversion proceeds invested                                $       10,188,600

    Investment rate of return                                                       2.57%

    Earnings increase - return on proceeds invested                   $          261,582
               Less: Estimated cost of ESOP borrowings                                 0
               Less: Amortization of ESOP borrowings, net of taxes                69,854
               Less: RRP expense, net of taxes                                    69,854

    Net earnings increase                                             $          121,873

3.  COMPARATIVE EARNINGS

                                                                            Regular                Core
                                                                      ------------------         -------
    Before conversion - 12 months ended 06/30/05                      $           71,000         127,000
    Net earnings increase                                                        121,873         121,873
    After conversion                                                  $          192,873         248,873

4.  COMPARATIVE NET WORTH (2)                               Total           Tangible
                                                     ---------------       ----------

    Before conversion - 06/30/05                     $    13,659,000       13,866,000
    Conversion proceeds                                    9,659,400        9,659,400
    After conversion                                 $    23,318,400       23,525,400

5.  COMPARATIVE NET ASSETS

    Before conversion - 06/30/05                     $   126,048,000
    Conversion proceeds                                   11,247,000
    After conversion                                 $   137,295,000



(1) Represents ESOP borrowings.
(2) ESOP borrowings and RRP are omitted from net worth.

                                                                      EXHIBIT 53
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
            Greenville FSLA/Greenville Federal Financial Corporation


                          At the MAXIMUM of the Range



1.  GROSS CONVERSION PROCEEDS

    Maximum market value                                             $       13,972,500
             Less: Estimated conversion expenses                                928,000

    Net conversion proceeds                                          $       13,044,500

2.  GENERATION OF ADDITIONAL INCOME

    Net conversion proceeds                                          $       13,044,500
             Less: Proceeds not invested (1)                                  1,217,160
    Total conversion proceeds invested                               $       11,827,340

    Investment rate                                                                2.57%

    Earnings increase - return on proceeds invested                  $          303,655
             Less: Estimated cost of ESOP borrowings                                  0
             Less: Amortization of ESOP borrowings, net of taxes                 80,333
             Less: RRP expense, net of taxes                                     80,333

    Net earnings increase                                            $          142,990


3.  COMPARATIVE EARNINGS

                                                                           Regular                 Core
                                                                     ------------------          -------
    Before conversion - 12 months ended 06/30/05                     $           71,000          127,000
    Net earnings increase                                                       142,990          142,990
    After conversion                                                 $          213,990          269,990


4.  COMPARATIVE NET WORTH (2)                             Total              Tangible
                                                    --------------         ------------

    Before conversion - 06/30/05                    $   13,659,000          13,866,000
    Conversion proceeds                                 11,218,760          11,218,760
    After conversion                                $   24,877,760          25,084,760

5.  COMPARATIVE NET ASSETS

    Before conversion - 06/30/05                    $   126,048,000
    Conversion proceeds                                  13,044,500
    After conversion                                $   139,092,500


(1) Represents ESOP borrowings.
(2) ESOP borrowings and RRP are omitted from net worth.

                                                                      EXHIBIT 54
KELLER & COMPANY
Dublin, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
            Greenville FSLA/Greenville Federal Financial Corporation
                           At the MAXIMUM, AS ADJUSTED






1.  GROSS CONVERSION PROCEEDS

    Superrange market value                                               $  16,068,375
             Less: Estimated conversion expenses                                956,000

    Net conversion proceeds                                               $  15,112,375

2.  GENERATION OF ADDITIONAL INCOME

    Net conversion proceeds                                               $  15,112,375
             Less: Proceeds not invested (1)                                  1,399,734
    Total conversion proceeds invested                                    $  13,712,641
    Investment rate                                                                2.57%

    Earnings increase - return on proceeds invested                       $     352,058
             Less: Estimated cost of ESOP borrowings                                  0
             Less: Amortization of ESOP borrowings, net of taxes                 92,382
             Less: RRP expense, net of taxes                                     92,382

    Net earnings increase                                                 $     167,293




3.  COMPARATIVE EARNINGS

                                                                             Regular        Core
                                                                          ------------     -------

    Before conversion - 12 months ended 06/30/05                          $     71,000     127,000
    Net earnings increase                                                      167,293     167,293
    After conversion                                                      $    238,293     294,293


4.  COMPARATIVE NET WORTH (2)                                Total            Tangible
                                                        ---------------      ----------

    Before conversion - 06/30/05                        $    13,659,000      13,866,000
    Conversion proceeds                                      13,012,774      13,012,774
    After conversion                                    $    26,671,774      26,878,774

5.  COMPARATIVE NET ASSETS

    Before conversion - 06/30/05                        $   126,048,000
    Conversion proceeds                                      15,112,375
    After conversion                                    $   141,160,375

(1) Represents ESOP borrowings.
(2) ESOP borrowings and RRP are omitted from net worth.

                                                                      EXHIBIT 55

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT



                                                                                    Premium or (discount)
                                                                                    from comparable group.
                                                                                    ----------------------
                                                         Greenville Federal            Average      Median
                                                         ------------------            -------      ------
MIDPOINT:
  Price/earnings                                                47.06 x                 125.02%     130.75%
  Price/book value                                              70.78 % *               (36.38)%    (37.55)%
  Price/assets                                                  17.73 %                  48.53%      44.36%
  Price/tangible book value                                     70.36 %                 (37.53)%    (37.92)%
  Price/core earnings                                           42.85 x                  63.89%      87.23%

MINIMUM OF RANGE:
  Price/earnings                                                46.29 x                 121.32%     126.95%
  Price/book value                                              66.75 % *               (40.01)%    (41.10)%
  Price/assets                                                  15.49 %                  29.82%      26.17%
  Price/tangible book value                                     66.35 %                 (41.09)%    (41.45)%
  Price/core earnings                                           41.59 x                  59.07%      81.73%

MAXIMUM OF RANGE:
  Price/earnings                                                47.59 x                 127.55%     133.35%
  Price/book value                                              74.01 % *               (33.48)%    (34.70)%
  Price/assets                                                  19.88 %                  66.59%      61.91%
  Price/tangible book value                                     73.64 %                 (34.61)%    (35.02)%
  Price/core earnings                                           43.83 x                  67.64%      91.52%

SUPER MAXIMUM OF RANGE:
  Price/earnings                                                48.09 x                 129.94%     135.79%
  Price/book value                                              77.10 % *               (30.70)%    (31.97)%
  Price/assets                                                  22.21 %                  86.06%      80.83%
  Price/tangible book value                                     76.76 %                 (31.84)%    (32.27)%
  Price/core earnings                                           44.72 x                  71.04%      95.40%



      * Represents pricing ratio associated with primary valuation method.

                                  ALPHABETICAL

                                    EXHIBITS

                                                                       EXHIBIT A

                             KELLER & COMPANY, INC.
                        Financial Institution Consultants



555 Metro Place North                                               614-766-1426
Dublin, Ohio 43017                                            (FAX) 614-766-1459
--------------------------------------------------------------------------------
                              PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 200 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies located in twenty-four states and Washington D.C., extending from Oregon to Massachusetts. KELLER & COMPANY, INC. provides a full range of consulting services, including the preparation of business/strategic plans, market studies, stock valuations, ESOP valuations, de novo charter applications, fairness opinions, incentive compensation plans, etc. Keller also serves as advisor in connection with branch purchase/sale transactions and merger/acquisition transactions. KELLER & COMPANY, INC. is also active in the completion of loan reviews, director and management reviews, compliance policies and responses to regulatory comments.

KELLER & COMPANY, INC. is one of the leading conversion appraisal firms in the U.S. and is on-line for daily bank and thrift pricing data and ratios for every publicly-traded financial institution in the U.S. KELLER & COMPANY, INC. is on-line for financial data and ratios for every bank and thrift in the U.S. Our data base is SNL Financial. KELLER & COMPANY is an affiliate member of numerous trade organizations including American Bankers Association and America's Community Bankers.

Each of the firm's senior consultants has over twenty-four years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading bank consulting firms in the nation.

                            CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over twenty-four years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

                                                                       EXHIBIT B







                                      RB 20
                                  CERTIFICATION



I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)     violation of securities or commodities laws or regulations;

(iii)    violation of depository institution laws or regulations;

(iv)     violation of housing authority laws or regulations;

(v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.


                                          Conversion Appraiser

        September 20, 2005                            /s/ Michael R. Keller
        ------------------                            ---------------------
                Date                                    Michael R. Keller

                                                                       EXHIBIT C




                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

          I, Michael R. Keller, being first duly sworn hereby depose and say that:

          The fee which I received directly from the applicant, Greenville Federal Savings and Loan Association, in the amount of $30,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

         Further, affiant sayeth naught.




                                      /s/ Michael R. Keller
                                      ---------------------
                                       MICHAEL R. KELLER



         Sworn to before me and subscribed in my presence this 20th day of September 2005.

                                        /s/ Janet M. Mohr
                                        -----------------
                                        NOTARY PUBLIC


[SEAL]         JANET M. MOHR
       Notary Public, State of Ohio
           My Commission Expires
                11/04/2007
                ----------